Exhibit 10.3
[EXECUTION COPY]

CREDIT AGREEMENT
dated as of October 22, 2010
among
SIGNAL PEAK ENERGY, LLC,
a Delaware limited liability company,
and
GLOBAL RAIL GROUP, LLC,
a Delaware limited liability company,
as Borrowers,
and
THE LENDERS PARTY HERETO,
and
COBANK, ACB and SOVEREIGN BANK,
as Co-Syndication Agents,
and
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents,
and
UNION BANK, N.A.,
as Administrative Agent and Collateral Agent

UNION BANK, N.A.,
as Sole Lead Arranger and Sole Bookrunner

i

(Continued)

ii

(Continued)

Page

ARTICLE VII Events of Default	49

ARTICLE VIII The Agents	51

ARTICLE IX Miscellaneous

SECTION 9.01. Notices	54
SECTION 9.02. Waivers; Amendments	55
SECTION 9.03. Expenses; Indemnity; Damage Waiver	56
SECTION 9.04. Successors and Assigns	57
SECTION 9.05. Survival	60
SECTION 9.06. Counterparts; Integration; Effectiveness	60
SECTION 9.07. Severability	60
SECTION 9.08. Right of Setoff	61
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	61
SECTION 9.10. WAIVER OF JURY TRIAL	62
SECTION 9.11. Headings	62
SECTION 9.12. Confidentiality	62
SECTION 9.13. Interest Rate Limitation	63
SECTION 9.14 Patriot Act Notice	63

SCHEDULES:

Schedule 2.01 — Commitments
Schedule 3.04 — Sales and Acquisitions
Schedule 3.05 — Properties
Schedule 3.06 — Litigation
Schedule 3.07 — Compliance with Laws
Schedule 3.19 — Insurance
Schedule 3.20 — Hedging Agreements
Schedule 6.02 — Existing Liens

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Pledge Agreement
Exhibit C — Form of Note
Exhibit D — Form of Guaranty
Exhibit E — Form of Borrowing Request

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CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of October 22, 2010, among SIGNAL PEAK ENERGY, LLC, GLOBAL RAIL GROUP, LLC, the LENDERS party hereto and UNION BANK, N.A., as Administrative Agent and as Collateral Agent.
The parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Default Rate” has the meaning assigned to such term in Section 2.10(c).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means Union Bank, in its capacity as administrative agent for the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent and the Collateral Agent.
“Agreement” means this Credit Agreement, dated as of October 22, 2010, by and among the Borrowers, the Lenders party hereto, the Administrative Agent and the Collateral Agent.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the then-applicable Adjusted LIBO Rate for a Eurodollar Loan with an Interest Period of one month (assuming that the first day of such Interest Period was the first day of the calendar month in which such day occurs) plus 1% per annum. Any change in the Alternate Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 3.16(a).
“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated, the Applicable Percentage of each Lender shall equal the ratio of (i) the aggregate outstanding principal amount of all Loans made by such Lender to (ii) the aggregate outstanding principal amount of all Loans (or, if the Loans have been repaid in full, the Applicable Percentages shall equal the Applicable Percentages in effect immediately prior to such repayment).
“Applicable Margin” means, with respect to any Eurodollar Loan or ABR Loan, as the case may be, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Rating as in effect from time to time:

		LEVEL 2	LEVEL 3
	LEVEL 1	Ratings lower than Level 1	Ratings lower than BBB-
	Ratings at least BBB by	but at least BBB- by S&P	by S&P and Baa3 by
BASIS FOR PRICING	S&P or Baa2 by Moody’s.	or Baa3 by Moody’s.	Moody’s.
Applicable Margin for Eurodollar Loans	2.00%	2.25%	3.00%
Applicable Margin for ABR Loans	1.00%	1.25%	2.00%
For purposes of the foregoing, (i) if there is a difference of one level in Ratings of S&P and Moody’s and the higher of such Ratings falls in Level 1 or Level 2, then the higher Rating will be used to determine the Applicable Margin, and (ii) if there is a difference of more than one level in Ratings of S&P and Moody’s, the Rating that is one level above the lower of such Ratings will be used to determine the Applicable Margin, unless the lower of such Ratings falls in Level 3, in which case the lower of such Ratings will be used to determine the Applicable Margin. If there is only one Rating, such Rating shall be used to determine the Applicable Margin.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender or (b) an Affiliate of a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Boich” means Boich Companies, LLC, a Delaware limited liability company.

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“Borrowers” means, collectively, SPE and RailCo, and each individually, a “Borrower”.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrowers for the Initial Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit E.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles, California or New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Call Option” has the meaning assigned thereto in the Guaranty by and between FirstEnergy and the Administrative Agent.
“Capital Lease” means any lease of real or personal property, the obligations under which lease to pay rent or other amounts are required to be capitalized under GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, to the extent that such request, guideline or directive sets forth any new or modified policy, interpretation, request, guideline or directive as compared to any applicable requests, guidelines or directives made or issued by such Governmental Authority on or before the date of this Agreement.
“Charges” has the meaning assigned to such term in Section 9.13.
“Closing Distribution” has the meaning assigned to such term in Section 5.08.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all “Collateral”, as defined in any applicable Security Document.
“Collateral Agent” means Union Bank, in its capacity as collateral agent for the Lenders.

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“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Exposure hereunder, as set forth on Schedule 2.01. The aggregate amount of the Lenders’ Commitments is $350,000,000.
“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“dollars” or “$” refers to lawful money of the United States of America.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Environmental Laws” means any and all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material, or to human health and safety, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with either Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 and 303 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by either Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by either Borrower or any ERISA Affiliate from the PBGC of any notice of its intent to institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the providing of notice by a plan administrator of the intent to terminate any Plan under Section 4041 of ERISA; (f) the incurrence by either Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by either Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from either Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of either Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which such Taxes would not be imposed in the absence of activities by such Lender in such jurisdiction unrelated to the transactions contemplated by the Loan Documents, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender, (d) any withholding Taxes attributable to a Lender’s or the Administrative Agent’s failure or inability to comply with Section 2.14(d), or to the extent the documentation provided pursuant to such Section does not establish a complete exemption from withholding Taxes, other than, in each case described in (c) or (d), as a result of a Change in Law that occurred after the date that such Lender or the Administrative Agent became a party to this Agreement and that (i) rendered such Lender or the Administrative Agent no longer legally entitled to deliver the form or forms required pursuant to such Section, (ii) rendered such Lender or the Administrative Agent ineligible for a complete exemption from U.S. federal withholding or backup withholding Tax, or (iii) rendered the information or the certifications made in such form or forms untrue or inaccurate in a material respect.

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“Executive Order” has the meaning assigned to such term in Section 3.16(a).
“Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s Loans at such time.
“Extraction Charge Agreement” means that certain Extraction Charge Agreement, dated July 16, 2008, between SPE and WMB Marketing Ventures, LLC.
“Fair Value” means, with respect to any Property owned by either Borrower, the fair market value thereof as determined from time to time by the members (or the Board of Directors or any corresponding body, or a duly constituted committee thereof) of such Borrower in good faith.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended and any successor statute thereto.
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” has the meaning assigned to that term in Section 2.09(a).
“FE Indebtedness” has the meaning assigned to the term “Indebtedness” set forth in Section 1.01 of the FirstEnergy Credit Agreement as in effect on the date hereof (and as such term may hereafter be amended from time to time, but only to the extent that the effect of any such amendment on the Loan Documents has been consented to in accordance with Section 9.02).
“Final Maturity Date” means the second anniversary of the Effective Date.
“Financial Officer” means, with respect to either Borrower, the chief financial officer, principal accounting officer, treasurer or controller of such Borrower.
“FirstEnergy” means FirstEnergy Corp., an Ohio corporation.
“FirstEnergy Credit Agreement” has the meaning assigned to that term in the Guaranty.

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“FirstEnergy Ventures” means FirstEnergy Ventures Corp., an Ohio corporation.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fund” means any Person (other than (i) a natural person and (ii) a hedge fund) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States of America.
“Global Mining Group” means Global Mining Group, LLC, a Delaware limited liability company.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or NAFTA Binational Panel).
“Granting Lender” has the meaning assigned to such term in Section 9.04(h).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease Property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, FirstEnergy, Global Mining Group, WMB and WMB II.
“Guaranty” means the Guaranty Agreement in the form of Exhibit D, to be executed and delivered by each Guarantor.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes, regulated pursuant to any Environmental Law.
“Hedging Agreement” means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction (including, without limitation, commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities).
“Indebtedness” means, for any Person, at any date of determination, without duplication, all (i) secured or unsecured indebtedness of such Person for borrowed money or obligations of such Person for the deferred purchase price of property or services or obligations of such Person evidenced by notes, bonds, debentures or other instruments, (ii) Capital Lease Obligations of such Person, (iii) obligations secured by any Lien existing on any Property owned or held by such Person, whether or not such Person has assumed or become liable for the obligations secured thereby, (iv) obligations of such Person in respect of letters of credit, bankers’ acceptances, surety bonds, performance bonds and similar extensions of credit and obligations (other than any such obligation in support of other Indebtedness already included in this definition), including, without duplication of the foregoing, reimbursement obligations of such Person in respect thereof, (v) obligations of such Person under any Hedging Agreements (the amount of any such obligation to be the amount that is or would be payable upon settlement, liquidation, termination or acceleration thereof, giving effect to any netting agreements), and (vi) obligations of such Person under Guarantees in respect of, and obligations of such Person otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Initial Borrowing” has the meaning assigned to such term in Section 2.02(a).
“Interest Election Request” means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

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“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (which initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing) and ending on the corresponding day of the week that is one, two or three weeks thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrowers may elect; provided, that (i) if any such Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any such Interest Period of one, two, three or six months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Lead Arranger” means Union Bank, as Sole Lead Arranger and Sole Bookrunner for the credit facilities established by this Agreement.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 9.04, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum at which dollar deposits for loans of similar size to such Eurodollar Borrowing and for a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at approximately 12:00 noon, London time, on the date that is two Business Days prior to the beginning of such Interest Period.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

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“Loan Documents” means this Agreement, each Note, the Fee Letter, each Security Document, the Guaranty, each Specified Hedge Agreement, and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.
“Loan Parties” means the Borrowers and the Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“MarketCo” means Global Coal Sales Group, LLC, a Delaware limited liability company.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition, assets, operations or business of the Loan Parties taken as a whole, (b) the ability of the Loan Parties to perform any of their material obligations under any Loan Document or (c) the rights of or benefits available to any Agent or the Lenders under any Loan Document.
“Material Indebtedness” means (a) Indebtedness (other than the Loans) of any Loan Party (other than FirstEnergy) in an aggregate principal amount exceeding $15,000,000 and (b) FE Indebtedness of FirstEnergy or any of its Significant Subsidiaries in an aggregate principal amount exceeding $50,000,000.
“Maximum Rate” has the meaning assigned to such term in Section 9.13.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Notes” means, collectively, the promissory notes delivered pursuant to Section 2.07(e), together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.
“Obligations” means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement and the other Loan Documents.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

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“Participant” has the meaning assigned to such term in Section 9.04(e).
“Patriot Act” has the meaning assigned to such term in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for taxes, assessments or other governmental charges which are not yet due and payable or are being contested in compliance with Section 5.04;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) deposits to secure the performance of bids, trade contracts, leases (other than Capital Leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (but not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property);
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;
(f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrowers, provided that such Liens do not, in the aggregate, materially detract from the value of the Property subject to any such leases, subleases, easements, rights-of-way, restrictions or other similar charges or encumbrances;
(g) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(h) Liens existing on the Effective Date and described in Schedule 6.02; and
(i) Liens created pursuant to the Security Documents.

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“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 12 months from the date of acquisition thereof;
(b) investments in commercial paper maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 or P-1 from S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 12 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a), (b) or (c) above and entered into with a financial institution satisfying the criteria described in clause (c) above or a securities dealer of nationally recognized standing; and
(e) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (d) above.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, and in respect of which either Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pledge Agreement” means the Pledge and Security Agreement in the form of Exhibit B, to be executed and delivered by the Pledgors.
“Pledgors” means, collectively, FirstEnergy Ventures, WMB II and Global Mining Group.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, moveable or immoveable, tangible or intangible, including without limitation cash, securities, accounts and contract rights.

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“Qualified Counterparty” means, with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender.
“RailCo” means Global Rail Group, LLC, a Delaware limited liability company.
“RailCo Credit Agreement” means that certain Credit Agreement, dated as of November 17, 2008, among RailCo, the lenders from time to time party thereto, and Union Bank (formerly known as Union Bank of California, N.A.), as administrative agent and collateral agent.
“Rating” means a rating issued by S&P and/or Moody’s with respect to FirstEnergy’s senior unsecured debt (without credit enhancement or a third person guarantee); provided that if there is no such rating, “Rating” shall mean the rating(s) one level below the rating assigned by S&P and/or Moody’s to FirstEnergy’s senior secured debt.
“Reference Rate” means the variable rate of interest per annum established by Union Bank from time to time as its “reference rate”. Such “reference rate” is set by Union Bank as a general reference rate of interest, taking into account such factors as Union Bank may deem appropriate, it being understood that many of Union Bank’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Union Bank may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such “reference rate”.
“Register” has the meaning assigned to such term in Section 9.04(c).
“Regulation D” means Regulation D of the Board.
“Regulation U” means Regulation U of the Board.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Exposures and unused Commitments representing more than 50% of the sum of the total Exposures and unused Commitments at such time; provided that if there are only two Lenders, “Required Lenders” shall mean both such Lenders.
“Requirement of Law” means, as to any Person, the certificate of formation and limited liability company agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

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“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of such Loan Party. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary limited liability company action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any payment or other distribution (whether in cash, securities or other Property) in respect of any Equity Interest in either Borrower (including any payment or other distribution to or on behalf of any member of either Borrower in respect of taxes paid or payable by such member), (b) any payments on account of the purchase, redemption, retirement or other acquisition of any Equity Interest in either Borrower, or any warrants or options therefor, whether in cash or in property or in obligations or securities, (c) principal, interest and other amounts required or permitted to be paid by either Borrower pursuant to the Subordinated Debt (including, without limitation, any prepayment of the Subordinated Debt) or (d) any payment of management fees, extraction fees (including any such fee payable under the Extraction Charge Agreement), royalties or such other payments of similar substance or effect by either Borrower to any of its Affiliates.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
“Security Documents” means the Pledge Agreement and each of the other security agreements, pledges, mortgages, assignments (collateral or otherwise) and consents, if any, and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing documents, in each case to secure any of the Obligations.
“Significant Subsidiaries” has the meaning assigned to such term in Section 1.01 of the FirstEnergy Credit Agreement as in effect on the date hereof (and as such term may hereafter be amended from time to time, but only to the extent that the effect of any such amendment on the Loan Documents has been consented to in accordance with Section 9.02).
“Solvent” means, with respect to any Person, as of any date of determination, that (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

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“SPC” has the meaning assigned to such term in Section 9.04(h).
“SPE” means Signal Peak Energy, LLC, a Delaware limited liability company.
“SPE Credit Agreement” means that certain Credit Agreement, dated as of November 17, 2008, among SPE, the lenders from time to time party thereto, and Union Bank (formerly known as Union Bank of California, N.A.), as administrative agent and collateral agent.
“Specified Hedge Agreement” means any Hedging Agreement entered into by either Borrower and any Qualified Counterparty.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Debt” has the meaning assigned to such term in Section 6.01(e).
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority (including any interest, penalties or additions to tax imposed by such Governmental Authority with respect thereto).
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

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“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Union Bank” means Union Bank, N.A., a national banking association.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“WMB” means WMB Loan Ventures, LLC, a Delaware limited liability company.
“WMB II” means WMB Loan Ventures II, LLC, a Delaware limited liability company
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing” or “ABR Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (including the effects of the application or discontinuance of the application of accounting for the effects of regulation to all or any portion of either Borrower’s operations), or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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SECTION 1.05. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrowers pursuant to this Agreement shall (a) include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, and (b) be certified to by a Financial Officer of each Borrower as having been prepared in good faith based upon assumptions believed to be reasonable.
ARTICLE II
The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Loans to the Borrowers in a single advance on the Effective Date in an aggregate principal amount up to but not exceeding the amount of such Lender’s Commitment. Amounts repaid or prepaid in respect of the Loans may not be reborrowed.
SECTION 2.02. Loans and Borrowings.
(a) The Loans shall be made in a single disbursement to the Borrowers on the Effective Date as part of a single Borrowing (the “Initial Borrowing”) consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding.
(d) Notwithstanding the amount of the Loans borrowed by either Borrower, or whether either Borrower has requested a Borrowing, the Borrowers shall be jointly and severally liable for the repayment of the principal amount of each Loan and all interest thereon, fees, expenses and other amounts payable hereunder, in accordance with Section 2.18.

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(e) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.
SECTION 2.03. Request for Initial Borrowing. To request the Initial Borrowing, the Borrowers shall notify the Administrative Agent of such request in writing, pursuant to a written Borrowing Request signed by the Borrowers, (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, two (2) Business Days before the date of such Borrowing (provided, that the Borrowers shall have executed and delivered to the Administrative Agent, together with such Borrowing Request, a breakage cost indemnity letter in form and substance satisfactory to the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Los Angeles, California time, on the date of such Borrowing. Such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount of the Initial Borrowing (which amount shall not exceed the aggregate amount of the Lenders’ Commitments), and the portion thereof to be borrowed by each Borrower;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) the location and number of each Borrower’s account(s) to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. Funding of Initial Borrowing.
(a) Each Lender shall make each Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 11:00 a.m., Los Angeles, California time, on the Effective Date to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to such account(s) of the Borrowers designated in the Borrowing Request delivered pursuant to Section 2.03.

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(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Initial Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Initial Borrowing, the Administrative Agent may in its sole discretion assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the Initial Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Initial Borrowing.
SECTION 2.05. Interest Elections.
(a) The Initial Borrowing shall initially be of the Type(s) specified in the Borrowing Request delivered pursuant to Section 2.03 and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert each Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b) To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election by telephone (i) in the case of a conversion to, or continuation of, a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, three (3) Business Days before the date of such proposed conversion or continuation (as the case may be), or (ii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., Los Angeles, California time, one (1) Business Day before the date of such proposed conversion. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrowers.
(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one (1) month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.06. Termination of Commitments. The Commitments of the Lenders shall terminate in whole on the Effective Date immediately after the making of the Loans pursuant to Section 2.01.
SECTION 2.07. Repayment of Loans; Evidence of Debt.
(a) The Borrowers, jointly and severally, hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Final Maturity Date.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e) Any Lender may request that Loans be evidenced by a Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if any such Note is a registered note, to such payee and its registered assigns).
SECTION 2.08. Prepayment of Loans.
(a) Subject to prior notice in accordance with paragraph (d) of this Section, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject, in the case of any prepayment of a Eurodollar Borrowing, to Section 2.13).
(b) The Borrowers shall prepay the Loans if either Borrower conveys, sells, leases, assigns, transfers or otherwise disposes of any of its Property other than as permitted by Section 6.05 hereof in an amount equal to the greater of (A) the Fair Value of the Property sold and (B) the consideration received by such Borrower from such transaction; provided that no payment made pursuant to this paragraph (b) need be made in an amount greater than the aggregate amount of Loans outstanding.
(c) Prior to any optional prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d) The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Los Angeles, California time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and any amounts required to be paid pursuant to Section 2.13 in connection with such prepayment.

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SECTION 2.09. Fees.
(a) The Borrowers jointly and severally agree to pay to the Lead Arranger and each Agent, for their own account and for the account of the Lenders, as applicable, such fees as are provided for in that certain letter agreement, dated the date hereof, among the Borrowers and the Agents (the “Fee Letter”), in each case, in the amounts and at the times specified therein.
(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the up-front fees, to the Lenders entitled thereto. Fees paid shall be fully earned upon payment and shall not be refundable under any circumstances.
SECTION 2.10. Interest.
(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, each Loan shall bear interest at a rate equal to the higher of (i) 2.0% per annum in excess of the rate otherwise applicable to such Loan, as provided in paragraph (a) or (b) above, as applicable, or (ii) a per annum rate equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 2.0% (such rate, the “ABR Default Rate”). In addition, if any interest on any Loan, any fee or any other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the ABR Default Rate.
(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. The Administrative Agent agrees to provide an invoice to the Borrowers for each interest payment due on an Interest Payment Date (provided, that the failure to provide any such invoice shall not in any manner affect the obligation of the Borrowers to pay interest on each Loan in accordance with the terms of this Agreement).
(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.
SECTION 2.12. Increased Costs.
(a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Administrative Agent (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Indemnified Taxes or Other Taxes covered by Section 2.14 and (B) the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
(iii) impose on any Lender, the Administrative Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder in respect of any Eurodollar Loan (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

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(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and containing a reasonable explanation thereof (to the extent permitted by law), shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers jointly and severally agree to pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d) No Lender shall be entitled to demand compensation or be compensated under this Section to the extent that such compensation relates to any period of time more than six (6) months prior to the date upon which such Lender first notified the Borrowers of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrowers).
SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.16, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and containing a reasonably detailed calculation thereof shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

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SECTION 2.14. Taxes.
(a) Any and all payments by or on account of any obligation of either Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or applicable Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Indemnified Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) of this Section, or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Indemnified Taxes pursuant to this paragraph (a).
(b) The Borrowers jointly and severally agree to indemnify the Administrative Agent and each Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, containing a reasonably detailed calculation thereof, shall be conclusive absent manifest error.
(c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by either Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt (if any) issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and reasonably available to such Borrower.

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(d) To the extent legally able to do so, each Lender shall deliver to the Borrowers (with a copy to the Administrative Agent), on or prior to the date on which such Lender becomes a Lender under this Agreement, promptly upon the occurrence of any event that would result in the invalidity or obsolescence of any information provided upon previously-provided documentation, and from time to time thereafter as reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by the law of the United States, or as otherwise reasonably requested by the Borrowers, as will permit such payments to be made without withholding. Without limiting the generality of the foregoing:
(i) Each Foreign Lender shall, to the extent legally able to do so:
(A) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, deliver to the Borrowers and the Administrative Agent two copies of either (1) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code)), or (2) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments by the Borrowers under this Agreement; and
(B) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent.
(ii) Each Lender other than a Foreign Lender shall deliver to the Borrowers (with a copy to the Administrative Agent) a duly executed and properly completed copy of Internal Revenue Service Form W-9 (or applicable successor form) establishing an exemption from United States federal backup withholding tax at the following times: (x) on or prior to the date such Lender becomes a party to this Agreement with respect to such Lender; (y) promptly upon the occurrence of any event that would result in the invalidity or obsolescence of any previously-provided form; and (z) from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent.
(e) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(f) If any Lender or the Administrative Agent determines, in its reasonable discretion, that is has received a refund of a Tax for which an additional payment has been made by either Borrower pursuant to this Section 2.14, then such Lender or the Administrative Agent, as the case may be, shall reimburse such Borrower for such amount (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.14 with respect to the Tax giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

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SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 10:00 a.m., Los Angeles, California time, on the date when due, in immediately available funds, without set-off, counterclaim, recoupment or deduction of any kind. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices located at 445 South Figueroa Street, Los Angeles, California 90071 (or such other office as the Administrative Agent shall from time to time designate to the Borrowers), except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, such interest shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to either Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

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(d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.16. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests and is entitled to compensation under Section 2.12, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers jointly and severally hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If (i) any Lender requests and is entitled to compensation under Section 2.12, (ii) either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, (iii) any Lender defaults in its obligation to fund Loans hereunder, or (iv) any Lender has not consented to a proposed amendment, waiver or modification under this Agreement that requires the consent of all Lenders and which has been approved by the Required Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions and consent requirements contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) no Event of Default has occurred and is continuing, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

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SECTION 2.17. Illegality. Notwithstanding any other provision of this Agreement, if any Change in Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make, continue or convert into Eurodollar Loans, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (a) the obligation of such Lender to make, continue or convert into Eurodollar Loans shall be suspended until the Administrative Agent notifies the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist, and (b) the Borrowers shall forthwith prepay in full all Eurodollar Loans of such Lender then outstanding, together with accrued and unpaid interest thereon, unless the Borrowers, within five (5) Business Days of such notice and demand, convert all Eurodollar Loans of all Lenders then outstanding into ABR Loans in accordance with the terms hereof.
SECTION 2.18. Joint and Several Obligations; Subrogation Rights; Savings Clause.
(a) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the obligations of the Borrowers hereunder and under the other Loan Documents are joint and several, regardless of which of the Borrowers actually receives the proceeds of the Loans, or the manner in which the Borrowers, the Administrative Agent or the Lenders account therefor in their respective books and records. Neither the joint and several liability of a Borrower for the obligations of the other Borrower, nor the Liens granted to the Collateral Agent under the Security Documents by the Pledgors, shall be impaired or released by: (a) the failure of any Agent or any Lender, any successor or assign thereof or any holder of any Note to assert any claim or demand or to exercise or enforce any right, power or remedy against either Borrower, any other Person, the Collateral or otherwise, (b) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the obligations under the Loan Documents or the release or compromise of any obligation of any nature of any Person with respect thereto, (c) the surrender, release or exchange of all or any part of any Property (including, without limitation, the Collateral) securing payment, performance and/or observance of any of the obligations under the Loan Documents or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such Property, (d) any action or inaction on the part of any Agent or any Lender, or any other event or condition with respect to either Borrower, which might otherwise constitute a defense available to, or a discharge of, either Borrower or a guarantor or surety of or for any or all of the obligations under the Loan Documents, (e) any action or inaction by either Borrower under any Loan Documents, (f) the avoidance or unenforceability of (i) any Lien granted to the Collateral Agent under the Security Documents, (ii) any transfer made by or on behalf of either Borrower for or on account of any obligation under the Loan Documents or (iii) any obligation incurred under the Loan Documents, or (g) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of either Borrower. Each Borrower waives all defenses based on suretyship or impairment of collateral.

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(b) Each Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the other Borrower or any Guarantor that arise from the existence, payment, performance or enforcement of the Obligations under or in respect of this Agreement and the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Agent or any Lender against such other Borrower or any Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Borrower or any Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations shall have been paid in full in cash. If any amount shall be paid to a Borrower in violation of the immediately preceding sentence at any time prior to the later of (i) the payment in full in cash of the Obligations, and (ii) the termination of all Commitments in accordance with the terms hereof, such amount shall be received and held in trust for the benefit of the Agents and the Lenders, shall be segregated from other property and funds of such Borrower and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents, or to be held as collateral for any Obligations thereafter arising. Each Borrower hereby acknowledges and agrees that the agreements set forth in this paragraph (b) are intended to benefit the other Borrower, the Agents and the Lenders and shall not limit or otherwise affect any Borrower’s liability hereunder or the enforceability hereof.
(c) Each of the Borrowers, the Agents and the Lenders hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Borrower hereunder and under the other Loan Documents to which it is a party not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to this Agreement, the other Loan Documents and the Obligations of each Borrower hereunder and thereunder. To effectuate the foregoing intention, the Agents, the Lenders and the Borrowers hereby irrevocably agree that the Obligations of each Borrower under this Agreement and the other Loan Documents to which it is a party at any time shall be limited to the maximum amount as will result in such Obligations of such Borrower not constituting a fraudulent transfer or fraudulent conveyance.

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ARTICLE III
Representations and Warranties
Each Borrower represents and warrants to the Agents and the Lenders that:
SECTION 3.01. Organization; Powers. Such Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite limited liability company power and authority to carry on its business as now conducted or as proposed to be conducted, (c) has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now conducted or as proposed to be conducted, except for those which are not necessary during the term of this Agreement and are expected to be obtained in the ordinary course of business by the time necessary, and (d) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.
SECTION 3.02. Authorization; Enforceability. The Transactions are within such Borrower’s limited liability company powers and have been duly authorized by all necessary limited liability company action. Each of the Loan Documents to which such Borrower is a party has been duly executed and delivered by such Borrower and constitutes, and each other Loan Document to which such Borrower is to be a party, when executed and delivered by such Borrower, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law, except where such violation (other than any such violation of the certificate of formation, limited liability company agreement or other organizational document or governing document of any of the Loan Parties or any of the Pledgors) could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower, except where such violation, default or right to require payment could not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any of the revenues or assets of such Borrower other than Liens permitted hereunder.

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SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The audited balance sheet and related statements of income, retained earnings and cash flows of such Borrower as of and for the fiscal year ended December 31, 2009 present fairly, in all material respects, the financial position and results of operations and cash flows of such Borrower as of such date and for such fiscal year in accordance with GAAP, as applied on a consistent basis. The unaudited balance sheet and related statements of income, retained earnings and cash flows of such Borrower as of and for the fiscal quarterly period ended June 30, 2010 and the most recent financial statements delivered by such Borrower pursuant to Section 5.01(a) or 5.01(b) present fairly, in all material respects, the financial position and results of operations and cash flows of such Borrower as of such dates and for such periods in accordance with GAAP, as applied on a consistent basis, subject to year-end audit adjustments and the absence of footnotes in the case of such June 30, 2010 financial information or the statements delivered pursuant to Section 5.01(b). Such Borrower had not, at the date of the most recent balance sheet referred to above, any Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction, which, taken as a whole, were material to such Borrower, and which were not reflected in the foregoing statements or in the notes thereto. Except as disclosed in Schedule 3.04, during the period from June 30, 2010 to and including the Effective Date there has been no sale, transfer or other disposition by such Borrower of any part of its business or Property, and no purchase or other acquisition of any business or Property (including any Equity Interests of any other Person), which, in any case, is material in relation to the financial condition of such Borrower taken as a whole at June 30, 2010.
(b) Since December 31, 2009, there has been no event or change in facts or circumstances affecting such Borrower that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 3.05. Title to Properties, Etc. Except as disclosed in Schedule 3.05:
(a) Such Borrower has good, sufficient and clear title to, or valid leasehold interests in, all Property material to its business, free and clear of all adverse possession or abandonment claims and Liens, except Permitted Encumbrances and other Liens permitted hereunder.
(b) All leases, rights of way, permits, licenses, franchises, and agreements necessary for the conduct of the business of such Borrower and for the Transactions are valid and subsisting and in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such leases, rights of way, permits, licenses, franchises or agreements, which would adversely affect in any material respect the conduct of the business of such Borrower, including the Transactions.
(c) The rights, Properties and other assets presently owned, leased or licensed by such Borrower, including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit such Borrower to conduct its business in all material respects in substantially the same manner as its business has been conducted prior to the Effective Date.

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(d) All of the Properties of such Borrower which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with Section 5.05(a).
(e) Such Borrower owns, or is licensed or permitted to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by it does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06. Litigation. Except as disclosed in Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened against such Borrower (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect, or (b) that involve any of the Loan Documents or the Transactions.
SECTION 3.07. Compliance with Laws and Agreements. Except as disclosed in Schedule 3.07 and not including Environmental Liabilities, which are addressed in Section 3.18:
(a) Such Borrower has obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership of its Properties and the conduct of its business, including the Transactions, except where the failure to obtain such licenses, permits, franchises or governmental authorizations would not have (in the event such failure were asserted by any Person through appropriate action) a Material Adverse Effect and, in each case, except for those which are not necessary during the term of this Agreement and which are expected to be obtained in the ordinary course of business by the time necessary.
(b) Such Borrower is in compliance with all Requirements of Law, including the Fair Labor Standards Act, the Americans with Disabilities Act, the Foreign Corrupt Practices Act and Anti-Terrorism Laws, applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08. Margin Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
SECTION 3.09. Regulatory Status.
(a) Such Borrower is not an “investment company” or a company “controlled” by an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

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(b) Such Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) which purports to restrict or regulate its ability to borrow money or otherwise incur Indebtedness.
SECTION 3.10. Taxes. Such Borrower has filed all United States federal income tax returns and all other material tax returns which are required to be filed by it, or otherwise obtained appropriate extensions to file, and has paid all Taxes shown as due on such returns or pursuant to any assessment received by such Borrower, except such Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which such Borrower has set aside on its books adequate reserves in accordance with GAAP.
SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.12. Security Documents.
(a) On the Effective Date, the provisions of the Security Documents are effective to create, in favor of the Collateral Agent for the benefit of the secured parties thereunder, legal, valid and enforceable Liens on or in all of the Collateral subject thereto, and all necessary deliveries of property to the Collateral Agent and all necessary recordings and filings have been made in all necessary public offices so that the Liens created by such Security Documents constitute perfected Liens on or in all rights, titles, estates and interests of the applicable Loan Party in the Collateral covered thereby, prior and superior to all other Liens, and all necessary consents to the creation and perfection of such Liens have been obtained. No financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office which has not been terminated or released, except as may have been filed in favor of the Collateral Agent.
(b) Such Borrower is not a party to any agreement or arrangement (other than any Loan Document), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of its Properties other than such restrictions which have been waived or will have been waived, as of the date this representation is made, by the party to such agreement who is entitled to waive such restriction.

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SECTION 3.13. Disclosure. Such Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of such Borrower to any Agent or Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with, other information so furnished) contained, as of the date of such report, financial statement, certificate or other information so furnished, any material misstatement of a fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forward looking statements, such Borrower represents only that such information represents such Borrower’s best estimate of future performance and was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Agents and the Lenders that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.
SECTION 3.14. Solvency. Both before and after giving effect to the Transactions, the Borrowers, taken as a whole, are Solvent. Such Borrower has received fair consideration and reasonably equivalent value for its respective obligations under this Agreement and the other Loan Documents.
SECTION 3.15. Labor Matters. There are no strikes or other labor disputes against such Borrower pending or, to the knowledge of such Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of such Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from such Borrower on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Borrower.
SECTION 3.16. Anti-Terrorism Laws.
(a) Neither such Borrower nor, to the knowledge of such Borrower, any of its Affiliates is in violation of any Requirement of Law relating to terrorism, sanctions or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
(b) Neither such Borrower nor, to the knowledge of such Borrower, any of its Affiliates is any of the following:
(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

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(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed on the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii) a Person with whom such Borrower is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(v) a Person that is named as a “specially designated national or blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.
(c) Neither such Borrower nor, to the knowledge of such Borrower, any of its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b)(i), (ii), (iii) or (v) above or, to the knowledge of such Borrower, clause (b)(iv) above; (ii) deals in, or otherwise engages in any transaction relating to, any Property or interest in Property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(d) No broker or other agent (other than the Lead Arranger in connection with the syndication of the credit facilities established by this Agreement) is acting for the benefit of such Borrower or any of its Affiliates, or, to the knowledge of such Borrower, benefiting in any capacity, in each case in connection with the Loan Documents.
SECTION 3.17. No Subsidiaries. Such Borrower has no Subsidiaries.
SECTION 3.18. Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to paragraphs (b) and (c) below, where the failure to take such actions could not reasonably be expected to have a Material Adverse Effect):
(a) Such Borrower is not subject to any existing, pending or, to its knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority, or to any remedial obligations under Environmental Laws;
(b) Such Borrower has obtained or filed, and is in compliance with the terms and conditions of, all notices, permits, licenses and similar authorizations required under applicable Environmental Laws;

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(c) (i) To the best knowledge of such Borrower, all Hazardous Materials, if any, generated at any and all Property of such Borrower in the past have been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, (ii) to the best knowledge of such Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and (iii) any Hazardous Materials generated by the operation of its Property have been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;
(d) Such Borrower (i) has complied with all Environmental Laws and obtained, maintained and complied with all permits, licenses or other approvals required under any Environmental Law, (ii) is not subject to any Environmental Liability, (iii) has not received notice of any claim against it with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability on its part; and
(e) There has been no release or threatened release of Hazardous Materials on, at, under or from any Property presently owned, leased, or operated by such Borrower that has resulted in, or is reasonably likely to result in, liability or obligations of such Borrower under any Environmental Laws.
SECTION 3.19. Insurance. Schedule 3.19 contains an accurate description of all material policies of fire, liability, workers’ compensation and other forms of insurance owned or held by such Borrower as of the Effective Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all Requirements of Law and of all material agreements to which such Borrower is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of such Borrower in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; will remain in full force and effect through the respective dates set forth in Schedule 3.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 3.19 identifies all material risks, if any, which such Borrower has designated as being self-insured.
SECTION 3.20. Hedging Agreements. Schedule 3.20 sets forth, as of the Effective Date, a true and complete list of all Hedging Agreements of such Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.
SECTION 3.21. No Default or Event of Default. No Default or Event of Default has occurred and is continuing.
SECTION 3.22. Use of Proceeds. The proceeds of the Loans will be used in accordance with Section 5.08.

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ARTICLE IV
Conditions Precedent
SECTION 4.01. Effective Date. The obligations of the Lenders under this Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), and upon such satisfaction or waiver, the Administrative Agent shall notify the Borrowers in writing of the date that constitutes the Effective Date:
(a) The Administrative Agent (or its counsel) shall have received:
(i) from each party hereto either (A) a counterpart of this Agreement signed by such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
(ii) from the Borrowers either (A) the Notes signed by the Borrowers (to the extent requested by any Lender pursuant to Section 2.07(e)) or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Notes) that the Borrowers have signed such Notes;
(iii) from each party thereto either (A) a counterpart of the Guaranty signed by such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Notes) that such party has signed a counterpart of the Guaranty;
(iv) a counterpart of the Pledge Agreement signed on behalf of each Pledgor, together with (A) all documents, instruments and filings creating or perfecting the Liens of the Pledge Agreement; (B) certificates (if any) representing the Equity Interests of the Pledgors in the Borrowers, accompanied by instruments of transfer and stock powers endorsed in blank; and (C) all other documents and instruments required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement;
(v) (A) a favorable written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Akin Gump Strauss Hauer & Feld, LLP, New York counsel for the Loan Parties, in form and substance satisfactory to the Lenders, (B) a favorable written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Robert P. Reffner, Vice President, Legal for FirstEnergy Service Company, in form and substance satisfactory to the Lenders, and (C) a favorable written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Calfee, Halter & Griswold LLP, counsel to certain of the Loan Parties and Pledgors, in form and substance satisfactory to the Lenders. The Borrowers hereby request such counsel to deliver such opinions;

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(vi) (A) certified copies of the resolutions of the board of directors (or other equivalent body) of each Loan Party and (without duplication) each Pledgor authorizing the execution, delivery and performance of each Loan Document to which it is or is intended to be a party and any other matters with respect to the Transactions and the Loan Documents (including, without limitation, evidence of the consent of each Loan Party’s and (without limitation) each Pledgor’s members or Board of Directors, as the case may be, to the Transactions and the other Loan Documents, to the extent such consent is required pursuant to the terms of such Person’s operating agreement or other formation and governing documents), (B) certified copies of the organizational documents (including any certificate of formation, certificate of incorporation, operating agreement, or by-laws, as the case may be) of each Loan Party and each Pledgor and all amendments thereto, (C) a certificate for each Loan Party and each Pledgor certifying the name, incumbency and signature of each individual authorized to execute the Loan Documents to which it is a party and the other documents or certificates to be delivered pursuant hereto or thereto, on which each Agent may conclusively rely until a revised certificate is similarly so delivered, and (D) good standing certificates with respect to each Loan Party and each Pledgor issued no earlier than ten (10) days prior to the Effective Date;
(vii) Uniform Commercial Code, tax and judgment lien searches as to FirstEnergy Ventures in the State of Ohio, and as to the Borrowers, Global Mining Group and WMB II in the State of Delaware;
(viii) satisfactory evidence that (A) all Indebtedness under the SPE Credit Agreement and the RailCo Credit Agreement, together with all accrued interest, fees, costs, expenses and other amounts payable by the Borrowers thereunder, have been (or will be, contemporaneously with the making of the Loans on the Effective Date) paid in full, (B) such agreements and all commitments thereunder have been irrevocably terminated, and (C) all Liens securing payment of the obligations thereunder have been terminated and released;
(ix) a Borrowing Request with respect to the Initial Borrowing; and
(x) such other statements, certificates, approvals, opinions, documents and information with respect to the matters contemplated by this Agreement as the Agents or any Lender may reasonably request.
(b) The representations and warranties of the Loan Parties and the Pledgors set forth in this Agreement and the other Loan Documents shall be true and correct, no Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer or the President or a Vice President of each Borrower, confirming the same as of the Effective Date.
(c) Since June 30, 2010, there shall have been no material adverse change in the financial condition, results of operations or business of either Borrower.
(d) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

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(e) The Administrative Agent and Lead Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including all up-front fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent and the Lead Arranger) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.
(f) All requisite Governmental Authorities and third parties, if any, shall have approved or consented to this Agreement, the other Loan Documents and the Transactions to the extent required (and the Administrative Agent shall have received certified copies of all such approvals and consents, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders), no stay of any applicable regulatory approval shall have been issued and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement and the other Loan Documents or the Transactions.
ARTICLE V
Affirmative Covenants
Until the Commitments have been terminated and the principal of and interest on each Loan and all fees and other Obligations payable by the Borrowers hereunder and under the other Loan Documents shall have been paid in full, each Borrower covenants and agrees with the Administrative Agent and the Lenders that:
SECTION 5.01. Financial Statements and Other Information. Such Borrower will furnish to the Administrative Agent (and the Administrative Agent will forward such copies to the Lenders):
(a) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of such Borrower, audited statements of income, retained earnings and cash flows of such Borrower for such year and the related balance sheet as of the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion of the accounting firm of PricewaterhouseCoopers LLP or such other independent public accountants of recognized regional or national standing selected by such Borrower and reasonably acceptable to the Required Lenders, which opinion shall not contain any qualification or exception as to the scope of such audit and shall state that the financial statements fairly present in all material respects the financial condition and results of operations of such Borrower as of the end of, and for, such fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted);

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(b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarterly periods of each fiscal year of such Borrower, unaudited statements of income, retained earnings and cash flows of such Borrower for such period and for the period from the beginning of the fiscal year to the end of such period, and the related balance sheets as of the end of such period, setting forth in each case in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of such Borrower which certificate shall state that the financial statements fairly present in all material respects the financial condition and results of operations, as the case may be, of such Borrower in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes);
(c) concurrently with any delivery of financial statements of such Borrower under clause (a) or (b) above, a certificate (a “Compliance Certificate”) of a Financial Officer of such Borrower (i) certifying as to whether a Default has occurred and is continuing, and in such event, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth either or each Rating for FirstEnergy as of the end of the respective fiscal quarter or fiscal year, as applicable, and (iii) stating whether any change in GAAP or in the application thereof not disclosed in any prior such certificate has occurred since June 30, 2010 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d) promptly upon their becoming available, copies of any written notices from any Governmental Authority of non-compliance by such Borrower with any material decision of the applicable Governmental Authority, or with any other material rules, regulations or orders of the applicable Governmental Authority, and any written notices of any extraordinary audit or investigation by any applicable Governmental Authority into the business, affairs or operations of such Borrower; and
(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of such Borrower (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA to the extent reasonably available to such Borrower after such Borrower’s demand therefor), or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
SECTION 5.02. Notices of Material Events. To the extent such Borrower becomes aware of any of the following, such Borrower will furnish to the Administrative Agent and each Lender written notice of the following, promptly (and in any event within ten (10) Business Days) after the occurrence thereof:
(a) the occurrence of any Default or Event of Default not previously notified to such Borrower by the Administrative Agent;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting such Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

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(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the applicable Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. Such Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits, privileges, franchises and government approvals and authorizations material to the conduct, maintenance and operation of its Property and the conduct of its business, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.04. Payment of Obligations. Such Borrower will pay its obligations, including Tax liabilities and assessments, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower has set aside on its books adequate reserves with respect thereto to the extent required by and otherwise in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05. Maintenance of Properties; Insurance. Such Borrower will:
(a) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, do all that is necessary to preserve and keep in good repair, working order and efficiency all of its Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the necessary repairs, renewals and replacements so that at all times the state and condition of its Properties will be fully preserved and maintained. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, such Borrower will promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all rentals, royalties, expenses and indebtedness accruing under the rights of way, licenses, leases or other agreements affecting or pertaining to its Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the rights of way, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Properties, and (iii) do all other things necessary to keep unimpaired, except for Liens permitted under Section 6.02, its rights with respect to its Properties and prevent any forfeiture thereof or a default thereunder, except for any sale, lease, transfer or other disposition thereof permitted by Section 6.05. Such Borrower will cause its Properties to be operated in a careful and efficient manner in accordance in all material respects with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and all Requirement of Laws; and

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(b) maintain, with financially sound and reputable insurance companies, or through its own program of self-insurance, insurance in such amounts (with no greater risk retention) and against such risks and with such self insurance as are customarily maintained by companies of established reputations engaged in the same or similar businesses operating in the same or similar locations. Such Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
SECTION 5.06. Books and Records; Inspection Rights. Such Borrower will keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with GAAP and with customary and prudent business practices. Such Borrower will permit any representatives designated by an Agent or any Lender, upon reasonable prior notice during ordinary business hours, to visit and inspect its Properties, and, subject to contractual or statutory limitations regarding confidential or proprietary information, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, as often as reasonably requested.
SECTION 5.07. Compliance with Laws. Such Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property (including, without limitation, ERISA and Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only: (a) for the repayment in full on the Effective Date of all Indebtedness and other obligations of the Borrowers payable under the SPE Credit Agreement and the RailCo Credit Agreement; and (b) for other general corporate purposes, including the repayment on the Effective Date of any outstanding obligations of SPE or RailCo to FirstEnergy or any of its Affiliates (such repayment, the “Closing Distribution”). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 5.09. Environmental Matters. Such Borrower will:
(a) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to take such actions could not reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings, or failure to comply with such orders or directives, could not reasonably be expected to have a Material Adverse Effect;

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(b) establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of such Borrower and the operations conducted thereon and other activities of such Borrower are in compliance with and do not violate the requirements of any Environmental Laws, (ii) such Borrower is in compliance with and maintains any and all licenses, approvals, registrations or permits required by Environmental Laws, (iii) no Hazardous Materials are disposed of or otherwise released on or to any Property owned by such Borrower, except in compliance with Environmental Laws, and (iv) no Hazardous Materials will be released on or to any such Property by such Borrower in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA; and
(c) promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which such Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action, that might result in such Borrower being liable for the payment or performance of obligations in an amount that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 5.10. Further Assurances. Such Borrower will execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, or to correct any omissions or errors in any Loan Document, all at the expense of the Borrowers.
SECTION 5.11. Subsidiaries. Such Borrower shall have no Subsidiaries.
ARTICLE VI
Negative Covenants
Until the Commitments have been terminated and the principal of and interest on each Loan and all fees and other Obligations payable by the Borrowers hereunder and under the other Loan Documents shall have been paid in full, each Borrower covenants and agrees with the Administrative Agent and the Lenders that:
SECTION 6.01. Indebtedness. Such Borrower will not create, incur, assume or permit to exist any Indebtedness, except:
(a) Indebtedness created under the Loan Documents;
(b) accounts payable (for the deferred purchase price of Property or services) or other usual and customary payables from time to time incurred in the ordinary course of business which, if greater than thirty (30) days past the due date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

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(c) (i) Indebtedness of such Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition by such Borrower of any such assets or secured by a Lien on any such assets prior to the acquisition thereof by such Borrower, provided that such Indebtedness is incurred or assumed prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, and (ii) any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount, or decrease the tenor, thereof;
(d) Indebtedness under Hedging Agreements permitted under Section 6.07; and
(e) (i) unsecured Indebtedness of such Borrower in favor of FirstEnergy; (ii) unsecured Indebtedness of SPE to RailCo in an aggregate amount equal to or less than (A) the toll payments charged by RailCo to SPE pursuant to the Tolling Agreement, dated July 16, 2008, between SPE and RailCo, plus (B) the toll payments charged by RailCo to FirstEnergy pursuant to the Toll Payment Agreement, dated July 16, 2008, between FirstEnergy and RailCo, less (C) all operating, maintenance, and capital expenses of RailCo, and, without duplication, any amounts that RailCo is required to pay to service its indebtedness; (iii) unsecured Indebtedness of SPE to MarketCo in an aggregate amount equal to or less than (A) the price per ton received by MarketCo for the sale of coal by SPE, less (B) the minimum price per ton agreed upon by MarketCo and SPE for MarketCo’s sale of such coal; and (iv) other unsecured Indebtedness of such Borrower in an aggregate amount not exceeding $15,000,000; in each case, on terms and conditions acceptable to the Required Lenders and provided that such Indebtedness shall be at all times subordinated in right of payment to the Obligations pursuant to a subordination agreement in form and substance acceptable to the Required Lenders (it being understood that, solely with respect to Indebtedness of either Borrower in favor of FirstEnergy, the terms of subordination set forth in Section 15 of the Guaranty are acceptable to the Lenders) (collectively, “Subordinated Debt”).
SECTION 6.02. Liens. Such Borrower will not create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except:
(a) Permitted Encumbrances;
(b) (i) Liens on fixed or capital assets acquired, constructed or improved by such Borrower in an amount not exceeding, individually or in the aggregate, $15,000,000, and (ii) Liens on moveable or non-fixed assets acquired by such Borrower; provided, in each case, that (i) such Liens secure Indebtedness permitted by Section 6.01(c), and (ii) such Liens shall not apply to Property of such Borrower other than Property financed by such Indebtedness;
(c) Liens comprised by escrow arrangements entered into in connection with assets sales, transfers or other dispositions permitted pursuant to Section 6.05; and
(d) additional Liens on Property of such Borrower so long as the aggregate principal amount of the obligations secured by such Liens does not exceed $10,000,000.

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SECTION 6.03. Fundamental Changes.
(a) Such Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or liquidate or dissolve.
(b) Such Borrower will not engage to any material extent in any business other than businesses of the type conducted by such Borrower on the date of execution of this Agreement and businesses reasonably related thereto.
SECTION 6.04. Investments, Loans, Advances and Acquisitions. Such Borrower will not purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a) Permitted Investments;
(b) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(c) extensions of trade credit in the ordinary course of business;
(d) investments permitted pursuant to Section 6.08;
(e) unsecured and subordinated loans by RailCo to SPE permitted pursuant to Section 6.01(e)(ii); and
(f) acquisitions by SPE of coal reserves.
SECTION 6.05. Asset Sales. Such Borrower will not convey, sell, lease, assign, transfer or otherwise dispose of any of its Property or business (including leasehold interests), whether now owned or hereafter acquired, except:
(a) inventory and other Property in the ordinary course of business;
(b) dispositions of Property of such Borrower to the extent that such Property is replaced by such Borrower within ninety (90) days after the date of such disposition with Property (A) of substantially the same character and at least equivalent quality, utility and useful life and (B) having a Fair Value equal to or greater that the Fair Value of the disposed Property;
(c) dispositions of Property of such Borrower to the extent that, contemporaneously with such disposition, such Property is exchanged by such Borrower for other Property having a Fair Value equal to or greater that the Fair Value of the disposed Property, as determined in the good faith judgment of the members (or the Board of Directors, Managers or any corresponding body, or a duly constituted committee thereof) of such Borrower (as applicable) and certified in writing to the Administrative Agent by a Responsible Officer of such Borrower; and

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(d) such Borrower may sell, transfer or otherwise dispose of other assets for Fair Value in transactions not permitted under clauses (a), (b) or (c) above; provided that (i) the aggregate consideration for all sales, transfers and disposals by such Borrower pursuant to this clause (d) during any fiscal year of such Borrower shall not exceed $1,000,000; (ii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions) with an aggregate consideration in excess of $500,000, the members (or the Manager, Managing Board or any corresponding body, or a duly constituted committee thereof) of such Borrower shall have approved such sale, transfer or disposition, as the case may be; and (iii) no Default is then existing and, after giving effect to any such sale, transfer or disposition, as the case may be, no Default shall have occurred and be continuing.
SECTION 6.06. Sale and Leaseback Transactions. Such Borrower will not enter into any arrangement, directly or indirectly, whereby it shall sell, transfer or otherwise dispose of any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred, except for any such sale of any fixed or capital assets that is made for Fair Value and is consummated within ninety (90) days after such Borrower acquires or completes the construction of such fixed or capital asset.
SECTION 6.07. Limitation on Hedging Agreements.
(a) Such Borrower will not enter into any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.
(b) Any Indebtedness incurred under any Specified Hedge Agreement shall be treated as Indebtedness pari passu with all Indebtedness otherwise incurred hereunder or under the other Loan Documents and shall be secured under the Security Documents.
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. Such Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (other than the Closing Distribution), except for:
(a) (i) payments of cash dividends or cash distributions to its members, (ii) payments to a member of such Borrower to pay for consolidated, combined or similar Federal, state or local taxes payable by such member and directly attributable to (or arising as a result of) the operation of such Borrower, (iii) payments of principal, interest or other amounts required or permitted to be paid pursuant to the Subordinated Debt to the holders of the Subordinated Debt (other than FirstEnergy) (provided, that such payments are permitted under the subordination provisions applicable thereto), and (iv) payments of management fees, extraction fees, royalties or such other payments of similar substance or effect by such Borrower to Boich, First Energy, any Affiliates of Boich or FirstEnergy, or any other Affiliates of such Borrower, in each case, so long as both before and after giving effect to such payment, no Default has occurred and is continuing; and

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(b) payments of principal, interest or other amounts required or permitted to be paid pursuant to Subordinated Debt incurred pursuant to Section 6.01(e)(i) to FirstEnergy, so long as (A) both before and after giving effect to such payment, no Default has occurred and is continuing, (B) such payments are permitted under the subordination provisions applicable thereto and (C) the representations and warranties of the Loan Parties and the Pledgors set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such payment, both before and after giving effect to such payment and to the application of the proceeds thereof, as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
SECTION 6.09. Transactions with Affiliates. Such Borrower will not sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions no less favorable to such Borrower than could be obtained on an arm’s length basis from unrelated third parties, (b) any Restricted Payment permitted by Section 6.08, and (c) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies.
SECTION 6.10. Restrictive Agreements. Such Borrower will not, directly or indirectly, create, assume, enter into, incur or permit to exist any contract, agreement, understanding or other arrangement that prohibits, restricts or imposes any condition upon the granting, conveying, creation, imposition or maintenance of any Lien on any of its Property or which requires the consent of or notice to other Persons in connection therewith; provided that the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document.
SECTION 6.11. Accounting Changes. Such Borrower will not make any significant change in accounting treatment or reporting practices except as required by GAAP, or change its fiscal year.
SECTION 6.12. Compliance with ERISA. Such Borrower will not (a) enter into any “prohibited transaction” (as defined in Section 4975 of the Code, and in ERISA) involving any Plan that could reasonably be expected to result in a Material Adverse Effect or (ii) allow or suffer to exist any other event or condition known to such Borrower that results in any liability of such Borrower to the PBGC that could reasonably be expected to result in a Material Adverse Effect For purposes of this Section 6.12, “liability” shall not include termination insurance premiums payable under Section 4007 of ERISA.

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ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a) the Borrowers shall fail to make any payment of (i) principal of any Loan when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise, or (ii) interest on any Loan or any other amount payable by either Borrower hereunder within five (5) days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(c) (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in (A) Section 5.01, and such failure shall continue unremedied for a period of five (5) Business Days after such Borrower has received written notice of such failure from the Administrative Agent or any Lender, or (B) Section 5.02, 5.03 (as to the legal existence of such Borrower), 5.04, 5.08 or 5.11 or in Article VI, or (ii) any Loan Party (other than the Borrowers) shall fail to perform the financial covenant (Debt to Capitalization Ratio) or negative covenants contained, or incorporated by reference, in the Guaranty;
(d) any Loan Party or any Pledgor shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a) or (c) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the date that any Responsible Officer of such Loan Party or Pledgor, as the case may be, has actual knowledge thereof or (ii) the date of notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender);
(e) any Loan Party or any Significant Subsidiary of FirstEnergy shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;
(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable notice requirement and/or grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption (other than pursuant to provisions permitting the tendering of such Indebtedness from time to time for repurchase or redemption without regard to the occurrence or non-occurrence of any event or condition) or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Indebtedness;

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(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Pledgor or the debts of any such Person, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for any Pledgor or for a substantial part of such Person’s assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(h) any Loan Party or any Pledgor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i) any Loan Party or any Pledgor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j) one or more judgments for the payment of money in an aggregate amount in excess of (i) with respect to FirstEnergy of any of its Significant Subsidiaries, $50,000,000, and (ii) with respect to any Loan Party (other than FirstEnergy), $15,000,000, shall be rendered against any Loan Party, any Pledgor or any Significant Subsidiary of FirstEnergy and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;
(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect;
(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Pledgor not to be, a valid and perfected first priority Lien on any Collateral subject thereto;
(m) any material provision of this Agreement or any other Loan Document to which any Loan Party or any Pledgor is a party shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against such Person or otherwise cease to be in full force and effect, or any Loan Party, any Affiliate of a Loan Party, any Pledgor or a Governmental Authority shall so assert in writing;

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(n) (i) FirstEnergy and Boich shall cease to own, directly or indirectly, legally and beneficially, the majority of the Equity Interests of the Loan Parties (other than FirstEnergy) and the Pledgors, or (ii) FirstEnergy and Boich shall cease to control the management of any Loan Party (other than FirstEnergy) or any Pledgor, or (iii) FirstEnergy reduces its current level of ownership, direct or indirect, beneficial or otherwise, in any Loan Party (other than FirstEnergy) or any Pledgor, in each case without prior approval by the Required Lenders; or
(o) Any Change in Law shall occur that has the effect of making the Transactions unauthorized, illegal or otherwise contrary to Requirement of Law with respect to the Loan Parties;
then, and in every such event (other than an event with respect to either Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and/or (iii) instruct the Collateral Agent, in accordance with the terms of the Pledge Agreement, to exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein and in the Security Documents or otherwise available to the Agents or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which any Collateral is located at that time; and in case of any event with respect to either Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII
The Agents
Each of the Lenders hereby irrevocably appoints the Agents as their agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Required Lenders may at any time, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed, and shall not be required if an Event of Default shall have occurred and be continuing), replace the Administrative Agent (it being understood that any such replacement of the Administrative Agent shall be a Person that serves as agent for other credit facilities of a comparable size), provided that the Required Lenders may not replace the Administrative Agent unless, after giving effect to such replacement and each contemporaneous assignment, the Required Lenders or the Borrowers shall have arranged in connection with such replacement that (i) neither the Administrative Agent nor any of its Affiliates shall have outstanding any Loan or Commitment or other obligation of any kind under this Agreement or any other Loan Document, unless such Person shall consent otherwise, and (ii) each of the Administrative Agent and its Affiliates shall have received any required payment in full of all amounts owing to it under or in respect of this Agreement and each other Loan Document. The Lenders may replace the Collateral Agent in accordance with the provisions of the Security Documents.

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Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any of their respective Affiliates as if it were not an Agent hereunder.
No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or in the Security Documents), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to either Borrower that is communicated to or obtained by a bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or in the Security Documents) or in the absence of its own gross negligence or willful misconduct as determined by non-appealable final judgment of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by either Borrower or a Lender (or communicated by such Agent to any Person), and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to any Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for either Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrowers (such approval not to be unreasonably withheld or delayed, and shall not be required upon the occurrence and during the continuance of an Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and subject to the approval of the Borrowers (such approval not to be unreasonably withheld or delayed, and shall not be required upon the occurrence and during the continuance of an Event of Default), appoint a successor Administrative Agent, which shall be any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus and undivided profits of not less than $500,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent. The Collateral Agent may resign in accordance with the provisions of the Security Documents.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Anything herein to the contrary notwithstanding, no Co-Syndication Agent or Co-Documentation Agent listed on the cover page hereof shall have any rights, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as a Lender hereunder.

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ARTICLE IX
Miscellaneous
SECTION 9.01. Notices.
(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i) if to any Borrower, to it at 100 Portal Drive, Roundup, Montana 59072, Attention of Darrell Roland (Telephone No. 406-248-4267; Telecopy No. 406-248-4270), with a copy to each of (A) FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308, Attention: Treasurer (Telecopy No. 330-384-3772), (B) FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308, Attention: Legal (Telecopy No. 330-384-3875, and (C) Boich Companies, LLC, 41 South High Street, Suite 3750-South, Columbus, Ohio 43215, Attention of Brian T. Murphy, Chief Financial Officer (Telecopy No. 614-221-0117);
(ii) if to the Administrative Agent or the Collateral Agent, to Union Bank, N.A., 445 South Figueroa Street, 15th Floor, Los Angeles, California 90071, Attention of Kevin Zitar (Telecopy No. (213) 236-4096); and
(iii) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent and the Collateral Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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SECTION 9.02. Waivers; Amendments.
(a) No failure or delay by any Agent or Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by either Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or a Borrowing shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.
(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties or Pledgors (as the case may be) party thereto and the Required Lenders or by such Loan Parties or Pledgors (as the case may be) and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder (other than fees payable to the Agents and the Lead Arranger pursuant to the Fee Letter), without the written consent of each Lender affected thereby; (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of termination of any Commitment, without the written consent of each Lender affected thereby; (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document (other than the Security Documents) specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vi) change any provisions of any Loan Document (other than the Security Documents) in a manner that by its terms adversely affects the rights in respect of payments of Lenders, without the written consent of each Lender; (vii) release any Collateral or change any provision of any Security Document providing for the release of Collateral, without the written consent of each Lender; (viii) release all or any portion of any Guarantor’s obligations under the Guaranty or change any provision of the Guaranty providing for the release or termination of the Guaranty, without the written consent of each Lender; or (ix) amend, modify or waive any condition precedent set forth in Section 4.01, without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of the affected Agent; and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the affected Lenders. Notwithstanding the foregoing, any provision of this Agreement requiring the consent of a Lender unwilling to provide such consent may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent if (1) by the terms of such agreement the Commitment of each such opposing Lender shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each such opposing Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Loan Documents.

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SECTION 9.03. Expenses; Indemnity; Damage Waiver.
(a) The Borrowers jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Agents (including due diligence expenses and the reasonable fees, charges and disbursements of counsel for the Agents) in connection with the preparation, negotiation, syndication, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agents, the Lead Arranger or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, the Lead Arranger or any Lender, in connection with the enforcement or protection of their respective rights in connection with the Loan Documents whether or not the Effective Date occurs, including their respective rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b) The Borrowers jointly and severally agree to indemnify each Agent, the Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, costs, liabilities, expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release, or threatened release, of Hazardous Materials on or from any Property owned or operated by either Borrower, or any Environmental Liability related in any way to either Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction.
(c) To the extent that the Borrowers fail to pay any amount required to be paid by the Borrowers to any Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

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(d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO BORROWER SHALL ASSERT, AND EACH BORROWER HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF.
(e) All amounts due under this Section shall be payable within ten (10) Business Days after delivery to the Borrowers of a reasonably detailed statement therefor.
SECTION 9.04. Successors and Assigns.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Agents, the Lead Arranger and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Borrowers must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans, the aggregate amount of the Commitments and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an aggregate amount of not less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, (iv) each partial assignment by a Lender of its Commitment and Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of its Commitment and Exposure, as the case may be, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrowers otherwise required under this paragraph shall not be required if an Event of Default shall have occurred and be continuing or if such assignment be made to FirstEnergy as a result

57

of its exercise of the Call Option. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
(c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or the Security Documents that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.

58

(f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.14(d) as though it were a Lender.
(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrowers or the Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of Section 9.04(b) concerning assignments.
(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC in connection with its activities as an SPC hereunder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition,

59

notwithstanding anything to the contrary in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis consistent with the provisions of Section 9.12 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. The provisions of this Section relating any SPC may not be amended without the written consent of such SPC.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as any Commitment has not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents and the Lead Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each of the Borrowers, the Agents and the Lenders hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against one or both of the Borrowers or their respective Properties in the courts of any other jurisdiction.
(c) Each of the Borrowers, the Agents and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted assignee of or Participant in, or any prospective permitted assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to either Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or Lender on a nonconfidential basis from a source other than either Borrower. For the purposes of this Section, “Information” means all information received from either Borrower relating to a Borrower or its business, other than any such information that is available to any Agent or Lender on a nonconfidential basis prior to disclosure by either Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGNAL PEAK ENERGY, LLC
By:	/s/ Brian T. Murphy
	Name:	Brian T. Murphy
	Title:	Secretary and Treasurer

GLOBAL RAIL GROUP, LLC
By:	/s/ Brian T. Murphy
	Name:	Brian T. Murphy
	Title:	Secretary and Treasurer
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

UNION BANK, N.A., as Administrative Agent, Collateral Agent and a Lender
By:	/s/ Jeff Fesenmaier
	Name:	Jeff Fesenmaier
	Title:	Vice President
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Alex Mayral		/s/ Michael Oka
	Name:	Alex Mayral	Michael Oka
	Title:	V. P.	Executive Director
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

CIBC INC., as a Lender
By:	/s/ Robert W. Casey, Jr.
	Name:	Robert W. Casey, Jr.
	Title:	Executive Director
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

COBANK, ACB, as a Lender
By:	/s/ Josh Batchelder
	Name:	Josh Batchelder
	Title:	Vice President
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

COMERICA BANK, as a Lender
By:	/s/ Brandon Welling
	Name:	Brandon Welling
	Title:	Assistant Vice President
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By:	/s/ Dixon Schultz
	Name:	Dixon Schultz
	Title:	Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

FIFTH THIRD BANK, as a Lender
By:	/s/ Martin H. McGinty
	Name:	Martin H. McGinty
	Title:	Vice President
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

FIRSTMERIT BANK, N.A., as a Lender
By:	/s/ Robert G. Morlan
	Name:	Robert G. Morlan
	Title:	Senior Vice President
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Meredith Majesty
	Name:	Meredith Majesty
	Title:	Authorized Signatory
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

SOVEREIGN BANK, as a Lender
By:	/s/ Robert D. Lanigan
	Name:	Robert D. Lanigan
	Title:	Senior Vice President
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Eric J. Cosgrove
	Name:	Eric J. Cosgrove
	Title:	Vice President
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

RBC BANK (USA), as a Lender
By:	/s/ Richard Marshall
	Name:	Richard Marshall
	Title:	Market Executive — National Division
Signature Page to Signal Peak Energy, LLC/Global Rail Group, LLC Credit Agreement

Schedule 2.01
Commitments

Lender	Commitment Amount

Union Bank, N.A.	$55,000,000.00
Sovereign Bank	$52,500,000.00
CoBank, ACB	$52,500,000.00
Credit Agricole Corporate and Investment Bank	$30,000,000.00
U.S. Bank National Association	$30,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$30,000,000.00
CIBC Inc.	$20,000,000.00
Comerica Bank	$20,000,000.00
Fifth Third Bank	$20,000,000.00
Royal Bank of Canada	$15,000,000.00
RBC Bank (USA)	$15,000,000.00
FirstMerit Bank, N.A.	$10,000,000.00

Schedule 3.04
Sales and Acquisitions
None.

Schedule 3.05
Properties
None.

Schedule 3.06
Litigation
1. Scion Energy Partners, LLC and Scion Capital Partners, LLC (collectively “Scion”) v. Signal Peak Energy, LLC, et al., Delaware Court of Chancery, Civil Action No. 3220-VCP; Montana Fourteenth Judicial District Court, Musselshell County, Cause No. DV-08-105
On July 18, 2008, a joint venture owned by FirstEnergy Ventures Corp. and affiliates of the Boich Group purchased an 80% interest in Signal Peak Energy, LLC (“Signal Peak”), the owner of the Bull Mountain coal mine. The joint venture has since acquired the remaining 20% interest. At the same time, Global Rail Group LLC (“Global Rail”) purchased land for the purpose of building a rail line and power line servicing the mine. The purchase agreements for the transactions provide that the seller thereunder (the “Seller”) agrees to indemnify Signal Peak, Global Rail and certain affiliates against losses arising out of the following described claims asserted by Scion, provided however that the remedies under the indemnity are limited to offsetting indemnified losses against royalties payable by Signal Peak for coal from the mine, plus future payments under the purchase price note delivered for the recent acquisition of the last 20% interest in Signal Peak. The Seller has acknowledged its obligation to indemnify the joint venture entities and Signal Peak against the Scion claims, and has assumed the defense of the Montana case and agreed to the retention by Signal Peak and Global Rail of their own counsel to defend the Delaware case, with the expense of defense being offset against the royalties as they accrue.
Scion filed a complaint in the Superior Court of the State of Delaware on March 14, 2007 (which case was subsequently transferred to the Delaware Court of Chancery on September 10, 2007) against various entities (the “Bull Mountain Entities”) that were involved in the development and operation of the Bull Mountain coal mine in Roundup, Montana. Scion’s complaint sought, among other things: (i) money damages in the amount of approximately $18.5 million, reflecting unpaid loans in the amount of $500,000, as well as various fees and commissions; (ii) 25.5% of the equity in the Bull Mountain Entities and options to purchase an additional 15%; and (iii) coal royalties totaling $0.48 per ton; all allegedly owed for, inter alia, loans made by Scion and financial advisory and brokerage services performed by Scion for the Bull Mountain Entities. Scion further claims that its monetary damages are secured by a lien on “as extracted” coal produced by the Bull Mountain mine. The complaint, as most recently amended, claims that the transfer of the land purchased by Global Rail to the predecessor in title was voidable as a fraudulent transfer to the predecessor and also as against Global Rail and seeks to unwind such transfers or, in the alternative, seeks damages in the amount of the value of the assets.
Scion’s claims arise from a series of agreements that Scion allegedly entered into with BMP Investments, Inc. (Signal Peak’s predecessor entity) and the other Bull Mountain Entities prior to the purchase by the FirstEnergy and Boich Group joint venture. Certain former defendants in this case have confessed judgment in exchange for a release of liability of the individual former promoters of the Bull Mountain coal mine.

After their motion to dismiss the Second Amended Complaint became moot upon the filing of the Third Amended Complaint, the remaining defendants, including the Borrowers, filed Answers to the Third Amended Complaint on September 29, 2009. FirstEnergy and the Boich Group have been dismissed from the case without prejudice, under a Tolling Agreement with the plaintiffs. Litigation counsel for the Borrowers anticipates that discovery will not be completed until sometime in 2011, and expects that the defendants will move for partial summary judgment at that time with respect to the claim for equity in Signal Peak.
Scion filed suit in November of 2008 in Musselshell County, Montana (the location of the coal mine), seeking to foreclose on a claimed lien on mining equipment, “as extracted” coal and other minerals, royalty interests and coal leases . The Seller and the current owner of the reserves have acknowledged their obligation to indemnify and defend Global Rail and Signal Peak in the Montana action as well. Certain defendants in that action, including, inter alia, Signal Peak, FirstEnergy Corp. and Global Rail, have filed an Amended Motion to Dismiss, which is currently pending.
The Loan Parties and Pledgors believe that these claims in the Delaware and Montana actions are without merit and are not reasonably likely to materially impair their ability to pay and perform their Obligations under the Loan Documents.

Schedule 3.07
Compliance with Laws
None.

Schedule 3.19
Insurance
[See Attached]

Property & Casualty Summary
for
Signal Peak Energy LLC
100 Portal Drive
Roundup, MT 59072
Hoiness LaBar Insurance
A Member of Payne Financial Group, Inc.
Presented by:
Chris Hoiness, CPCU, CIC
Senior Vice President
Laurie Preitauer, AU, AIS, CPSR
Client Account Manager
Sandy Meyers
Service Account Manager
July 13, 2010
This document is not a legal interpretation or a complete description of the coverage provided under the actual insurance policies. Please refer to the actual policies for specific terms, conditions, limitations and exclusions that will govern in the event of a loss. Specimen policies are available for review prior to binding coverage.

Commercial Property Coverage	3
Commercial General Liability Coverage	5
Commercial Pollution Liability Coverage	7
Commercial Auto Coverage	8
Commercial Equipment Coverage	10
Commercial Umbrella Coverage	16
Commercial Excess Coverage	19

Commercial Property Coverage

Policy Period:	7/16/2010 — 7/16/2011

Insurance Company:	Federal Insurance Company

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy Signal Peak Energy LLC Global Rail Group LLC
Schedule of Locations:
Loc. No. 1 — 100 Portal Drive Roundup MT 59072

Bldg No.	Description
4	Building #4-Shop
2	Building #2-Office (house)
6	Pipe-Personal Property of Others
7	Office/Bathhouse
8	Shop and Warehouse
9	Coal Prep Plant
Loc. No. 3 — 16432 Van Sky Road — 7 miles E of Broadview Broadview MT 59015

Bldg No.	Description
1	Dwelling — Tenant Occupied
Location Provisions:
Location No.1 100 Portal Drive Roundup MT 59072

Bldg			Agreed
No.	Subject of Insurance	Valuation	Amt.	Deductible	Limit
2	Building-Office (house)	Replacement Cost	Yes	$2,500	$118,000
4	Building-Shop	Replacement Cost	Yes	$2,500	$53,000
7	Building-Office/Bathhouse	Replacement Cost	Yes	$50,000	$1,500,000
7	Business Personal Property	Replacement Cost	Yes	$50,000	$350,000
8	Building-Shop and Warehouse	Replacement Cost	Yes	$50,000	$800,000
8	Business Personal Property	Replacement Cost	Yes	$50,000	$400,000
9	Building-Coal Prep Plant	Replacement Cost	Yes	$100,000	$65,850,000
Location No. 3 16432 Van Sky Road — 7 miles E of Broadview Broadview MT 59015

Bldg.			Agreed
No.	Subject of Insurance	Valuation	Amt.	Deductible	Limit
1	Building — Dwelling	Replacement Cost	Yes	$5,000	$100,000

Covered Causes of Loss:	Special causes of loss subject to policy exclusions

Exclusions:	Refer to policy for exclusions

Coverage Modifications:	Refer to policy for specific information pertaining to these modifications

Description	Limit	Deductible(*)
Earthquake	$15,000,000	$100,000
Flood	$15,000,000	$100,000
Personal Property Any Other Location	$250,000	$25,000
Transit Coverage-Personal Property	$1,000,000	$50,000
Blanket Business Income/Extra Expense — Above ground only	$50,000,000	30 day waiting period
Business Income — Dependent Business Premises	$25,000	$2,500
Business Income — Fees	$5,000	$2,500
Business Income — Loss of Utilities	$15,000	$2,500
Business Income — Pollutant Cleanup or Removal	$5,000	$2,500
Business Income — Newly Acquired Premises	$100,000	$2,500
Blanket Limit includes-Accounts Receivable, Electronic Data Processing Property, Valuable Papers, Extra Expense, Personal Property of Others & Employees, Leasehold Interest — Undamaged Tenants’ Improvements & Betterments	$100,000	$2,500
Debris Removal	$50,000	$2,500
EDP Exhibition, Fair, Tradeshow	$2,500	$2,500
Personal Property Exhibition, Fair, Tradeshow	$2,500	$2,500
Fine Arts — Exhibition, Fair or Trade Show	$2,500	$2,500
Fine Arts	$5,000	$2,500
Fire Department Service Charge	$25,000	$2,500
Installation Any Job Site	$1,000	$2,500
Installation Coverage — In Transit	$1,000	$2,500
Accounts Receivable in Transit	$10,000	$2,500
EDP Property in Transit	$10,000	$2,500
Fine Arts in Transit	$1,000	$2,500
Valuable Papers in Transit	$10,000	$2,500
Inventory or Appraisals	$5,000	$2,500
Loss Prevention Expenses	$5,000	$2,500
Money And Securities On Premises	$10,000	$2,500
Money And Securities Off Premises	$5,000	$2,500
Trees, Shrubs & Plants or lawns — outdoor	$25,000	$2,500
Pollutant Cleanup and Removal	$25,000	$2,500
Exclusion — Building Under Construction
Newly Acquired or Constructed Building	$1,000,000	$2,500
Newly Acquired Personal Property	$500,000	$2,500
Newly Acquired Electronic Data Processing Equipment	$250,000	$2,500
Newly Acquired Electronic Data Processing Media	$25,000	$2,500
Newly Acquired Electronic Data Processing Media Duplicates	$25,000	$2,500
Newly Acquired Telephone Equipment	$25,000	$2,500
Newly Acquired Fine Arts	$10,000	$2,500
Personal Property Of Others-Pipe	$60,000	$2,500

*	The policy deductible applies unless a specific deductible is shown.

Commercial General Liability Coverage

Policy Period:	7/16/2010 – 7/16/2011

Insurance Company:	Federal Insurance Company

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy Signal Peak Energy LLC Global Rail Group LLC
Schedule of Locations:
Loc. No. 1 — 100 Portal Drive Roundup MT 59072

Bldg No.	Description
4	Building #4-Shop
2	Building #2-Office (house)
7	Office/Bathhouse
8	Shop and Warehouse
9	Coal Prep Plant
Loc. No. 3 — 16432 Van Sky Road — 7 miles E of Broadview Broadview MT 59015

Bldg No.	Description
1	Dwelling — Tenant Occupied

Limits of Insurance

General Aggregate	$2,000,000

Products/Completed Operations Aggregate	$1,000,000

Personal and Advertising Injury	$1,000,000

Each Occurrence	$1,000,000

Damage to Rented Premises	$1,000,000

Medical Expense	$10,000

Coverage Trigger:	General Liability — Occurrence
Employee Benefits — When Claim is Made
Deductible:

Coverage	Amount	Deductible Type	Deductible Basis
General Liability	$5,000	Per Claim	Property Damage

Exclusions:	Refer to policy for exclusions

Coverage Modifications:	See policy for specific information pertaining to these modifications

Description	Occurrence	Aggregate	Deductible
Employee Benefits Liability-Retroactive Date 7/16/08	$1,000,000	$1,000,000	$1,000
Blanket Waiver of Subrogation — for ongoing operations only
Exclusion-Subsidence
Professional Liability Exclusion
Exclusion-Asbestos, Silica & Similar Compounds Including Mixed Dust
Who is Insured-Designated Person or Organization
Personal And Advertising Injury — Aggregate	$1,000,000
Non Accumulation of Limits of Insurance
Additional Insured — lessor of leased equipment
Notice of cancellation — 90 days other than 10 days for non-pay
Employers Liability Total Exclusion

Audit Basis:	Annual
Schedule of Exposures and Rates:

Loc.	Class				Last Year
No.	Code	Class Description	Rating Basis	Exposure	Exposure
1	00160-01	Coal Mining — Surface	Raw Tons	If Any	If Any
1	00160-02	Coal Mining — Underground	Raw Tons	12,000,000	11,500,000
1	00160-03	Clean Production Processing	Clean Ton	9,137,000	9,660,000
1	00176-01	Employee Benefits Liability	Employees	225	154
1	91581	Contractors — Subcontracted Work (Not Buildings)	Cost of Work	2,000,000	If Any
3	63010	Dwellings — One-Family (Lessor’s Risk Only)	Units	1	1
1	97223	Machinery or Equipment — NOC — Installation, Service, Repair	Payroll	If Any	If Any

Commercial Pollution Liability Coverage

Policy Period:	7/16/2010 – 7/16/2011

Insurance Company:	Federal Insurance Co.

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy Signal Peak Energy LLC Global Rail Group LLC
Schedule of Locations:
Loc No. 1 — 100 Portal Road Roundup MT 59072

Limits of Insurance

General Aggregate	$1,000,000

Each Pollution Incident	$1,000,000
Coverage Trigger:

Coverage	Ded.	Deductible Type
Pollution Liability	$10,000	When Claim is Made

Exclusions:	Refer to policy for exclusions

Coverage Modifications:	See policy for specific information pertaining to these modifications

Description
Exclusion — Asbestos
Exclusion — Biological Agents — Total
Exclusion — Water Operations
Retroactive Date: July 16, 2008
Cap on Certified Terrorism Losses

Audit Basis:	Annual

Commercial Auto Coverage

Policy Period:	7/16/2010 – 7/16/2011

Insurance Company:	Federal Insurance Co.

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy
Signal Peak Energy LLC
Global Rail Group LLC

	Covered
Coverage	Auto Symbol	Limits of Insurance
Liability	1	$1,000,000	Each Accident
Medical Payment	7	$5,000	Per Person
Uninsured Motorist	7	$350,000	Per Accident
Underinsured Motorists	7	$350,000	Per Accident
Physical Damage — Comprehensive	7 8	Valuation:	ACV or Cost of Repair
		Deductible:	See attached schedule
Physical Damage — Collision	7 8	Valuation:	ACV or Cost of Repair
		Deductible:	See attached schedule
Covered Auto Symbols

1	2	3	4	5	6	7	8	9
Any Auto	Owned Autos Only	Owned Private Passenger Autos Only	Owned Autos other than Private Passenger Autos Only	Owned Autos Subject to No- Fault	Owned Autos Subject to Compulsory Uninsured Motorists Laws	Specifically Described Autos Only	Hired Autos Only	Nonowned Autos Only

Exclusions:	Refer to policy for exclusions

Coverage Modifications:	See policy for specific information pertaining to these modifications

Description
Blanket Addtl Insd-by written contract for interest of lessor
Ninety Day Notice of Cancellation except 10 day for non-pay of premium
Fellow Employee Coverage
Blanket Waiver of Subrogation — required by contract only
Employees as Insureds
Hired Auto Physical Damage
Comprehensive Deductible: $1000
Collision Deductible: $1000

Schedule of Vehicles:

Veh							Comp.	Coll.
#	Year	Make	Model	Vehicle I.D. Number	City	St.	Ded.	Ded.
1	2000	Chevrolet(Engr-Voice)	1500	1GCEK19T1YE148921	Billings	MT	$1,000	$1,000
2	2006	GMC (DeMichiei)	Denali	1 GKET63M662142255	Billings	MT	$1,000	$1,000
3	2005	GMC (Surface)	1500	1GTEK14T95Z260099	Billings	MT	$1,000	$1,000
4	2005	GMC (Surface)	1500	1GTEK14T25Z309739	Billings	MT	$1,000	$1,000
5	2005	GMC (Surface)	1500	1 GTEK14T45Z349031	Billings	MT	$1,000	$1,000
6	2005	GMC (Surface)	1500	1GTEK14T05Z266843	Billings	MT	$1,000	$1,000
7	2006	Chevrolet (Ochsner)	Trailblazer	1GNDT13S362196371	Billings	MT	$1,000	$1,000
8	2006	Chevrolet (Viren)	Trailblazer	1GNDT13S762203905	Billings	MT	$1,000	$1,000
9	1997	GMC (Engr)	Yukon	1GKEK13R9VJ710133	Billings	MT
10	2006	Chevrolet (Valentes)	Trailblazer	1GNDT13S062194402	Billings	MT	$1,000	$1,000
11	2008	Chevrolet (Roland)	Suburban	3GNFK16328G101017	Billings	MT	$1,000	$1,000
Note: Comprehensive, specific perils and collision coverage apply only when a deductible is shown on the vehicle
Schedule of Drivers:

				License
No.	Driver Name	Date of Birth	License Number	State
1	Robert Ochsner	5/19/1953	0501919534119	MT
2	Darrell H. Roland	4/27/1954	R453135298323	MD
3	Edward A Viren	1/22/1957	106885254	WY
4	John DeMichiei	2/21/1949	D520429585136	MD
5	Bradley Allen Voise	2/21/1955	0202419554121	MT
6	Magnus Lopes Valente	9/12/1963	IAA202601LGN	Int’l
7	Byron Kinn	5/19/1968	0503119684119	MT

Commercial Equipment Coverage

Policy Period:	7/16/2010 – 7/16/2011

Insurance Company:	Federal Insurance Company

		Maximum Limit per
Description of Equipment	Total Limit	Item
Employee Tools & Clothing	$10,000	$2,500
Scheduled Equipment: Under Ground

Item
No.	Year	Description	Serial #	Limit
1	1997	CCHDR 13 Fletcher Roof Bolter (FA204)		$155,000
2		MSA Trickle Duster (FA215)		$7,000
3		MCI Section Power Center (FA210)	MMSE10140	$65,000
4		Joy Shuttle Car (FA205)	ET15862	$275,000
5		Joy Shuttle Car (FA206)	ET15195	$275,000
6		Section Power Center (FA213)	MMSE1040	$38,000
7		Wet Duster (FA218)	S115-S60T	$13,000
8		Water Pressure Station (FA233)	BYM 16-20	$6,000
9		Stamler Feeder Breaker (FA209)	BF14A4253	$22,000
10		Fletcher DDR Roof Bolter (FA203)	13830	$225,000
11		Joy Continuous Miner (FA201)	JM4882	$800,000
12		Power Center Pemco (FA212)		$59,000
13		Continuous Miner (FA202)	JM4276	$800,000
14		Biopak Self Res & Access (FA234)		$142,000
15		Mine Self Rescuer w/pouch (FA458)		$21,000
16		Slinger Duster (FA217)		$10,000
17		Bantam Dusters (2) (FA216)		$21,000
18		Joy Shuttle Car 10SC32 (FA381)	ET17736	$570,000
19		Wagner 3 1/2 yard scoop (FA388)		$266,000
20		Power Center 1500 KVA (FA403)	1PC-R	$102,000
21		Joy Feeder Breaker (FA452)	14200	$500,000
22		Section Fan CR-60 (FA454)	401-1	$75,000
23		Section Fan CR-60 (FA455)	401-2	$75,000
24		Power Center Section 1500 KVA (FA457)		$103,000
25		Power Center Belt 1500 KVA (FA460)		$100,000
26		Wagner 3 1/2 yard scoop (FA472)	LHD-1	$347,000
27		Getman LRD226 Tow Tractor (FA474)	7074	$340,000
28		Getman LRD226 Tow Tractor (FA475)	7085	$340,000
29		Getman Supply Tractor (FA476)	HH1005	$125,000
30		Getman Supply Tractor (FA477)	HH1006	$125,000
31		Genco Mantrip (FA401)	195	$28,000
32		Dodge Mantrip (FA451)	3D7ML467496537747	$25,000
33		Genco Mantrip (FA459)	213	$28,000
34		Cap Lamps (FA526)		$13,000
35		Continuous Miner JM6192 (FA527)	12CM12-11BX	$1,871,000
36		Atlas Copco Compressor (FA528)	GA250-125	$55,000
37		Fletcher Roof Bolter CCDDR-13 (FA531)	2008070	$685,000
38		Transformers 300 KVA (FA529)		$7,000
39		Slinger Duster (FA533)		$46,000
40		Scoop (FA832)	LS195	$517,000
41		Gator Mantrip (FA504)	WO4X2ED003586	$10,000
42		Dodge 3500 Mantrip (FA521)	3D7ML46719G554134	$25,000

Item
No.	Year	Description	Serial #	Limit
43		Dodge 3500 Mantrip (FA522)	3D7ML46789G554132	$25,000
44		Dodge 3500 Mantrip (FA523)	3D7ML467X9G554133	$25,000
45		Genco Mantrip (FA524)	218	$36,000
46		Dodge 3500 Mantrip (FA552)	3D7ML467496537747	$33,000
47		42” Conveyor System w/motor (FA386)		$200,000
48		60” Conveyor Belt 1410’ (FA402)		$70,000
49		60” Conveyor Belt 2160’ (FA456)		$40,000
50		Transformer fan 500 KVA (FA461)		$14,000
51		Joy Shuttle Car (FA559)	ET17737	$575,000
52		Rescue Chamber (FA582)		$108,000
53		Belt Structure 60” 1000(FA592)		$49,000
54		Shield Hauler (FA663)		$116,000
55		Dodge 3500 Mantrip (FA 556)	3D7ML46789G554132	$31,000
56		Dodge 3500 Mantrip (FA 557)	3D7ML46719G554134	$31,000
57		Dodge 3500 Mantrip (FA558)	3D7ML467X9G554133	$31,000
58		Dodge 3500 Mantrip (FA590)	9G558926	$31,000
59		Feeder Breaker (FA708)		$557,000
60		Mantrip (FA709)		$26,000
61		Mantrip (FA710)		$52,000
62		Mantrip (FA711)		$52,000
			Total	$11,414,000

Scheduled Equipment: Above Ground

Item
No.	Year	Description	Serial #	Limit
1	1983	Cat 980G Front End Loader (FA253)	AWH00597	369,000
2		Cat Backhoe BLN01721 (FA252)	420P1T	48,000
3		Cat 980G Front End Loader (FA250)	2KR04677	199,000
4		Cat Road Grader (FA251)	9DJ00659	385,000
5		Telehandler (FA553)	SLH00540	64,000
6		Komatsu 40 Ton Truck (FA247)	HD325-6A	292,000
7		CAT Dozer D10T (FA385)	RJG01548	1,100,000
8		Coal Lab Equipment (FA462)		151,000
9		Coal Lab Equipment (FA506)		5,000
10		Skid Steer (FA277)		25,000
11		Truck Scale (FA280)		47,000
12		GPS System (FA304)		44,000
13		CAT D10T Dozer (FA574)	RJG02055	1,175,000
14		Yale Pneumatic Lift Truck (FA576)		15,750
15		Gehl Skid Loader (FA591)		59,883
16		Getman Motor Grader (FA594)	7095	433,000
17		Madison #2 Water Well pump & line (FA560/FA561)		750,000
18		Skid Loader (FA721)		60,000
19		50KV Powerline Upgrade (FA586)		65,000
20		1000 KVA Transformer (FA680)		24,000
21		1000 KVA Transformer (FA681)		24,000
22		1000 KVA Transformer (FA682)		27,000
23		200 KVA Transformer (FA683)		37,000
24		Main Substation (FA684)		3,000,000
25		Surface Switchgear (FA685)		1,000,000
26		Cat D8T Dozer (FA824)	OKPZ01906	325,000
27		Cat 815F Wheel Compactor (FA825)	OBKL00992	199,500
28		Cat 330DL Excavator (FA826)	OMWP00339	153,500

Item
No.	Year	Description	Serial #	Limit
29		Madison Deep Water Well Pump/Pipe (FA272)		500,000
30		Cat 924G Wheel Loader (FA827)	ODDA03664	72,500
31		Main Mine Fan (FA387)		350,000
			Total	$11,000,133

Exclusions:	Refer to policy for exclusions

Coverage Modifications:	See policy for specific information pertaining to these modifications

Description	Limit	Deductible
Rental Expense	$25,000
Scheduled Equipment-Aboveground-Deductible Per Occurrence	$11,000,133	10% subject to $5,000 Min., $100,000 Max
Scheduled Equipment-Underground-Deductible Per Occurrence	$11,414,000	10% subject to $10,000 Min.,
Maximum Loss Limit $5,000,000		$100,000 Max
Coverage-Direct Physical Loss
Mobile Equipment Aboveground of Others	$100,000
Rented/Leased Equipment Coverage	$500,000
Cap On Certified Terrorism Losses
Pull Back Warranty Endorsement

Commercial Umbrella Coverage

Policy Period:	7/16/2010 — 7/16/2011

Insurance Company:	National Union Fire Ins Co of Pittsburgh

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy Signal Peak Energy LLC Global Rail Group LLC

Limits of Insurance:	$5,000,000 Each Occurrence Limit $5,000,000 General Aggregate Limit

Self-Insured Retention:	$10,000

Coverage Form:	Follow Form Umbrella

Coverage Modifications:	Refer to policy for specific information pertaining to these modifications

Description	Limit
Crisis Response Coverage Enhancement	$250,000
Excess Casualty Crisis Fund Limit of Insurance	$50,000
Professional Liability Exclusion
Cross Suits Exclusion
Employers’ Liability For Occupational Disease Exclusion
Silica Exclusion
Total Pollution Exclusion
Foreign Liability Exclusion
Products-Completed Operations Aggregate	$5,000,000
Act of Terrorism Self-Insured Retention	$1,000,000
Mining Limitation Endorsement
Fungus Exclusion
Lead Exclusion
Radioactive Matter Exclusion
Commercial Umbrella Liability Policy With CrisisResponse
Coverage Territory
Violation of Economic or Trade Sanctions Conditions Amendment
Duties in the Event of an Occurrence, Claim or Suit and Schedule A — Approved Crisis Management Firms
Employee Benefits Liability Limitation (Claims-Made)
Employers’ Liability Limitation
Marine Liability Exclusion

Audit Basis:	Annual

Umbrella Coverage — Schedule of Underlying Insurance
Commercial Auto Coverage:

Ins. Company	Effective Date	Expiration Date	Limit
Federal Insurance Co	7/16/2010	7/16/2011	$1,000,000
Employers Liability Coverage:

	Effective	Expiration	Each Acc.	Disease Each
Ins. Company	Date	Date	Limit	Emp. Limit	Disease Policy Limit
Commerce & Industry	7/16/2010	7/16/2011	$1,000,000	$1,000,000	$1,000,000
General Liability Coverage:

				Prod. /
	Effective		Gen. Agg.	Comp.	Per Occ.	Per. / Adv.
Ins. Company	Date	Exp. Date	Limit	Ops Agg	Limit	Limit
Federal Insurance Co	7/16/2010	7/16/2011	$2,000,000	$1,000,000	$1,000,000	$1,000,000
Miscellaneous Coverages:

Ins. Company	Effective Date	Exp. Date	Coverage	Limit
Federal Insurance Co	7/16/2010	7/16/2011	EBL	$1,000,000
Travelers Cas & Sur.	7/16/2010	7/16/2011	EBL	$3,000,000

Commercial Excess Coverage

Policy Period:	7/16/2010 — 7/16/2011

Insurance Company:	Lexington Insurance Company

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy

Limits of Insurance:	$5,000,000 Each Occurrence Limit $5,000,000 General Aggregate Limit

Self-Insured Retention:

Coverage Form:	Umbrella

Coverage Modifications:	Refer to policy for specific information pertaining to these modifications

Description	Limit
Terrorism Coverage Provided Under the Federal Terrorism Risk Insurance Act of 2002, USA (certified acts)	$5,000,000
Following Form — Excess Liability
Patrol Access Endorsement
Accident Insurance Endorsement
Amendment to Insuring Agreements
Defense Cost Payments (shall not reduce limits of liability)
Employment-Related Practices Exclusion
Minimum Earned Premium — $22,810
Occupational Disease Exclusion
Securities and Financial Interest Exclusion
Exclusion — Violation of Statutes in Connection With Sending, Transmitting or Communicating Any Material or Information
Unimpaired Aggregate
War Exclusion

Audit Basis:	Annual

Excess Coverage — Schedule of Underlying Insurance
Commercial Auto Coverage:

Ins. Company	Effective Date	Expiration Date	Limit
Employers Liability Coverage:

Ins.	Effective	Expiration	Each Acc.	Disease Each Emp.	Disease Policy
Company	Date	Date	Limit	Limit	Limit
General Liability Coverage:

Prod. /
Ins.	Effective	Exp.	Gen. Agg	Comp	Per Occ.	Per. / Adv.
Company	Date	Date	Limit	Ops Agg.	Limit	Limit
Miscellaneous Coverages:

Ins. Company	Effective Date	Exp. Date	Coverage	Limit
National Union Fire	7/16/2009	7/16/2010	Commercial Umbrella	$5,000,000

Audit Basts:	Annual

Workers Compensation Coverage

Policy Period:	7/16/2010 — 7/16/2011

Insurance Company:	New Hampshire Insurance Company

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy.
Signal Peak Energy LLC
Global Rail Group LLC

Workers’ Compensation Insurance:	Statutory MT

Employers’ Liability Insurance:	Bodily Injury by Accident	$1,000,000	Each Accident
	Bodily Injury by Disease	$1,000,000	Each Employee
	Bodily Injury by Disease	$1,000,000	Policy Limit

Employers’ Liability Exclusions:	Refer to policy for exclusions

Coverage Modifications:	See policy for specific information pertaining to coverage and exclusions

Description
Federal Coal Mine Health & Safety Act Coverage
Voluntary Compensation & Employers Liability Coverage
Waiver of Subrogation — under any contract prior to occurrence of loss
Notification of Change In Ownership — must report within 90 days
Montana Intentional Injury Exclusion
Montana Safety Endorsement

Audit Basis:	Annual

Rating: MT

Class		Estimated	Expiring
Code	Classification	Payroll	Payroll
0158	Coal Mining — Underground -Black Lung	$16,800,000	$10,766,000
1016	Coal Mining — Underground	$16,800,000	$10,766,000
0156	Coal Mine — Surface — Black Lung	If Any	If Any
1005	Coal Mining — Surface — & Drivers	If Any	If Any
8601	Architect or Engineer — Consulting	$986,900	$1,225,000
8233	Coal Merchant & Local Managers, Drivers	If Any	If Any
8810	Clerical Office Employees NOC	$368,900	$1,819,600

Owner/Officer Coverage Elections:

Name	Title/Relation	Included/Excluded
Darrell Roland	Vice President	Included
John Demichiei	Vice President	Included
Wayne Boich	President/Director	Excluded
Brian T. Murphy	Secretary/Treasurer	Excluded

Commercial Directors & Officers Coverage

Policy Period:	7/16/2010 — 7/16/2011

Insurance Company:	Travelers Casualty & Surety Company of America

Schedule of Named Insureds:	An entity must be named to receive coverage under the policy
Crime Coverage

Description	Ded.	Limit
Employee Theft	$10,000	$1,000,000
Directors and Officers Coverage

Description	Ded.	Limit
Aggregate Limit	$25,000	$3,000,000
Supplemental Personal indemnification Limit of Liability for Directors and Officers		$500,000
Investigative Expense Limit		$100,000
Employment Practices Liability Coverage

Description	Ded.	Limit
Aggregate Limit	$10,000	$3,000,000
Third Party EPL Sublimit	$10,000	$3,000,000
Fiduciary Liability Coverage

Description	Ded.	Limit
Aggregate Limit	$0	$1,000,000

PROPERTY DAMAGE
AND BUSINESS INTERRUPTION POLICY

1

SCHEDULE
ATTACHING TO AND FORMING PART OF POLICY NO: 753 / PL0901791

Insured:	Signal Peak Energy LLC

Address:	100 Portal Drive, Roundup, Montana 59072 6856

Period of Insurance:	From: 1 November 2009

To: 31 October 2010

Both Days Inclusive Local Standard Time at the location of the property insured

The Business:	Coal Mine

Situation:	Montana, United States of America

Premises:	1) 127 PM Coal Road Roundup, Musselshell County, Montana 59072

2) 100 Portal Drive, Roundup, Montana 59072 6856

Limits of Liability:	USD 50,000,000 each and every occurrence Combined Single Limit Sections 1 and 2

Deductibles:	USD 1,000,000 each and every occurrence in respect of Property Damage

60 Days in respect of Business Interruption on Actual Daily Value basis (ADV)

Premium:	USD 826,705.74 (being 35.5556% of USD 2,325,107) per annum

Indemnity Period:	As defined herein

Dated in London:	1 November 2009

2

SECTION 1 — PROPERTY DAMAGE
The Indemnity
In the event of any physical loss, destruction or damage (hereinafter in Section 1 referred to as “damage” with “damaged” having a corresponding meaning) not otherwise excluded happening at the Situation occurring during the Period of Insurance to the Property Insured described in Section 1, the Insurer(s) will, subject to the provisions of the Policy including the limitation of the Insurers’ liability, indemnify the Insured in accordance with the applicable Basis of Settlement.
Subject to the liability of the Insurer(s) not being increased beyond the Limit(s) of Liability already stated herein, the Insurer(s) will also indemnify the Insured for:
(a)
architects’, surveyors’, consulting engineers’, legal and other fees and clerks’ of work salaries for estimates, plans, specifications, quantities, tenders and supervision necessarily incurred in reinstatement consequent upon damage to Property Insured but not such costs, fees and salary for preparing any claim hereunder;

(b)
any fee, contribution, impost or other sum payable to any Government, Local Government or other Statutory Authority; where payment of such fee, contribution, impost or other sum payable is a condition precedent to the obtaining of consent to reinstate any building(s) insured hereunder; provided that the Insurer shall not be liable for payment of any fines and/or penalties imposed upon the Insured by any such Authorities;

(c)
costs and expenses necessarily and reasonably incurred for the purpose of extinguishing fire at or in the vicinity of Property Insured or threatening to involve such property, or for the purpose of preventing or diminishing imminent damage to Property Insured by any other peril insured by this Policy, including damage to gain access, and the costs of replenishment of fire protective equipment (where such fire protective equipment is required by law to be replaced with a different type of equipment; the cost of such different type of equipment of similar capabilities as the equipment being replaced) and charges incurred for the purpose of shutting off the supply of water or other substance following accidental discharge from any fire protective equipment or otherwise escaping from intended confines;

(d)	costs and expenses necessarily and reasonably incurred for the temporary protection and safety of Property Insured pending repair or replacement consequent upon damage insured hereunder;
(e)
cost of replacing locks and/or keys and/or combinations where, if as a result of burglary, theft or any attempt thereat, the keys and/or combination are stolen or if there are reasonable grounds to believe the keys may have been duplicated. Also the costs of opening safes and/or strongrooms as a result of theft of keys and/or combinations;

(f)	costs and expenses necessarily and reasonably incurred in respect of:
(i)
the removal, storage and/or disposal of debris or the demolition, dismantling, shoring up, propping, underpinning or other temporary repairs consequent upon damage to Property Insured by this Policy and occasioned by a peril or event not otherwise excluded;

(ii)
the Insured’s legal liability in respect of removal, storage and/or disposal of debris, notwithstanding in relation to premises, roadways, services, railway or waterways of others, consequent upon damage to the Property Insured by a peril hereby insured against, for such costs together with the cost of cleaning provided that such liability was not assumed by the Insured under an agreement entered into after the commencement of the Period of Insurance or any renewal thereof unless liability would have attached in the absence of such agreement.

Provided that the insurance under this section does not extend to any liability that the Insured may incur as a consequence of pollution of any kind.

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(iii)
the demolition and removal of any property belonging to the Insured which is no longer useful for the purpose it was intended, providing such demolition and removal is necessary for the purpose of the reinstatement or replacement of Property Insured under this section and is consequent upon damage to the Property Insured by a peril hereby insured against.

For the purposes of this clause debris means the residue of damaged Property Insured excluding any material which is itself a pollutant or contaminant and which is deposited beyond the boundaries of the Situation.
(g)
damage to personal property, tools and effects (including money and negotiable instruments) belonging to directors, partners, proprietors and employees of the Insured whilst such persons are engaged on the business of the Insured and damage to property of welfare, sport and social clubs associated with the Insured whilst at the Situation.

(h)
costs and expenses reasonably incurred to expedite repairs, replacement or reinstatement consequent upon damage to Property Insured including, but not limited to, express airfreight, additional overtime, night, weekend or public holiday rates of pay incurred in connection with the repair or reinstatement of Property Insured directly or indirectly arising from an event insured.

(i)
the cost of locating and repairing burst or leaking water tanks, apparatus or pipes where a claim has been substantiated for loss or damage to the Property Insured arising therefrom including the cost of restoring the premises;

(j)
costs and expenses incurred by the Insured in taking inventory (including unpacking, repacking and restocking) to identify, quantify and value any Property Insured physically lost, destroyed or damaged by any peril insured against by this Section including examination of property not belonging to but in the care, custody or control of the Insured;

(k)	reduction in value of components or parts of Property Insured if such is consequent upon physical loss destruction or damage not otherwise excluded to other components or parts of Property Insured;

(l)	cost of clearance of drains including expenses necessarily incurred in clearing and/or repairing drains, gutters, sewers and the like, at or in the vicinity of Property Insured.

for the purpose of this clause the cost of clearance means the residue of damaged Property Insured excluding any material which is itself a pollutant or contaminant and which is deposited beyond the boundaries of the Situation.

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Property Insured
Joy Longwall miner to include the 2009 Joy Longwall Mining System, Hydraulic supports, 1250 Foot AFC, 7LS5 Shearer, including and not limited to shields, belts, belt structures, belt drives, conveyors and all equipment that is part of the Joy long wall mining operation. This property also extends to the underground and above ground equipment to the first stacking tube only
Basis of Settlement
(a)
On buildings, machinery, plant and all other property and contents (other than those specified below); the cost of reinstatement, replacement or repair in accordance with the provisions of the Reinstatement or Replacement and Extra Cost of Reinstatement Memoranda as set out herein.

Provided that if the Insured elects to claim the indemnity value of any damaged property, the Insurer(s) will pay to the Insured the value of such property at the time of the happening of the damage or at its option reinstate, replace or repair such property or any part thereof. In any event the Insurer(s) will pay costs incurred by the Insured in accordance with the provisions of the Extra Cost of Reinstatement Memorandum.

(b)
On raw materials, supplies and other merchandise not manufactured by the Insured; the replacement cost at the time and the place of replacement or, if such property is not replaced, the value thereof at the time and place of the damage.

(c)
On materials in process of manufacture; the replacement value of the raw materials and the value of labour and other overhead charges expended thereon or apportioned thereto at the time and the place of the damage.

(d)
On finished goods; the replacement value of raw materials and the value of labour and other overhead charges expended thereon or apportioned thereto before any allowance for profit or the cost of restocking such goods, whichever is the lesser.

(e)
On computer systems records, documents, manuscripts, securities, deeds, specifications, plans, drawings, designs, business books and other records of every description; the cost of reinstating, replacing, reproducing or restoring same, including information contained therein or thereon but not for the value to the Insured of the said information; or if such is not required, the current replacement cost of materials as blank stationery or software and the like.

(f)	On patterns; models, moulds, dies or casts; the current cost of repair or replacement (if actually replaced) otherwise the indemnity value to the Insured of such property.

(g)	On glass; the cost of repairing or replacing the broken glass including:
•	temporary Shuttering and/or hiring of security service pending replacement of broken glass;

•	signwriting or Ornamentation on glass;

•	replacement Burglar Alarm Tapes on glass;

•	removing and re-fixing of Window and Show Case Frames and Fittings;

•	heat Reflecting Material or process on glass.
(h)	On directors’ and employees’ personal property, tools and effects and customers and visitors’ personal effects; the current replacement cost at the time and place of replacement

(i)	On empty premises awaiting demolition; the salvage value of the building materials and/or landlords, fixtures and fittings.

(j)
On goods sold but not delivered for which the Insured is responsible and with regard to which, under the conditions of sale, the sale contract is by reason of the damage cancelled, either wholly or to the extent of the damage; the contract price.

(k)	On mobile plant and machinery and mining equipment that is five (5) or more years old at the time of loss or damage; replacement cash value.

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MEMORANDA TO SECTION 1 OF THE POLICY
Except to the extent that this Policy is hereby modified under the following Memoranda the terms, conditions and limitations of this Policy shall apply.
Interest of Other Parties
The insurable interest of only those lessors, financiers, trustees, mortgagees, owners and all other parties specifically noted in the records of the Insured shall be automatically included without notification or specification; the nature and extent of such interest to be disclosed in event of damage.
Where the insurance covers the interest of more than one party, any act of neglect of an individual party will not prejudice the rights of the remaining party/parties; provided the remaining party/parties shall, immediately on becoming aware of any act of neglect whereby the risk of damage has increased, give notice in writing to the lnsurer(s) and on demand pay such reasonable additional premium as the Insurer(s) may require.
Branded Goods
Any salvage of branded goods and/or merchandise, the Insured’s own or held by the Insured in trust or on commission, and/or goods sold but not delivered, shall not be disposed of by sale without the consent of the Insured. If such salvage is not disposed of by sale then the damage will be assessed at the value agreed between the Insured and the Insurer(s) after brands, labels or names have been removed by or on behalf of the Insured.
Declared Values
It is specifically understood and agreed that, with respect to the declared values of Property Insured in accordance with the Basis of Settlement, such declared values shall not include any allowance for Extra Cost of Reinstatement and any of the cost and expenses referred to under clause (b) to (k) of The Indemnity
Reinstatement or Replacement
(Applicable to buildings, machinery, plant and all other property and contents, other than those specified in Items (b) to (i) under Basis of Settlement.)
The basis upon which the amount payable is to be calculated shall be the cost of reinstatement of the property Damaged at the time of its reinstatement, subject to the following Provisions and subject also to the terms, Conditions and Limit of Liability or Sub-Limit(s) of Liability of this Policy.
For the purpose of the insurance under this Memorandum “reinstatement” shall mean:
(a)
Where property is lost or destroyed, in the case of a building, the rebuilding thereof, or in the case of property other than a building, the replacement thereof, by similar property, in either case in a condition equal to but not better or more extensive that its condition when new.

(b)
Where property is Damaged, the repair of the damage and the restoration of the Damaged portion of the property to a condition substantially the same as but not better or more extensive than its condition when new.

Provisions
(i)
The work of rebuilding, or replacing, or repairing or restoring, as the case may be (which may be carried out upon any other site(s) and in any manner suitable to the requirements of the Insured, but subject to the liability of the Insurer not being thereby increased), must be commenced and carried out with reasonable dispatch, failing which the Insurer(s) shall not be prejudiced by the said delay and shall not be liable to make any payment for additional expenses incurred by the said delay.

(ii)
When any Property Insured to which this memorandum applies is damaged in part only, the liability of the Insurer(s) shall not exceed the sum representing the cost which the Insurer(s) could have been called upon to pay for reinstatement if such property had been wholly Damaged.

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(iii)
The Insured may elect to reinstate or replace destroyed property with dissimilar property, provided it is to be used for the purpose of The Business described in the Schedule. If the Insured elects to reinstate or replace destroyed property with dissimilar property, the Insurer(s) shall pay the lesser of:

(a)	the cost of the dissimilar property, or

(b)
an amount equal to the replacement cost which would have been payable if the destroyed property had been reinstated or replaced with similar property in a condition equal to but not better or more extensive than its condition when new.

(iv)
No payment beyond the amount which would have been payable under this Policy if this memorandum had not been incorporated herein shall be made until a sum equal to the cost of reinstatement shall have been actually incurred; provided that where the Insured reinstates or replaces any lost or destroyed property at a cost which is less than the cost of reinstatement (as defined) but greater than the value of such property at the time of the happening of its loss or destruction, then the cost so incurred shall be deemed to be the cost of reinstatement.

(v)	All other insurances covering the property effected by or on behalf of the Insured shall be on a similar reinstatement basis.
Extra Cost of Reinstatement
(Applicable to buildings, machinery, plant and all other property and contents, other than those specified in Items (b) to (i) under Basis of Settlement).
This Policy extends to include the extra cost of reinstatement including demolition or dismantling of the Property Insured necessarily incurred to comply with the requirements of any Act of Parliament or Regulation made thereunder or any By-Law or Regulation or requirement of any Municipal or other Statutory Authority, subject to the following provisions.
Provisions
(i)
The work of reinstatement, (which may be carried out wholly or partially upon another site, subject to the liability of the Insurer not being thereby increased), must be commenced and carried out with reasonable dispatch, failing which the lnsurer(s) shall not be prejudiced by the said delay and shall not be liable to make any payment for additional expenses incurred by the said delay.

(ii)
The amount recoverable shall not include the additional cost incurred in complying with any such Act, Regulation, By-Law or requirement with which the Insured had been required to comply prior to the happening of the Damage.

(iii)
If the cost of reinstatement of the Damage directly caused by any of the perils insured against is less than twenty five percent (25%) of what would have been the cost of reinstatement of the Property Insured had such property been destroyed the amount recoverable hereunder shall be limited to the extra cost necessarily incurred in reinstating only that portion Damaged.

Output Replacement
If the interest insured under the Policy constitutes property which has a measurable output and which is capable of replacement with a new item or items which perform a similar function then such property shall be valued for insurance purposes as follows, and values for the settlement of any loss destruction or damage in respect thereof shall be on the same basis:
(a)
If any damaged Property Insured is to be replaced by an item or items which have the same or a lesser total output, then the insurable value thereof is the new installed cost of such replacement item or items as would give the same total output as the damaged property;

(b)
If any damaged Property Insured is to be replaced by an item or items which have a greater total output and the replacement value is no greater than the value insured of the property damaged then no deduction shall be made from any claim due to improved output;

(c)
If any damaged Property Insured is to be replaced by an item or items which have a greater total output and the replacement value is greater than the value insured of the damaged property then the insurable value thereof is that proportion of the new installed cost of the replacement item or items as the output of the damages property bears to the output of the replacement item or items. The difference between the insurable value as defined and the new installed cost of the replacement item or items shall be borne by the insured;

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Provided that in any event where any damaged property is to be repaired the Insurer(s) shall pay the cost of restoration of such damaged property to a condition substantially the same as, but not better or more extensive than, its condition when new and provided further that the liability of the Insurer(s) shall not exceed the sum representing the cost which the Insurer(s) could have been called upon to pay if such Property Insured had been wholly destroyed.
Floor Space Ratio Index (Plot Ratio)
In the event of the buildings being Damaged so as to constitute total loss or constructive total loss and, as a result of the exercise of statutory powers and/or authority by any Government Department, Local Government or any other Statutory Authority, reinstatement of the building as before is prohibited and reinstatement is only permissible subject to a reduced Floor Space Ratio Index:
The Insurer(s) agree(s) to pay in addition to the amount payable on reinstatement of the building(s) the difference between:
(a)	the actual cost of reinstatement incurred in accordance with the reduced floor space ratio index and

(b)	the cost of reinstatement which would have been incurred had a reduced floor space ratio index not been applicable.
In arriving at the amount payable under Item (a) above any payments made by the Insurer shall include the extra cost of reinstatement including demolition or dismantling of the Property Insured necessarily incurred to comply with the requirements of any Act of Parliament or Regulation made thereunder or any By-Law or Regulation of any Municipal or other Statutory Authority.
Any payment made for under Item (a) of this clause shall be made as soon as the said difference is ascertained upon completion of the rebuilding works being certified by the architect acting on behalf of the Insured in the reinstatement of the building.
Sealing of Mine
This Policy includes but is not limited to all reasonable cost of sealing the mine or part of the mine rendered necessary for the purpose or preventing or diminishing imminent damage to property of a type not excluded by this Policy, by any peril insured against by this Policy.
Acquired Companies
This Policy extends to include:
(a)	property located anywhere in the World belonging to companies and other organisations a controlling interest in which is acquired by the Insured during the currency of this Policy; and

(b)
property located anywhere in the World for damage to which such companies or other organisations are legally responsible or for which they have assumed responsibility to insure prior to the occurrence of any damage;

subject to the Insured declaring details of such acquisitions within a reasonable period following the date of acquisition. Provided the business of the new acquisition shall be similar to The Business as stated in the Schedule.
For the purposes of this Memorandum a controlling interest shall in the case of a company, mean the acquisition of shares carrying more than fifty per cent (50%) of votes capable of being cast at a general meeting of ordinary shareholders in such company.
Undamaged Foundations (aboveground property only)
Where any Property Insured is damaged but its foundations are not destroyed and due to the requirement of any law or of any local government or statutory authority reinstatement of the Property Insured has to be carried out upon another site then the abandoned foundations will be considered as being destroyed; PROVIDED THAT if the presence of the abandoned foundations increases the resale value of the original building site then such increase in resale value shall be regarded as salvage and the amount thereof shall be paid to the Insurer(s) by the Insured upon completion of the sale of the site, or shall be deducted from the final amount of any moneys payable by the Insurer(s) under this Policy, whichever shall occur later.

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Abandoned Undamaged Portion of a Building Deemed Destroyed
If any building is damaged and due to the exercise of statutory powers or delegated legislation or authority by any government department, local government or other statutory authority, reinstatement of such building is carried out upon another site, then the abandoned undamaged portion of such building shall be deemed to have been destroyed; provided that if the presence of such abandoned undamaged portion of the building increases the sale value of the original site, the increase in sale value shall be regarded as salvage and the amount thereof shall be payable to the lnsurer(s) by the insured upon completion of any sale of the site or shall be deducted from the total amount otherwise payable by the Insurer(s) under this Policy, whichever shall occur later.
Provided this Memorandum shall only apply if more than 25% of the building as measured by floor area, is damaged by a peril insured under this Policy.
Designation
For the purpose of ascertaining the classification under which any property is insured, the Insurer(s) agree to accept the designation applied to such property by the Insured in its records, provided that such property is not specifically excluded by this Policy.
Customers Excise and Other Duties
This Policy extends to cover the Insured’s liability for customs, excise and other duties that the Insured may become liable to pay in the event of loss, destruction or damage to Property Insured.
Hired Property
Where the Insured enters into a lease or hiring agreement for property and the terms of such lease or hiring agreement include a disclaimer clause in favour of the lessor or the owner, then the insurance provided by the Policy shall not be prejudiced by the Insured agreeing to such terms.
Customers’ Goods
This Policy extends to cover goods belonging to the Insured’s customers or customers of others indemnified herein whilst at the premises described herein.

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SUB-SECTION 1 (a) MACHINERY BREAKDOWN
Insuring Clause
In the event of Loss or Damage as defined herein to the Property Insured by this Section of the Policy directly and wholly attributable to Breakdown as defined hereunder except as hereinafter excluded, such Loss or Damage occurring during the Period of Insurance as stated in the Schedule, the Insurer agrees to indemnify the Insured for such Loss or Damage in accordance with the terms and conditions as hereinafter set forth.
Coverage
Breakdown shall mean sudden and unforeseen physical loss or physical damage immediately necessitating repair or replacement before normal working can be resumed resulting from:
(a)	defects in material, design, construction, erection or assembly;

(b)
fortuitous working accidents such as vibration, maladjustment, weakening of parts, molecular fatigue, centrifugal force, abnormal stresses, defective or accidental lack of lubrication, water hammer or local overheating (except in the case of boilers or similar plant when followed by explosion) and failure or defects in protection devices;

(c)	excessive or insufficient electrical power, failure of insulation, short circuits, open circuits or arcing or the effects of static electricity;

(d)	incompetence, lack of skill or negligent acts of employees or third parties;

(e)	falling impact, collision, collapse or similar Occurrences, obstruction or the entry of foreign bodies;

(f)	Any other cause not hereinafter excluded.

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Excluded Risks within this Sub-Section 1 (a)
The Insurers shall not be liable for:
(a)
Loss or Damage caused by fire, direct lightning, explosion, extinguishing of a fire or subsequent demolition, aircraft and other aerial devices or articles dropped therefrom, collapse of buildings, disappearance, theft or any attempt thereat. Explosion shall not mean the bursting or disruption of turbines, compressors, engine cylinders, hydraulic cylinders, flywheels or other parts subject to centrifugal force, transformer switches or oil immersed switchgear; nor shall it mean the disintegration, overpressure or rupture of pressure vessels or boiler pressure parts;

(b)
Loss or Damage caused by earthquake, tsunami, volcanic eruption or other convulsion of nature, subsidence, landslide, rockfall, avalanche, hurricane, tornado, typhoon, cyclone, or other atmospheric phenomena, flood, inundation, escape of water from water-containing apparatus or clearance of debris, demolition or dismantling arising from these causes;

(c)	(i)
wastage of material, wearing away or wearing out of any part of any machinery caused by or resulting from ordinary usage, rust, boiler scale or other deposits, erosion, corrosion, cavitation or deterioration owing to chemical or atmospheric conditions or otherwise, scratching of painted or polished surfaces;

(ii)
slowly developing deformation such as distortion, cracks, fractures, blisters, laminations, flaws or grooving or the making good of defective tube joints or other defective joints or seams unless such defects result in damage otherwise insured under this Section 1 of the Policy;

(d)
Loss or Damage caused by the imposition of abnormal conditions directly or indirectly resulting from testing or intentional and sustained overloading. Notwithstanding the provisions of this exclusion it is understood and agreed that testing is covered during pre commissioning, start-up, and commissions of construction and/or erection projects insured under Section 1 of this Policy;

(e)
Loss or Damage to foundations and/or masonry, exchangeable or replaceable parts and attachments such as flexible drives or tools used for cutting, drilling, grinding, polishing or similar purposes or moulds, patterns, pulverising and/or crushing surfaces, screens and/or sieves, engraved cylinders, ropes, chains, belts, elevator and/or conveyor bands, refractory linings, batteries, tyres, connecting wire and/or cables, flexible pipes, jointing and/or packing material and/or all other parts not made of metal (except the insulation of electrical conductors), fuels, filter fillings, cooling media, lubricants, catalysts, chemicals and/or other operating media and/or materials used in the course of process;

(f)	loss of use of any machine or consequential loss of any nature whatsoever other than as provided for under Section 2 in respect of Business Interruption;

(g)	Loss or Damage to boilers and/or pressure vessels due to or arising from flue gas and/or chemical explosion;

11

(h)	Loss or Damage caused by the wilful act, wilful neglect, gross negligence or wilful misconduct of the Insured or his representatives;
(i)	(i)	Loss or Damage to or loss of use of Property Insured directly or indirectly caused by seepage or pollution;
(ii)	the cost of removing, nullifying or cleaning-up seeping, polluting or contaminating substances;

other than as provided elsewhere under this Policy;
(j)
Loss or Damage for which the manufacturer or supplier of the property is responsible either by law or under contract. In the event of the said supplier or manufacturer repudiating liability or not indemnifying the Insured within 30 days of the time the claim documents are in his possession whichever occurs first the Insurers shall indemnify the Insured, subject to subrogation of their rights, to the extent that such rights exist, against the manufacturer or supplier for such loss or damage;

This exclusion shall not apply to loss or damage caused in the course of reinstating or replacing an otherwise insured damage;

(k)	Loss or Damage due to any faults or defects known to the Insured at the time this insurance was arranged and not disclosed to the Insurer;

(l)
The deliberate withholding from the Insured by the supply authority of supplies of water, steam, gas, electricity, fuel or refrigerant as a result of a dispute between the Insured and such authority unless resulting from a cause not excluded hereby.

(m)	Testing And Commissioning Clause
It is hereby noted and agreed that this Insurance does not extend to cover destruction or damage to property in course of construction or erection, dismantling, revamp or undergoing testing or commissioning including mechanical performance testing or any consequential loss resulting therefrom.
Acceptable of property hereon is subject to satisfactory completion of the following procedures and otherwise to the terms and conditions of this Policy.
i)	The plant is mechanically complete

This requires all key items to be complete and that no temporary structures (such as pipe supports) remain awaiting permanent fixture

ii)	Plant Testing and commissioning has been completed with the design/ construction/ erection contract performance levels having been satisfactory achieved

iii)	Design performance criteria maintained by the entire plant in a stable and controlled manner for a continuous ongoing period of one hundred and sixty eight (168) hours

iv)	The Insured has accepted the plant without reservation or waiver of guarantee conditions
It is further noted and agreed that these provisions do not apply to normal routine maintenance activities and scheduled turnarounds
Cross Reference Clause
It is understood and agreed that losses excluded by this Sub-Section 1 (a) and not otherwise excluded by Section 1 shall be deemed covered by Section 1.

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Special Conditions applicable to Sub-Section 1 (a)
1.	Right of Inspection

The Insurers’ officials shall at all reasonable times have the right of access to the Premises in which the machines are situated provided they comply with all reasonable site access requirements.

2.	Due Diligence

It is agreed by the Insured that during the continuance of this Section 1 (a) the machine(s) shall be maintained in good working order and not wilfully operated beyond safe limits and that Government or other regulations relating to the condition, operated or inspection of machine(s) are observed. The Insured agree to forward to the Insurers copies of such inspection reports whenever required to do so by the Insurers within the Period of Insurance and any other period provided herein for the bringing of a suit against the Insurers.

3.	Valuation and Adjustment of Losses

In case of Loss or Damage insured under this Section of the Policy, the basis of indemnity unless otherwise endorsed hereon shall be the Replacement Cost.

“Replacement Cost” shall mean all expenses necessarily incurred to repair, rebuild or replace with new materials of like kind and quality including dismantling and re-erection charges incurred for the purpose of effecting repair. Replacement Cost shall be determined as of the date of incurring such expenditure.

In the event that any Property Insured is not repaired, rebuilt or replaced, the basis of adjustment shall be calculated on the basis of the value of such Property Insured immediately before the Occurrence of the Los or Damage insured by this Section, with due allowance for depreciation by age, use and condition.

4.	Removal

Such insurance as is afforded under this Section of the Policy shall also apply while the Property Insured is being removed because of imminent danger of Loss or Damage.

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SECTION 2 — BUSINESS INTERRUPTION
Interest Insured
In the event of Property Insured used by the Insured at the Premises, or Property Insured under any other Policy effected by or on behalf of the Insured, being Damaged during the Period of Insurance by any cause or event not hereinafter excluded and the Business carried on by the Insured being in consequence thereof interrupted or interfered with, the Insurer will, subject to the provisions of this Policy, pay to the Insured the amount of loss resulting from such interruption or interference in accordance with the applicable Basis of Settlement.
Provided that the Insurer will not be liable for any loss under this Section unless the Insurer, or insurers by which such property is insured, shall have paid for, or admitted liability in respect of such Damage, unless no such payment shall have been made or liability shall not have been admitted therefore solely owing to the operation of a provision in such insurance excluding liability for loss below a specific amount.
Basis of Settlement
Item 1 — Gross Earnings
The insurance under this item is limited to loss of Gross Earnings due to (a) Reduction in Turnover and (b) Increase in Cost of Working. The amount payable as indemnity hereunder shall be:
(a)	In respect of Reduction in Turnover:

The sum produced by applying the Rate of Gross Earnings to the amount by which the Turnover during the Indemnity Period shall, in consequence of the Damage, fall short of the Standard Turnover, less any non continuing Standing Charges.

(b)	In respect of Increase in Cost of Working:

The additional expenditure necessarily and reasonably incurred for the sole purpose of avoiding or diminishing the reduction in Turnover and/or resuming or maintaining Normal Operations which but for that expenditure would have taken place during the Indemnity Period in consequence of the Damage, but not exceeding the sum produced by applying the Rate of Gross Earnings to the amount of the reduction thereby avoided.

less any sum saved during the Indemnity Period in respect of such of the charges and expenses of the business payable out of the Gross Earnings as may cease or be reduced in consequence of the damage.
In determining Turnover during the Indemnity Period, any amounts recovered under Section 1 for finished products and/or merchandise shall be included as though completed sales.
If during the Indemnity Period products shall be sold or services shall be rendered elsewhere that at the premises of the business, either by the Insured or by others on the Insured’s behalf, the money paid or payable in respect of such sales or services shall be included in arriving at the Turnover during the Indemnity Period. The Insured agrees to use any suitable property or service owned or controlled by the insured or obtainable from other sources in order to maintain Turnover and reduce the loss under this Policy.
In adjusting any loss, account shall be taken and an equitable allowance made if any shortage in Turnover due to the Damage is postponed by reason of Turnover being maintained (temporary or otherwise) from accumulated stocks of finished products and/or merchandise.
Actual Daily Valuation is calculated at 1/365th of the annual business interruption value of the site affected x the number of days specified

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Item 2 — Contractual Payments
The insurance under this item is in respect contractual fines and/or penalties for breach of contract and the amount payable as indemnity hereunder shall be such sum(s) as the Insured shall be legally liable to pay and shall pay in discharge fines and/or penalties incurred in consequence of the Damage for non-completion and/or late completion of orders and/or non-performance and/or late performance or services and/or the inability to meet contract specifications or resultant cancellation of orders.
Item 3 — Accounts Receivable
The Insurance under this item is limited to the loss sustained by the Insured in respect of outstanding debit balances directly due to Damage to the Insured’s books of account or other business books or records and the amount payable shall be:
1.	the difference between:
(a)	the outstanding debit balances, and

(b)	the total of the amounts received or traced in respect thereof.
2.	the additional expenditure incurred in tracing and establishing customer’s debit balances including collection expenses in excess of normal collection expenses following the Damage.

3.	interest on any loan to offset impair collection pending repayment of such sums made uncollectable by such Damage.
When Damage covered by this item has occurred but the Insured cannot more accurately establish the outstanding debit balances as of the date of such Damage, such amount shall be computed as follows;
•
The monthly average of outstanding debit balances represented by the Insured shall be adjusted in accordance with the percentage increase or decrease in the twelve months average of monthly sales of products and services that may have occurred in the interim.

•
The monthly amount of outstanding debit balances thus established shall be further adjusted in accordance with any demonstrable variance from the average for the particular month in which the Damage occurred; due consideration also being given to the normal fluctuations in the amount of outstanding debit balances within the fiscal month involved.

•
There shall be deducted from the total amount of outstanding debit balances, however established, the amount of such outstanding debit balances evidenced by records not Damaged or otherwise established or collected by the Insured, and an amount to allow for probable bad debts which would normally have been uncollectable by the Insured.

15

Definitions
The following terms, wherever used, in Section 2 shall mean:
Indemnity Period: The Period of Indemnity applying to Business Interruption is as shown below:
the period:
(a)	starting from the time of physical loss or damage of the type insured against; and

(b)	ending when with due diligence and dispatch the building and equipment could be:
(i)	repaired or replaced; and

(ii)	made ready for operations,
under the same or equivalent physical and operating conditions that existed prior to the damage, irrespective of the date of expiration of this Policy.
Extended Period of Indemnity: This Policy will cover the Actual Loss Sustained by the Insured due to consequential reduction in Gross Earnings:
a.	directly resulting from the interruption of business insured under this Policy;

b.	for such additional time as would be required with due diligence and dispatch to restore the Insured’s business to the condition that would have existed had no loss occurred;

c.	beginning on the date on which liability of Insurers for loss resulting from interruption of business would end without this coverage, but

d.	in no event for more than 180 days from that date.
Standard Turnover: The turnover during that period in the twelve months immediately before the date of the damage, which corresponds with the Indemnity Period.
Standing Charges: Fixed and Continuing Expenses.
Turnover: The money (less discounts, if any allowed) paid or payable to the Insured for goods sold and/or delivered or for services rendered in the course of the Business, not to be limited by the day of expiration or cancellation of this Policy.

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MEMORANDA APPLICABLE TO SECTION 2
Accumulated Stock
In adjusting any loss, account shall be taken and equitable allowance made if any reduction in Turnover or Gross Earnings due to the Damage is postponed by reason of the Turnover being temporarily maintained from accumulated stocks of finished goods.
Books of Account
Any particulars or details contained in the Insured’s books of account or other business books or documents which may be required by the Insurer for the purpose of investigating or verifying any claim hereunder may be produced and certified by the Insured’s auditors and their certificate shall be prima-facie evidence of the particulars and details to which such certificate relates.
The words and expressions used herein shall have the meaning usually attached to them in the books and accounts of the Insured unless otherwise defined in the Policy.
Computer Installations
This Section is extended to include loss (not otherwise recoverable) resulting from interruption to or interference with the Business occasioned by Damage resulting from any of the perils hereby insured against to computer installations, including ancillary equipment and data processing media, utilised by the Insured provided that liability for such Damage would have been admitted by the Insurer had such property been insured under a property damage Policy.
Contractual Commitments
This Section is extended to include loss sustained in respect of contractual commitments and the amount payable as indemnity thereunder shall be such sums as the Insured shall be legally liable to pay and shall pay under contracts for purchases which cannot be utilised by the Insured in consequence of the Damage less any sums received or receivable by the Insured in respect of such purchases through any salvage handling operations or resale.
Departmental Clause
If the Business be conducted in departments the independent trading results of which are ascertainable the provisions of Clauses (a) and (b) of Item No. 1 — of Basis of Settlement (Section 2) — may at the option of the Insured apply separately to each department affected by the Damage. Provided that the trading results of all business units within the one Operating Group that are affected by the Damage shall be taken into account for the purpose of adjusting a claim.
Where, for the purpose of avoiding or diminishing a reduction in Turnover or Gross Earnings, goods or services are purchased from a party also insured under this Policy, the reasonable full price of such goods or services shall be taken into account for the purpose of adjusting a claim as though the goods or services were purchased from a party not also insured by this Policy.
Deterioration of Undamaged Stock
This Section is extended to cover loss directly resulting from interruption to or interference with the Business carried on by the Insured at the Premises occasioned by the deterioration of otherwise undamaged stock caused by inability to process or complete any process in consequence of Damage to property used by the Insured at the Premises.
Such loss for the purpose of this Policy being deemed to be loss resulting from Damage.

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Diminution in Value of Stock
This Section is extended to include loss sustained in respect of stocks and materials-in-trade not directly affected by the Damage which:
1.	would have been utilised by the Business or sold during the Indemnity Period had the Damage not occurred, and

2.
cannot be utilised or sold before or, so far as can reasonably be foreseen, after the expiration of the Indemnity Period; solely due to their obsolescence resulting from changes in designs. The amount payable as indemnity hereunder shall be the purchase (or manufactured) cost of such goods to the Insured less, if the goods be sold for salvage, the net amount realised from any salvage sale.

Registered Vehicles and/or Trailers
Notwithstanding Property Exclusion 5 this Section extends to include loss resulting from interruption of or interference with the Business occasioned by Damage to registered vehicles and/or trailers whilst such vehicles or trailers are at the Premises owned or occupied by the Insured; provided always that this Policy does not cover loss resulting from physical loss, destruction of or damage to such vehicles and/or trailers whilst they are being used on any public highway or thoroughfare except as allowed by the terms of Property Exclusion 5.
Royalties Receivable
This Section is extended to include loss of royalties receivable (and the amount payable as indemnity hereunder shall be the actual shortfall of royalties receivable) during the Indemnity Period in consequence of Damage to property at the premises of any company or organisation which pays such royalties to the Insured, or at the premises of any manufacturer or distributor upon which any such company or organisation is dependent.
Turnover or Gross Earnings Elsewhere After Damage
If during the Indemnity Period goods shall be sold or service shall be rendered elsewhere than at the Premises for the benefit of the Business either by the Insured or by others on the Insured’s behalf the money paid or payable in respect of such sales or services shall be brought into account in arriving at the Turnover or Gross Earnings during the Indemnity Period.
Turnover / Output Alternative
At the option of the Insured, the term Output may be substituted for the term Turnover or Gross Earnings and, for the purpose of this Section, Output shall mean the sale and/or invoice value of goods manufactured and/or processed by the Insured in course of the Business at the Premises. Provided that only one such term shall be operative in connection with any one occurrence involving Damage.
If the meaning set out above be used, the memorandum Turnover or Gross Earnings Elsewhere After Damage shall be altered to read as follows:
If during the Indemnity Period goods shall be manufactured and/or processed other than at the Premises for the benefit of the Business either by the Insured or by others on the Insured’s behalf the sale and/or invoice value of the goods so manufactured and/or processed shall be brought into account in arriving at the Output during the Indemnity Period.
The memorandum Accumulated Stocks shall be altered to read as follows:
In adjusting any loss under this Section, account shall be taken and equitable allowance made if any shortage in Output due to the Damage is postponed by reason of the Output being temporarily maintained from accumulated stocks and/or raw materials.

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EXCLUSIONS APPLICABLE TO ALL SECTIONS
Property Exclusions
This Policy does not cover physical loss, destruction of or damage to the following property or loss under Section 1 resulting therefrom:
1.	property in transit beyond the confines of any site or lease.

2.
money which shall mean coin and paper currency, cheques (including travellers cheques), negotiable instruments, letters of credit, bills of exchange, postal and money orders, stamps, credit cards, credit card sale vouchers and the contents of franking machines

3.	jewellery or furs, (other than as personal property of directors, employees or visitors) bullion, precious metals or precious stones other than as stock and/or merchandise of the Business.

4.	any locomotive or rolling stock, watercraft or aircraft;

5.
vehicles or trailers registered or licensed to travel on a public road, provided that this exclusion shall not apply to mobile plant and equipment and vehicles or trailers not otherwise insured, whilst on any premises occupied or used by the Insured;

6.	Livestock, animals, birds or fish;

7.	standing timber, growing crops and pastures;

8.	land, land values, improvements to or in land.

9.
underground workings and tunnels, underground excavations, highwalls, shafts, declines, inclines, stopes, drifts, roadways, haul roads, access roads, earthworks, open pits and any other open cut excavation, pitwalls, leach pads, leachate solution, liners forming part of leach pads, precious metals in solution,

10.	mobile plant, except for plant and equipment within open pits or underground that is not otherwise excluded for which a value has been scheduled and declared to Insurers;

11.
consumable property used in underground mines, including but not limited to roof-bolts, rock bolts, rock dust, fuel, oil, lubricants, construction material or supplies except that which has not been installed or put to its intended use;

12.	tailings dams and any structure used for containment of tailings and other property situated thereon or therein;

13.	autoclaves as a result of gradually developing flaws, deformation, distortion, cracks or partial fractures;

14.	loss or damage to refractory linings;

15.	loss or damage to underground property situated under unsupported roof or to remotely controlled plant and machinery underground whilst operating in remote mode.

16.	unmined minerals, coal deposits or ore;

17.	gold or precious metals in any form;

18.	property (other than coal and other raw materials) in the course of being or due to it being processed.

19.	empty premises undergoing demolition.

20.	offshore oil and gas drilling and/or production rigs whilst offshore.

21.	docks, wharves and piers not forming part of any building.

22.	transmission and distribution towers, poles lines components, or equipment beyond 300 metres of the Insured’s Premises.

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23.
(a) property undergoing construction, and/or erection, and/or testing and/or commissioning, provided that this exclusion shall not apply to normal mine development or maintenance.

(b) empty premises undergoing demolition

24.	rehabilitation and/or restoration of mine workings

25.	property situated within the confines of, or forming part of, any open pits and any other open cut excavation.

26.	property forming part of or situated within the confines of any underground mine except that this exclusion shall not apply to longwall face equipment (as defined herein)
Perils Exclusions
The Insurer(s) shall not be liable under Section 1 and/or Section 2 in respect of:
1.	physical loss, destruction of or damage to the Property Insured
(a)
directly or indirectly occasioned by or happening through or connected with war, invasion, act of foreign enemy, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power;

(b)	resulting from confiscation, nationalisation, requisition, or damage to property by or under the order of any Government or Public or Local Authority.

Notwithstanding the provisions of Perils exclusion 1(b) the lnsurer(s) shall be liable for loss, destruction of or damage to, or the cost of removal of, sound property at the Insured’s Premises for the purpose of preventing or diminishing imminent damage by, or inhibiting the spread of fire or under the order of any Government or Public or Local Authority when such fire is not a result of any of the excluded perils in the paragraph 1(a).

2.	(a)	physical loss, destruction of or damage to the Property Insured;
(b)	any legal liability of whatsoever nature, directly or indirectly caused by or contributed to by or arising from:

ionising radiations or contamination by radioactivity from any nuclear waste or from the combustion of nuclear fuel;
For the purpose of this exclusion only “combustion” shall include any self-sustaining process of nuclear fission.
nuclear weapons materials.
3.	physical loss, destruction or damage occasioned by or happening through:
(a)	(i)	loss of weight, evaporation; inherent vice; latent defect; the action of amp atmosphere; natural variations in temperature; insects, vermin, rust, oxidation or corrosion;
(ii)
contamination or pollution; changes in colour, flavour, texture or finish; the action of smut or smoke from industrial operations, mildew, mould, wet and dry rot or disease; unless such events result form a cause not specifically excluded which originates beyond the premises owned, occupied or used by the Insured;

(b)	wear and tear, fading, scratching or marring, gradual deterioration or developing flaws, normal upkeep or making good

(c)	error or omission in design, plan or specification or failure of such design;

(d)
normal settling, seepage, shrinkage or expansion in buildings or foundations, walls, pavements, roads and other structural improvements, in regard to underground operations only the mining condition known as creep and heave.

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(e)	faulty materials or faulty workmanship
Provided that this Exclusion 3(a) to (e) shall not apply to subsequent loss, destruction of or damage to the Property Insured occasioned by a peril (not otherwise excluded) resulting from any event or peril referred to in this exclusion.
4.	physical loss, destruction or damage occasioned by or happening through;
(a)	incorrect siting of buildings consequent upon
(i)	error in architectural design or specification,

(ii)	faulty workmanship,

(iii)	non compliance by the Insured (or anyone acting on behalf thereof) with the necessary permits issued by Government, Public or Local Authorities.
(b)	demolitions ordered by Government or Public or Local Authorities due to failure on the part of the Insured or their agents to obtain the necessary permits required.

(c)	error or omission in design, plan or specification or failure of design.
5.	physical loss, destruction of or damage occasioned by or happening through:
(a)	unexplained or inventory shortage or disappearance resulting from clerical or accounting errors, or shortage in the supply or delivery of materials to or from the Insured.
6.	physical loss, destruction or damage occasioned by or happening through:
(a)	(i)
fraudulent or dishonest acts, fraudulent misappropriation, embezzlement, forgery, counterfeiting data corruption, unauthorised amendment of data and erasure by electronic or non-electronic means involving the Property Insured by the Insured or any employee(s) of the Insured acting or in collusion with any other person(s).

(ii)	access by any person(s) other than the Insured or the Insured’s employee(s) to the Insured’s computer system via data communication media that terminate in the Insured’s computer system, provided that this exclusion shall not apply to theft consequent upon forcible and violent entry upon premises or felonious concealment upon premises committed by an employee of the Insured or theft of money whilst in transit;
(b)	(i) cessation of work whether total or partial
(ii)	cessation, interruption or retarding of any process or operation as a direct result of strikes, labour disturbances or locked-out workers.
(c)	kidnapping, bomb threat, hoax, extortion or any attempt thereat
Provided that this Exclusion 6(a) to(c), shall not apply to subsequent loss, destruction or damage to Property Insured occasioned by a peril (not otherwise excluded) resulting from any event or peril referred to in this exclusion.
7.	any legal liability of whatsoever nature other than as herein provided.
8.	consequential loss of any kind including consequential loss due to delay, lack of performance, loss of contract or depreciation in the value of land or stock, except as herein provided in Section 2.

9.
physical loss, destruction or damage to property underground caused directly or indirectly by water and/or other liquid matter other than damage solely and exclusively caused by water entering the underground portion of a mine via man-made surface level openings.

10.	physical loss, destruction or damage caused by subsidence and/or under-mining in, adjacent to, or above any mine whether open cut or underground.

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11.
physical loss, destruction or damage to property underground directly caused by or arising out of the mining conditions known as “creep” or “heave”, but not excluding resultant physical loss or damage by a peril not otherwise excluded.

For the purposes of the application of this exclusion:

“Creep” shall mean gradual deformation that results from the application of stress resulting in forcing the pillars down into the floor of an underground mine.

“Heave” shall mean gradual deformation of the floor of an underground mine.

12.	physical loss, destruction or damage to raise boring equipment whilst in “hole”

13.	physical loss destruction or damage caused by or resulting from the escape of material from hydraulically backfilled stopes.

14.	all non-damage Business Interruption, advanced Business Interruption and Contingent Business Interruption

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DEFINITIONS APPLICABLE TO ALL SECTIONS
For the purpose of this Policy, the following definitions will apply:
1.	Accidental Damage
The term Accidental Damage shall mean:
Damage to the Property Insured (subject to the Exclusions Applicable to All Sections) arising out of any one original source or cause other than fire, lightning, thunderbolt, explosion, implosion or collapse, smoke and/or steam, spontaneous fermentation or heating, spontaneous combustion, earthquake, subterranean fire, volcanic eruption, subsidence, earth movement or collapse resulting therefrom or landslip, impact by any waterborne craft, land vehicles or animals, aircraft and/or other aerial devices and/or articles dropped or falling therefrom, sonic boom, burglary, theft, the acts of persons taking part in riots or civil commotions or of strikers or locked-out workers or of persons taking part in labour disturbances or of malicious persons or the acts of any lawfully constituted authority in connection with the foregoing acts or in connection with any conflagration or other catastrophe, flood, water from or action by the sea, tidal wave or high water, storm and/or tempest and/or rainwater and/or hail water and/or other liquids or substances discharged, overflowing or leaking from apparatus, appliances, pipes, sprinkler and/or any other system at the Premises or elsewhere, Machinery Breakdown or any other events or circumstances more specifically mentioned under any other Sub-Limit in the Schedule.
2.	Damage
The term Damage shall mean direct physical loss, destruction or direct physical damage not specifically excluded by this Policy with the word Damaged having a corresponding meaning.

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MEMORANDA APPLICABLE TO ALL SECTIONS
Except to the extent that this Policy is hereby modified under the following Memoranda the terms, Conditions and Limitations of this Policy shall apply.
Amount of Policy not reduced by Loss
The insurance under each section and/or item of this Policy and the Indemnity Period shall be automatically reinstated in the event of any loss in consideration of the payment by the Insured of a pro-rata additional premium calculated on the amount of the loss settlement at the rate(s) agreed for the Period of Insurance.
Event
Only for the purpose of the application of any deductible: all loss destruction or damage resulting from earthquake occurring during each period of 72 consecutive hours shall be considered as one event whether such earthquake is continuous or sporadic in its sweep and/or scope and the loss, destruction or damage was due to the same seismological conditions. Each event shall be deemed to have commenced on the first happening of any such loss, destruction or damage not within the period of any previous event.
Subrogation Waiver
The Insurer(s) agree(s) to waive any rights and remedies or relief to which it/they may become entitled by subrogation against:
(a)
any corporation or organisation (including its directors, officers, employees or servants) owned or controlled by any Insured named herein or subsidiary to any Insured named herein or any co-owner of the Property Insured hereunder;

(b)	any Insured named or described by this Policy (including its directors, officers, employees or servants).
Adjustment Of Premium
1. Material Damage Section
a)
The Insured shall at the commencement of the Period of Insurance and at each subsequent Period of Insurance provide as soon as practicable to the Insurer(s) a declaration which the Insured warrants is to the best of his knowledge and belief the Replacement Cost or Indemnity Value at the time of all Insured Property according to the basis on which the respective property is insured.

b)
The value of property as declared will form the basis of the premium for Insurance under Section 1. The premium is provisional and shall be adjusted by payment to the Insurers(s) of an additional premium or by allowance to the Insured of a return premium as the case may be where during the Period of Insurance there has been an abnormal fluctuation in value of the Insured Property during the Period of Insurance.

For the purpose of this clause an abnormal fluctuation in value shall be any fluctuation in excess of 10% of the Insured’s declaration of value of property at the commencement of the Period of Insurance as compared to the lnsured(s) declaration of value of property on expiry of the Period of Insurance.

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c)
Such adjustment shall be made to the premium at the agreed rate applied to the difference between the value of the Insured Property declared at the commencement of the Period of Insurance and the value of Insured Property on the day of the expiry of the Period of Insurance.

2. Business Interruption Section
a)
The Insured shall at the commencement of the Period of Insurance and at each subsequent Period of Insurance provide to the Insurer(s) a Declaration of the estimated Gross Profit and Payroll under the terms of the Policy for that period.

b)	The estimated Annual Gross Profit and Payroll as declared will form the basis of the premium for Insurance under Section 2 and the premium produced shall be non adjustable for the Period of Insurance.
Contractual Agreements
Where in the ordinary course of Business the Insured enters into an agreement with another party and such agreement provides in substance that the Insured shall indemnify and/or hold harmless and/or release from liability such other party in respect of loss destruction or damage which may occur as a result of any peril or eventuality insured against by the Policy, this insurance shall not be prejudiced by the Insured agreeing to such provision.
Hazardous Goods
The storage of hazardous goods usual to trade and/or occupation is allowed.

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CONDITIONS APPLICABLE TO ALL SECTIONS
1.	Misrepresentation And Non-Disclosure
If the Insured —
(a)	failed to disclose any matter which the Insured was under a duty to disclose to the Insurer(s); or
(b)	made a misrepresentation to the Insurer(s) before this Policy was entered into and if the Insurer(s) would not have entered into this Policy for the same premium and on the same terms and Conditions expressed in this Policy but for the failure to disclose or the misrepresentation, then —
(i)
the liability of the Insurer(s) in respect of any claim will be reduced to an amount to place the Insurer(s) in the same position in which the Insurer(s) would have been placed if such nondisclosure had not occurred or such misrepresentation had not been made; or

(ii)	if the non-disclosure or misrepresentation was fraudulent, the lnsurer(s) may avoid this Policy.
2.	Alteration
The Insurance by the Policy shall not be prejudiced by:
(a)	any act or omission unknown to or beyond the control of the Insured on the part of any tenant occupying or using the premises;

(b)	structural alterations and/or repairs, limited to buildings, machinery and plant;

(c)	any alteration of occupancy;
Provided that any such acts, omissions or alterations upon coming to the knowledge of the Insured’s officer responsible for insurance, shall as soon as practical notified to the Insurer(s) and, if agreed to by the Insurer(s) in writing, an appropriate additional premium paid if required.
3.	Sprinkler Installations
Applicable to owned premises or installations for which the Insured is responsible
The Insured warrants that in such of the Premises as are protected or as are required by law to be protected by an approved installation of automatic sprinklers, automatic external alarm signal and automatic alarm signal connected with a fire brigade station, in or on the Premises, due diligence shall be used so that the same shall at all times be maintained in good working order.
Notice of all alterations and additions to the automatic sprinkler installation shall be given by the Insured to the Insurer(s) as soon as reasonably practicable.
4.	Other Insurance
The Insured shall give written notice as soon as practicable to the Insurer(s) of any other insurance or insurances effected covering the Property Insured.
5.	Cancellation
(a)	This Policy may be cancelled at any time at the request of the Insured, in which case the Insurer(s) will retain the customary pro rata for the time this Policy has been in force.

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(b)	The Insurer(s) may also cancel this Policy by giving the Insured written notice to that effect where —
(i)	the Insured or any person who was at any time the Insured failed to comply with the duty of utmost good faith;

(ii)	the person who was the Insured at the time when this Policy was entered into failed to comply with the duty of disclosure;

(iii)	the person who was the Insured at the time when this Policy was entered into made a misrepresentation to the Insurer(s) during the negotiations for this Policy but before it was entered into;

(iv)	the Insured or any person who was at any time the Insured failed to comply with a provision of this Policy, including a provision with respect to the payment of the Premium;

(v)
the Insured has made a fraudulent claim under this Policy or any other Policy of insurance (whether with the Insurer(s) or some other insurer) that provided insurance cover during any part of the period during which this Policy provides insurance cover;

(vi)	the Insured failed to notify the Insurer(s) of any specific act or omission where such notification is required under the terms of this Policy; or

(vii)
the Insured acted in contravention of or omitted to act in compliance with any condition of this Policy which empowers the Insurer(s) to refuse to pay, or reduce its/their liability in respect of, a claim in the event of such contravention or omission.

(c)	The Insurer(s) notice of cancellation takes effect at the earlier of the following times:
(i)	the time when another Policy of insurance between the Insured and the Insurer(s) or some other insurer, being a Policy that is intended by the Insured to replace this Policy, is entered into; or

(ii)	10 business days after the day on which notice was given to the Insured.
In the event that the lnsurer(s) cancel(s) this Policy, the Insurer(s) will repay to the Insured a rateable proportion of the Premium for the unexpired Period of Insurance from the date of cancellation.
6.	Notification Of Claims
On the happening of any loss, destruction or damage giving rise to a claim under this Policy, the Insured shall forthwith give notice thereof in writing to the Insurer(s) and shall as soon as reasonably practicable deliver to the Insurer(s) a statement of claim in writing containing as particular an account as may be reasonably practicable of the items of property lost, destroyed or damaged and of the amount of loss, destruction or damage thereto, having regard to their value at the time of the loss, destruction or damage, together with details of any other insurances which may apply to the claim.
The Insured shall use due diligence and do and concur in doing all things reasonably practicable to minimise any interruption of or interference with the Business to avoid or diminish the loss and shall also deliver to the Insurer(s) a statement in writing of any claim certified by the Insured’s auditor or accountants, with all particulars and details reasonably practicable of the loss and shall produce and furnish all books of account and other business books, invoices, vouchers and all other documents, proofs, information, explanations and other evidence and facilities as may reasonably be required to enable the Insurer(s) to investigate and verify the claim together and such information or documentation shall be verified on oath as required by the Insurer(s).
No claim under this Policy shall be payable unless the Insured has complied with the terms of this condition.
7.	Fraud
If the insured shall make any claim knowing the same to be false or fraudulent, as regards amount or otherwise, this contract shall become void and all claim hereunder shall be forfeited.

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8.	Reinstatement
If the Insurer(s) elect(s) or become(s) bound to reinstate or replace any property, the Insured shall at the Insured’s own expense produce and deliver to the Insurer(s) all such plans, documents and information as the Insurer(s) may reasonably require. The Insurer(s) shall not be bound to reinstate exactly or completely, but only as circumstances permit and in reasonably sufficient manner and shall not in any case be bound to expend more than the applicable Limit of Liability.
9.	Insurer(s) Rights
On the happening of any loss, destruction or damage in respect of which a claim is or may be made under this Policy the Insurer(s) and every person authorised by the Insurer(s) may, without thereby incurring any liability, and without diminishing the right of the Insurer(s) to rely upon any Conditions of this Policy, enter, take or keep possession of any building or premises where the loss, destruction or damage has happened and may take possession of or require to be delivered to the Insurer(s) any of the property hereby insured and may keep possession of and deal with such property for all reasonable purposes and in any reasonable manner.
This condition shall be evidence of the leave and licence of the Insured to the Insurer(s) so to do. The Insured shall do all necessary within the Insured’s control to ensure that the Insurer(s)’ requirements are met and that the Insurer(s) is (are) not hindered or obstructed in undertaking anything authorised by any provision of the Policy.
The Insured shall not be entitled to abandon any property to the Insurer(s) whether taken possession of by the Insurer(s) or not.
10.	Subrogation
Any person claiming under this Policy shall at the request and at the expense of the Insurer(s) do and concur in doing and permit to be done all such acts and things as may be necessary or reasonably required by the Insurer(s) for the purpose of enforcing any rights and remedies, or of obtaining relief or indemnity from other parties to which the Insurer(s) shall be or would become entitled or subrogated upon the Insurer(s) paying for or making good any destruction or damage under this Policy.
If the Insurer(s) make(s) any recovery as a result of such action, the Insured may only recover from the Insurer(s) any amount by which the amount recovered by the Insurer(s) exceeded the amount paid to the Insured by the Insurer(s) in relation to the loss.
11.	Precautions To Prevent Loss
The Insured shall take all reasonable precautions to prevent loss, destruction or damage to the Property Insured by this Policy.
12.	Termination Of Cover Under Section 2
Notwithstanding anything contained herein to the contrary, if during any period in respect of which this Policy is in force:
a)
the Insured ceases to carry on the Business or any part of the Business is disposed of, permanently discontinued or the Insured’s interest in the Business or such part thereof ceases otherwise than by death; or

b)
the Insured (being a corporation) is placed in liquidation (or provisional liquidation), is placed under Official Management, enters into a Scheme of Arrangement, has Receivers and/or Managers appointed over its assets or undertaking(s); or

c)	the Insured (being a natural person) becomes a bankrupt or enters into a scheme of arrangement or compromise or composition with creditors;
then the insurance cover provided under Section 2 of this Policy in respect of such Business or Insured shall automatically and forthwith cease.

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In the event of the Indemnity Period having begun to run in respect of any claim relating to such Business or part thereof, the Indemnity Period shall thereupon be at an end, unless its continuance be admitted by memorandum signed for or on behalf of the Insurer(s).
13.	Observance Of Terms And Conditions
The due observance and fulfilment of these Conditions and the other terms of this Policy by the Insured, insofar as the same are capable of being construed as such, are conditions precedent to any liability of the Insurer(s) to make any payment under this Policy.
14.	Progress Payments
Provided that liability has been admitted progress payments on account of any claim may be made to the Insured at such intervals and for such amounts as may be agreed upon production of a report by the Loss Adjuster (if appointed) provided such payment(s) shall be deducted from the amount finally determined upon adjustment of the claim.
15.	Headings
Headings have been included for ease of reference and it is understood and agreed that the terms and Conditions of this Policy are not to be construed or interpreted by reference to such headings.
16.	Jurisdiction
This insurance shall be governed by the law of Montana, United States of America. Each party agrees to submit to the jurisdiction of competent jurisdiction within Montana, United States of America and to comply with all requirements necessary to give such court jurisdiction. All matters arising hereunder shall be determined in accordance with the law and the practice of such court.
17.	Reasonable Despatch
If, following physical loss or destruction of or damage to Property Insured, the Insured considers that resumption of its business activity and/or the work of reinstating or replacing or repairing the Property Insured poses a threat to human life or safety or is otherwise contrary to the law of England and Wales, and as a result the Insured delays commencement of all or part of the resumption and/or all or part of the work of reinstatement or replacement or repairing, then Insurer(s) agree that any such delay is beyond the control of the Insured and that the Insured is acting with reasonable despatch and due diligence.
18.	Inspection
Insurer(s), at all reasonable times during the Period of Insurance, shall be permitted but not obligated to inspect the Property Insured by this Policy. Neither Insurer(s) right to make inspections nor the making thereof nor any report thereon shall constitute any undertaking, on behalf of or for the benefit of the named Insured or others, to determine or warrant that such property is safe or healthful.
19.	Collection From Others
No loss or part of a loss shall be paid or made good hereunder to the extent the Insured has collected such loss from others. However, such collection shall not constitute a condition precedent to the right of the Insured to make any claim or to receive any payment by Insurer(s) under and in accordance with this Policy.

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20.	Interest Of Other Parties
In addition to the indemnity provided to the Insured this Policy extends to indemnify any other party having an interest in the Property Insured by virtue of and in accordance with the terms of a mortgage, leasing, hiring, financial, equity or renting agreement or any other form of agreement and it is agreed that the receipts of any such parties for any claims settlements under this Policy in relation to their respective interests shall be a full and sufficient discharge to Insurer(s).
For the purpose of the indemnity by this extension, it is agreed that Insurer(s) will waive all rights of subrogation which they may have or acquire against any of the said parties in respect of such property and that any agreement that the insured may have between any or all such parties will not affect the validity of this extension.
21.	Permission
Permission is given to cease operations and for any premises to be vacant or unoccupied.
22.	Service of Suit Clause (U.S.A.)
It is agreed that in the event of the failure of the Insurers hereon to pay any amount claimed to be due hereunder, the Insurers hereon, at the request of the Insured (or Reinsured), will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of Insurers’ rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States. It is further agreed that service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, NY 10019-6829, and that in any suit instituted against any one of them upon this contact, Insurers will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.
The above-named are authorized and directed to accept service of process on behalf of Insurers in any such suit and/or upon the request of the Insured (or Reinsured) to give a written undertaking to the Insured (or Reinsured) that they will enter a general appearance upon Insurers’ behalf in the event such a suit shall be instituted.
Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, Insurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insured (or Reinsured) or any beneficiary hereunder arising out of this contract of insurance (or reinsurance), and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
NMA 1998

(24/4/86)

30

ENDORSEMENT NUMBER:	One (1)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
TERRORISM EXCLUSION ENDORSEMENT
Notwithstanding any provision to the contrary within this insurance or any endorsement thereto it is agreed that this insurance excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any act of terrorism regardless of any other cause or event contributing concurrently or in any other sequence to the loss.
For the purpose of this endorsement an act of terrorism means an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organisation(s) or government(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public or any section of the public, in fear.
This endorsement also excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any action taken in controlling, preventing, suppressing or in any way relating to any act of terrorism.
If the Insurers allege that by reason of this exclusion, any loss, damage, cost or expense is not covered by this insurance the burden of proving the contrary shall be upon the Insured.
In the event any portion of this endorsement is found to be invalid or unenforceable, the remainder shall remain in full force and effect.
NMA2920

08/10/2001

31

ENDORSEMENT NUMBER:	Two (2)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
ELECTRONIC DATA ENDORSEMENT B
1.	Electronic Data Exclusion

Notwithstanding any provision to the contrary within the Policy or any endorsement thereto, it is understood and agreed as follows:-
a)
This Policy does not insure, loss, damage, destruction, distortion, erasure, corruption or alteration of ELECTRONIC DATA from any cause whatsoever (including but not limited to COMPUTER VIRUS) or loss of use, reduction in functionality, cost, expense of whatsoever nature resulting therefrom, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

ELECTRONIC DATA means facts, concepts and information converted to a form useable for communications, interpretation or processing by electronic and electromechanical data processing or electronically controlled equipment and includes programmes, software, and other coded instructions for the processing and manipulation of data or the direction and manipulation of such equipment.
COMPUTER VIRUS means a set of corrupting, harmful or otherwise unauthorised instructions or code including a set of maliciously introduced unauthorised instructions or code, programmatic or otherwise, that propagate themselves through a computer system or network of whatsoever nature. COMPUTER VIRUS includes but is not limited to ‘Trojan Horses’, ‘worms’ and ‘time or logic bombs’.
b)
However, in the event that a peril listed below results from any of the matters described in paragraph a) above, this Policy, subject to all its terms, conditions and exclusions will cover physical damage occurring during the Policy period to Property Insured by this Policy directly caused by such listed peril.

Listed Perils
Fire
Explosion
2.	Electronic Data Processing Media Valuation
Notwithstanding any provision to the contrary within the Policy or any endorsement thereto, it is understood and agreed as follows:-
Should electronic data processing media insured by this Policy suffer physical loss or damage insured by this Policy, then the basis of valuation shall be the cost of the blank media plus the costs of copying the ELECTRONIC DATA from back-up or from originals of a previous generation. These costs will not include research and engineering nor any costs of recreating, gathering or assembling such ELECTRONIC DATA. If the media is not repaired, replaced or restored the basis of valuation shall be the cost of the blank media. However this Policy does not insure any amount pertaining to the value of such ELECTRONIC DATA to the Insured or any other party, even if such ELECTRONIC DATA cannot be recreated, gathered or assembled.
NMA 2915
25/01/2001

32

ENDORSEMENT NUMBER:	Three (3)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
Notwithstanding any provision to the contrary within this insurance or any endorsement thereto:
MICRO-ORGANISM EXCLUSION (MAP)
This Policy does not insure any loss, damage, claim, cost, expense or other sum directly or indirectly arising out of or relating to:
mold, mildew, fungus, spores or other micro-organism of any type, nature, or description, including but not limited to any substance whose presence poses an actual or potential threat to human health.
This exclusion applies regardless whether there is:
(i)	any physical loss or damage to insured property;

(ii)	any insured peril or cause, whether or not contributing concurrently or in any sequence;

(iii)	any loss of use, occupancy, or functionality; or

(iv)	any action required, including but not limited to repair, replacement, removal, cleanup, abatement, disposal, relocation, or steps taken to address medical or legal concerns.
This exclusion replaces and supersedes any provision in the Policy that provides insurance, in whole or in part, for these matters.

33

ENDORSEMENT NUMBER:	Four (4)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
ASBESTOS ENDORSEMENT (WEH)
A.
This Policy only insures asbestos physically incorporated in an insured building or structure, and then only that part of the asbestos which has been physically damaged during the Period of Insurance by one of these Listed Perils:

Fire; Explosion; Lightning; Windstorm; Hail; Direct impact of vehicle, aircraft or vessel; Riot or civil commotion; Vandalism or malicious mischief; or accidental discharge of fire protective equipment.
This coverage is subject to all limitations in the Policy to which this endorsement is attached and, in addition, to each of the following specific limitations:
1.	The said building or structure must be insured under this Policy for damage by that Listed Peril.

2.	The Listed Peril must be the immediate, sole cause of the damage to the asbestos.

3.
The Insured must report to Insurers the existence and cost of the damage as soon as practicable after the Listed Peril first damaged the asbestos. However this Policy does not insure any such damage first reported to Insurers more than 12 (twelve) months after the expiration, or termination, of the Period of Insurance.

4.	Insurance under this Policy in respect of asbestos shall not include any sum relating to:
(i)	any faults in the design, manufacture or installation of the asbestos.

(ii)	asbestos not physically damaged by the Listed Peril including any governmental or regulatory authority direction or request of whatsoever nature relating to undamaged asbestos.
B.	Except as forth in the foregoing Section A, this Policy does not insure asbestos or any sum relating thereto.

34

ENDORSEMENT NUMBER:	Five (5)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
BIOLOGICAL OR CHEMICAL MATERIALS EXCLUSION
It is agreed that this Policy excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with the actual or threatened malicious use of pathogenic or poisonous biological or chemical materials regardless of any other cause or event contributing concurrently or in any other sequence thereto.
NMA2962

06/02/03

35

ENDORSEMENT NUMBER:	Six (6)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
PRESERVATION OF PROPERTY (WEL)
In case of actual or imminent physical loss, destruction or damage of the type insured against by this Policy, the expenses incurred by the Insured in taking reasonable and necessary actions for the temporary protection and preservation of Property Insured hereunder shall be added to the total physical loss, destruction or damage otherwise recoverable under the Policy and be subject to the applicable deductible without increase in the limit provisions contained in this Policy.
The expenses so incurred shall be borne by the Insured and the Insurer(s) proportionately to the extent of their respective interests. The Insurer(s) portion of such expense shall be limited to the extent that such expenses reduce loss which would otherwise be payable under this Policy and are subject to a Sub-Limit of USD 5,000,000 subject to the deductible stated in the Schedule.

36

ENDORSEMENT NUMBER:	Seven (7)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
ADDITIONAL LIMITATIONS AND CONDITIONS ENDORSEMENT (STANDARD)
THIS ENDORSEMENT CONTAINS PROVISIONS IN CLAUSES II, V AND VI THAT MAY LIMIT OR PREVENT RECOVERY UNDER THIS POLICY FOR DEBRIS REMOVAL (AS PROVIDED IN CLAUSE II) AND/OR RESULTING LOSS (AS PROVIDED IN CLAUSE V).
I. LAND, WATER AND AIR EXCLUSION CLAUSE
Notwithstanding any provision to the contrary within the Policy of which this Endorsement forms part (or within any other Endorsement which forms part of this Policy), this Policy does not insure land (including but not limited to land on which the insured property is located), water or air, howsoever and wherever occurring, or any interest or right therein. The foregoing exclusion shall not apply to water which is contained in plumbing or firefighting installations in the Insured’s buildings at the time of any damage insured by this Policy.
II. DEBRIS REMOVAL CLAUSE
Nothing contained in this Clause shall override any seepage and/or pollution and/or contamination exclusion or any radioactive contamination exclusion or any other exclusion applicable to this Policy. The inclusion of this Clause shall in no event increase the Limit of Liability of Insurers under this Policy or any other endorsement applicable to this Policy.
Any provision within this Policy (or within any other Endorsement which forms part of this Policy) which insures debris removal is cancelled and replaced by the following:
1.
In the event of direct physical damage to property, for which Insurers agree to pay hereunder, or which but for the application of a deductible or underlying amount they would agree to pay (hereinafter in this Clause referred to as “Damage”), this Policy also insures, subject to the limitations below and method of calculation in Clause VI of this Endorsement and to all the other terms and conditions of the Policy, expense:

(a)	which is reasonably and necessarily incurred by the Insured in the removal, from the premises of the Insured at which the Damage occurred, of debris which results from the Damage; and
(b)	of which the Insured becomes aware and advises the amount to Insurers hereon within one year of the commencement of the Damage;
provided however, that nothing in this Clause shall insure any expense provided under Clause V of this Endorsement.
2.
The maximum amount of expense for removal of debris (subject to the limitations of paragraph 1 above) that can be included in the method of calculation in Clause VI of this Endorsement, shall be the greater of USD 500,000 (five hundred thousand Dollars) or 10% (ten per cent) of the amount of the Damage from which expense results.

37

III. SEEPAGE AND/OR POLLUTION AND/OR CONTAMINATION EXCLUSION CLAUSE
Notwithstanding any provision to the contrary within the Policy of which this Endorsement forms part (or within any other Endorsement which forms part of this Policy), this Policy does not insure:
1.	any loss, damage, cost or expense; or
2.	any increase in insured loss, damage, cost or expense; or
3.
any loss, damage, cost, expense, fine, penalty or other sum which is incurred, sustained or imposed by, or by the threat of, any judgement, order, direction, instruction or request of, or any agreement with, any court, government agency, any public, civil or military authority or any other person (and whether or not as a result of public or private litigation);

which arises from any kind of seepage or any kind of pollution and/or contamination, or threat thereof, whether or not caused by or resulting from a peril insured, or from steps or measures taken in connection with the avoidance, prevention, abatement, mitigation, remediation, clean-up or removal of such seepage or pollution and/or contamination, or threat thereof.
The term “any kind of seepage or any kind of pollution and/or contamination” as used in this Endorsement includes (but is not limited to):
1.
seepage of, or pollution and/or contamination by anything, including but not limited to, any material designated as a “hazardous substance” by the United States Environmental Protection Agency or as a “hazardous material” by the United States Department of Transportation, or defined as a “toxic substance” by the Canadian Environmental Protection Act for the purposes of part II of that Act, or any substance designated or defined as toxic, dangerous, hazardous or deleterious to persons or the environment under any other law, ordinance or regulation; and

2.	the presence, existence, or release of anything which endangers or threatens to endanger the health, safety or welfare of persons or the environment.
IV.	LISTED PERILS RESULTING FROM SEEPAGE AND/OR POLLUTION AND/OR CONTAMINATION CLAUSE
This Policy is amended as set forth below. All other terms and conditions of this Policy remain unchanged and continue to apply with full force and effect. Nothing contained in this Clause shall override any radioactive contamination exclusion applicable to this Policy. If any of the perils listed below results from seepage and/or pollution and/or contamination, then such resultant perils shall not be excluded solely by the foregoing Seepage and/or Pollution and/or Contamination Exclusion Clause.
Listed Perils
Fire,
Explosion.
Nothing in this Clause, however, shall extend this Policy to insure:
1.	loss, damage, cost, expense, fine or penalty, or other sum arising from any kind of seepage or any kind of pollution and/or contamination that causes or results from a listed peril; or

2.	loss or damage at any premises other than the premises where the listed peril took place; or

3.	property and/or interests other than those insured by this Policy against the listed perils.

38

V.	LIMITED SEEPAGE AND/OR POLLUTION AND/OR CONTAMINATION RESULTING FROM PHYSICAL DAMAGE CAUSED BY LISTED PERILS CLAUSE
THIS CLAUSE IS VOID AND OF NO FORCE OR EFFECT UNLESS AN AMOUNT IS SPECIFIED IN PARAGRAPH 2) BELOW.
This Policy is amended as set forth below. All other terms and conditions of this Policy remain unchanged and continue to apply with full force and effect. Nothing contained in this Clause shall override any radioactive contamination exclusion or, except as set forth herein, the foregoing Seepage and/or Pollution and/or Contamination Exclusion Clause. The inclusion of this Clause shall in no event increase the Limit of Liability of Insurers under this Policy or any other endorsement applicable to this Policy.
1.	If.
(a)
any of the perils listed below is the sole, immediate and direct cause of physical damage to Property Insured by this Policy against such listed peril (hereinafter in this Clause referred to as “Original Damage”); and

(b)	the Original Damage is the sole, immediate and direct cause of seepage onto, and/or pollution and/or contamination of property which is:
(i)	at the same premises as the Original Damage; and

(ii)	insured by this Policy against the listed peril causing the Original Damage; and
(c)	said property is damaged thereby (hereinafter in this Clause referred to as “Resulting Damage”);
then this Policy, subject to the following additional terms and limitations and the method of calculation in Clause VI of this Endorsement, also insures:
(d)	the Resulting Damage; and
(e)	the reasonable and necessary expense incurred by the Insured for debris removal and/or clean up which is:
(i)	limited to the same premises as the Original Damage; and

(ii)	made necessary solely by the Resulting Damage;

but which shall in no event include any expense of clean up or removal of land, water or air,
(which Resulting Damage and expense of debris removal and/or clean up, hereinafter in this Clause are referred to as “Resulting Loss”);
provided, however, that this Policy only insures the Resulting Loss where:
(f)	Insurers have agreed to pay for the Original Damage or, but for the operation of a deductible or underlying amount, would have agreed to pay for the Original Damage; and
(g)	within one year of the commencement of the listed peril which caused the Original Damage, the Insured became aware and advised Insurers of the amount of:
(i)	the Resulting Loss; and
(ii)	any other interest to be claimed under this Policy as a result of the Resulting Damage, whether physical damage, business interruption, extra expense or otherwise.
Listed Perils
Fire,
Lightning,
Explosion.

39

Nothing in this Clause, however, shall extend this Policy to cover any condition that existed prior to the Original Damage nor to insure any loss, damage, cost, expense, fine, penalty, or other sum which is incurred, sustained or imposed by, or by the threat of, any judgement, order, direction, instruction or request of, or any agreement with, any court, government agency, any public, civil or military authority or any other person (and whether or not as a result of public or private litigation) in connection with any kind of seepage or any kind of pollution and/or contamination from any cause.
2.
The maximum amount for any Resulting Loss and any other interest claimed under this Policy as a result of the Resulting Damage, whether physical damage, business interruption, extra expense or otherwise, that can be included in the method of calculation in Clause VI of this Endorsement is USD 500,000 (or the equivalent in local currency).

VI. METHOD OF CALCULATION
In calculating the amount, if any, payable under this Policy for a claim including expense of debris removal (as provided for and limited in Clause II of this Endorsement) and/or Resulting Loss (as provided for and limited in Clause V of this Endorsement), the amount of such expense of debris removal and/or such Resulting Loss shall be added to:
(a)	the amount of the Damage (as defined in Clause II) or the amount of the Original Damage (as defined in Clause V); and
(b)
all other amounts, if any, insured under this Policy as a result of the same occurrence that Insurers hereon agree to pay or, but for the application of a deductible or underlying amount, they would agree to pay;

then the resulting sum shall be the amount of which first all deductibles and then any underlying amounts to which this Policy is subject shall be applied and then balance, if any, shall be the amount payable, subject to all other provisions of this Policy and to the applicable limit(s), Sub-Limit(s) and aggregate limit(s).
21/2/91

NMA2415

40

ENDORSEMENT NUMBER:	Eight (8)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753/PL0901791

EFFECTIVE DATE:	1 November 2009
ELECTRONIC DATE RECOGNITION EXCLUSION (LISTED PERILS)
1.	This Policy does not cover any loss, damage, cost, claim or expense, whether preventative, remedial or otherwise, directly or indirectly arising out of or relating to:
(a)
the calculation, comparison, differentiation, sequencing or processing of data involving the date change to the year 2000, or any other date change, including leap year calculations, by any computer system, hardware, programme or software and/or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not; or

(b)
any change, alteration, or modification involving the date change to the year 2000, or any other date change, including leap year calculations, to any such computer system, hardware, programme or software and/or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not.

This clause applies regardless of any other cause or event that contributes concurrently or in any sequence to the loss, damage, cost, claim or expense.
2.
However, in the event that a peril listed below results from 1.(a) or 1.(b) above, this Policy, subject to all its other terms, conditions and exclusions, will cover physical damage occurring during the policy period to Property Insured by this Policy directly caused by such listed peril.

Listed Perils

Fire
Explosion
3.
Notwithstanding Section 2 above, this Policy does not cover any costs and expenses, whether preventative, remedial or otherwise, arising out of or relating to change, alteration or modification of any computer system, hardware, programme or software and/or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not.

16/7/98

NMA2808

41

ENDORSEMENT NUMBER:	Nine (9)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
ZURICH TESTING AND COMMISSIONING CLAUSE
It is hereby noted and agreed that this Insurance does not extend to cover destruction or damage to property in course of construction or erection, dismantling, revamp or undergoing testing or commissioning including mechanical performance testing or any consequential loss resulting therefrom.
Acceptance of Property hereon is subject to satisfactory completion of the following procedures and otherwise subject to the terms and conditions of this Policy.
v)	The plant is mechanically complete

This requires all key items to be complete and that no temporary structures (such as pipe supports) remain awaiting permanent fixture
vi)	Plant Testing and commissioning has been completed with the design/ construction/ erection contract performance levels having been satisfactory achieved
vii)	Design performance criteria maintained by the entire plant in a stable and controlled manner for a continuous ongoing period of one hundred and sixty eight (168) hours
viii)	The Insured has accepted the plant without reservation or waiver of guarantee conditions
It is further noted and agreed that these provisions do not apply to normal routine maintenance activities and scheduled turnarounds

42

ENDORSEMENT NUMBER:	Ten (10)

INSURED:	Signal Peak Energy LLC

POLICY NUMBER:	753 / PL0901791

EFFECTIVE DATE:	1 November 2009
U.S. TERRORISM RISK INSURANCE ACT OF 2002 AS AMENDED
NOT PURCHASED CLAUSE
This Clause is issued in accordance with the terms and conditions of the “U.S. Terrorism Risk Insurance Act of 2002” as amended as summarized in the disclosure notice.
It is hereby noted that the Insurer(s) have made available coverage for “insured losses” directly resulting from an “act of terrorism” as defined in the “U.S. Terrorism Risk Insurance Act of 2002”, as amended (“TRIA”) and the Insured has declined or not confirmed to purchase this coverage.
This Insurance therefore affords no coverage for losses directly resulting from any “act of terrorism” as defined in TRIA except to the extent, if any, otherwise provided by this Policy.
All other terms, conditions, insured coverage and exclusions of this Insurance including applicable limits and deductibles remain unchanged and apply in full force and effect to the coverage provided by this Insurance.
21/12/2007
LMA5092
Form approved by Lloyd’s Market Association

43

SEVERAL LIABILITY NOTICE
The subscribing insurers’ obligations under contracts of insurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing insurers are not responsible for the subscription of any co-subscribing insurer who for any reason does not satisfy all or part of its obligations.
08/94
LSW1001 (Insurance)
LINES CLAUSE
This Insurance, being signed for 35.5556% of 100% insures only that proportion of any loss, whether total or partial, including but not limited to that proportion of associated expenses, if any, to the extent and in the manner provided in this Insurance.
The percentages signed in the Table are percentages of 100% of the amount(s) of Insurance stated herein.
NMA2419

44

753
B0753PL0901791000	LPL

RISK DETAILS

TYPE:	All Risks of Direct Physical Loss or Damage including Machinery Breakdown and Business Interruption Resulting Therefrom Insurance

INSURED:	Signal Peak Energy LLC

MAILING ADDRESS:	490 North 31st Street, Suite 308, Billings, Montana 59101

PERIOD:	From: 1 November 2009

To: 31 October 2010

Both Days inclusive Local Standard Time at the location of the property insured

INTEREST:	Section 1 — Property Damage

Joy Longwall miner to include the 2009 Joy Longwall Mining System, Hydraulic supports, 1250 Foot AFC, 7LS5 Shearer, including and not limited to shields, belts, belt structures, belt drives, conveyors and all equipment that is part of the Joy long wall mining operation. This property also extends to the underground and above ground equipment to the first stacking tube only

Section 2 — Business Interruption

Item 1 — Gross Earnings:
(a) Reduction in Turnover
(b) Increase in Cost of Working
Item 2 — Contractual Payments
Item 3 — Accounts Receivable

LIMITS OF LIABILITY:	USD 50,000,000 each and every occurrence Combined Single Limit Sections 1 and 2

In excess of Policy Deductibles

Internal Use Only	hf2/sdr/21 September 2009/PL0901791
KH4

753
B0753PL0901791000	LPL

SUB-LIMITS:

DEDUCTIBLES:	USD 1,000,000 each and every occurrence in respect of Property Damage

60 Days in respect of Business Interruption Actual Daily Value basis (ADV)

MAXIMUM INDEMNITY PERIOD:	12 Months

EXCLUSIONS:	a) Land, land values, improvements to or in land,

b) Property situated within the confines of, or forming part of, any open pits and any other open cut excavation.

c) Property forming part of or situated within the confines of any underground mine except that this exclusion shall not apply to longwall face equipment (as defined herein)

d)    Consumable property used in underground mines, including but not limited to roof-bolts, rock bolts, rock dust, fuel, oil, lubricants, construction materials or supplies except that which has not been installed or put to its intended use

e) Tailings dams and any structure used for containment of tailings and other property situated thereon or therein.

f) Autoclaves as a result of gradually developing flaws, deformation, distortion, cracks or partial fractures, unless resultant damage is caused by an event, occurrence or peril covered by this policy

g) Loss or damage to refractory linings other than damage directly caused by the sudden and unforeseen operation of an insured peril external to the furnace

h) Loss or damage to underground property situated under unsupported roof or to remotely controlled plant and machinery underground whilst operating in remote mode.

i) Unmined minerals, coal or ore

j) Gold in any form

k) Property in the course of construction &/or testing &/or commissioning (Zurich Testing & Commissioning Clause to apply)

Internal Use Only	hf2/sdr/21 September 2009/PL0901791
KH4

753
B0753PL0901791000	LPL

Amended Peril Exclusions

a)    Excluding damage to underground property caused directly or directly by water &/or other liquid matter other than damage solely caused by water entering underground portion of mine via man-made surface level openings

b) Excluding loss or damage caused by escape of material from hydraulically backfilled stopes.

c) Excluding creep and/or heave

d) Excluding loss or damage caused by subsidence and/or undermining in, adjacent to, or above any mine whether open cut or underground.

e) Excluding loss or damage to raise boring equipment whilst in “hole

And as per Policy attached

SITUATION:	Montana, United States of America

CONDITIONS:	As per attached Property Damage and Business Interruption Policy
LMA5062 Fraudulent Claim Clause to apply
NMA 1998 Service of Suit Clause
Testing and Commissioning Clause as attached
NMA 2915 Electronic Data Endorsement B
NMA 2920 Terrorism Exclusion Endorsement
NMA 2808 Electronic Date Recognition Exclusion (listed perils)
War & Civil War Exclusion as per policy wording
WEL Preservation of Property Clause Limited to USD 5m
Transmission & Distribution Lines Exclusion (300 metres)
MAP Micro-organism Exclusion
WEH Asbestos Exclusion
NMA 2962 Biological or Chemical Materials Exclusion
Property limited to Longwall Face Equipment Only and BI in respect of loss or damage to such property

Excluding Rehabilitation and/or restoration of mine workings Excluding all non-damage Business Interruption and advanced Business interruption
Contingent Business Interruption excluded

LSW 1001 to apply to policies

SUBJECTIVITIES:	None

Internal Use Only	hf2/sdr/21 September 2009/PL0901791
KH4

753
B0753PL0901791000	LPL

CHOICE OF LAW AND JURISDICTION:	This insurance shall be governed by and construed in accordance with the law of Montana, United States of America and each party agrees to submit to the exclusive jurisdiction of the Courts of Montana, United States of America.

PREMIUM:	USD (100%) per annum

PREMIUM PAYMENT TERMS:	It is a condition of this contract of insurance that the premium due at inception must be paid to and received by Insurers on or before 23:59 hours Greenwich Mean Time on the 15 December 2009. If this condition is not complied with, then this contract of insurance shall terminate on the above date with the Insured hereby agreeing to pay premium calculated at not less than pro rata temporis

Where the premium is to be paid through a London Market Bureau, payment to Insurers will be deemed to occur on the day of delivery of a premium advice note to the Bureau or the date premium is released to Insurers via the de-linking system. Where settlement is be to made to non bureau companies payment will be deemed to be the date Lloyd & Partners Limited instruct their bankers to make the appropriate settlement

FEES PAYABLE RESULTANT FROM CONDITIONS / WARRANTIES/ SUBJECTIVITIES:	None

TAX(ES) PAYABLE BY THE INSURED AND ADMINISTERED BY INSURER(S):	None

RECORDING, TRANSMITTING & STORING INFORMATION:	Where Lloyd & Partners Limited maintains risk and claim data / information / documents Lloyd & Partners Limited may hold data / information / documents electronically.

Internal Use Only	hf2/sdr/21 September 2009/PL0901791
KH4

753
B0753PL0901791000	LPL

INSURER CONTRACT DOCUMENTATION:	XIS to sign Lloyd’s policy. Treat as fully claused wording. XIS to sign Company policy. Treat as fully claused wording. Each Company which does not subscribe to XIS to sign a follow Policy for their own participation, following the terms and condition of the lead wording.

Lloyd & Partners Limited will prepare/submit formal policies (and subsequent policy endorsements, if any) to be signed (a) by Xchanging Ins-Sure Services on behalf of Lloyd’s Insurers and Company Insurers for whom Xchanging Ins-Sure Services are so authorised and (b) by each other subscribing Company Insurer where required. Agree Sign As Seen-no Technical check required.

Policy Preparation Service to be utilized wherever such service is available or mandated.

Xchanging Ins-Sure Services are authorised to sign direct and reinsurance policy documents prior to premium payment in accordance with the Xchanging Ins-Sure Services Early Document Scheme.

All non-Xchanging Ins-Sure Services companies hereon hereby authorise the first non-Xchanging Ins-Sure Services company to issue on their behalf, a collective policy and all endorsements as may be required, without the requirement to issue any authorisation.

FORM:	LMA3044A in respect of Lloyd’s. IS3 in respect of XIS Companies Single Company Policy in respect of each non-XIS Company.

Lloyd’s Insurers agree if required by Lloyd & Partners Limited to issue Co-Insurance Policy NMA2074 (no further Insurer agreement required).

NMA2419 Lines Clause if applicable

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753
B0753PL0901791000	LPL

INFORMATION
Information made available to and seen by all subscribing Insurers hereon includes the following:
The Insured’s business includes a coal mine.
Premises:
1) 127 PM Coal Road Roundup, Musselshell County, Montana 59072
2) 490 North 31st Street, Suite 308, Billings, Yellowstone County, Montana 59101

Values:

Joy Miner:	USD	72,000,000
Business Interruption:	USD	113,000,000
Lloyd & Partners Limited Presentation dated June 2009 seen, noted and agreed by Insurers. Contents:

01. Acord Commercial Insurance Application	16 pages

02. Signal Peak Energy Property & Equipment List	3 pages

03. International Mining Industry Underwriters Risk Assessment Report Signal Peak Energy Bull Mountain #1 Mine Date of Survey: May 7th to 8th 2009	39 pages

Internal Use Only	hf2/sdr/21 September 2009/PL0901791
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Schedule 3.20
Hedging Agreements
None.

Schedule 6.02
Existing Liens
1. As part of the claims made by Scion in the matter referenced in more detail on Schedule 3.06 hereto, Scion has asserted that, as security for certain amounts alleged to be owed to Scion, it has a security interest in certain of defendants’ (including Signal Peak’s) rights in respect of the mineral reserves and related assets under that certain mineral deed of Bull Mountain Land Company LLC originally recorded on June 6, 2001, in Book 375, Page 122, under Document No. 204135 in the Records of the Clerk and Recorder of Mussellshell County, Montana and Yellowstone County, Montana, and in coal and other minerals extracted from that reserve, and mining equipment and royalty interests, and the proceeds of the foregoing. The Borrowers and other defendants in these cases dispute the existence, validity and enforceability of such purported security interests and amounts alleged to be secured thereby. The reserves are currently owned by Eastern Montana Minerals, Inc. which leases the mineral rights afforded thereby to Signal Peak.
2. Ames Construction, Inc. (“Ames”) filed two liens against portions of the property now owned by Bull Mountain Coal Mining, Inc. (n/k/a Signal Peak) and Global Rail. The first Ames lien is a mortgage filed on December 1, 2003, in both Yellowstone County (Inst. # 3266086) and Musselshell County (Inst. # 259112) securing the payment of an indebtedness of $1.172 million. The mortgage relates to a $1.172 million letter of credit provided by Ames to the Montana Department of Environmental Quality on behalf of a prior owner, BMP Investment, Inc., as financial assurance for the issuance of a mining permit for the mine. The Ames letter of credit has been replaced and different bonding is now provided as financial assurance for the mining permit. The second Ames lien is a construction lien filed in Musselshell County (Inst. #265441) in the amount of $1.8 million in May 2007 regarding construction services performed by Ames for prior owners. Neither of the two Ames liens were identified by First American Title Insurance Company as affecting the title to the coal estate leased by Signal Peak from Eastern Montana Minerals, Inc. Global Rail, Ames and Airlie Group entities have entered into agreements providing a mechanism for, among other things, the release of the two outstanding Ames liens which have not yet been completed.

EXHIBIT A
to the Credit Agreement

FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT
dated as of [                     __], 20[__]
between
[NAME OF ASSIGNOR],
as Assignor
and
[NAME OF ASSIGNEE],
as Assignee
with respect to the
SIGNAL PEAK ENERGY, LLC, and
GLOBAL RAIL GROUP, LLC
CREDIT AGREEMENT,
dated as of October 22, 2010

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date set forth below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount(s) identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein, collectively, as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	[Name of Assignor]

2. Assignee:	[Name of Assignee]

3. Borrowers:	Signal Peak Energy, LLC and Global Rail Group, LLC

4. Administrative Agent:	Union Bank, N.A., as the Administrative Agent under the Credit Agreement

5. Collateral Agent:	Union Bank, N.A., as the Collateral Agent under the Credit Agreement

6. Credit Agreement:	Credit Agreement, dated as of October 22, 2010, among Signal Peak Energy, LLC, Global Rail Group, LLC, the Lenders named therein and from time to time party thereto, and Union Bank, N.A., in its capacities as the Administrative Agent and as the Collateral Agent.

7. Assigned Interest: [1]

Amount of
Amount of Commitment Assigned	Loans Assigned
$	$

8. Effective Date:	[ _____], 20[_]
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Assignments must be made in the minimum amounts required by Section 9.04(b) of the Credit Agreement.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:
Title:

Address for Notices:

Attention:

Telephone No.:

Facsimile No.:

[Consented to and Accepted by:

UNION BANK, N.A., as Administrative Agent

By:

Name:
Title:

Consented to:

SIGNAL PEAK ENERGY, LLC

By:

Name:
Title:

GLOBAL RAIL GROUP, LLC

By:

Name:
Title:][2]

[2]	Insert if the consent of the Administrative Agent or the Borrowers is required by Section 9.04(b) of the Credit Agreement.

ANNEX 1
Credit Agreement, dated as of October 22, 2010, among Signal Peak Energy, LLC, Global Rail Group, LLC, the Lenders named therein and from time to time party thereto, and Union Bank, N.A., as the Administrative Agent and as the Collateral Agent
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, the Pledgors, any other Loan Parties, any of their respective Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, the Pledgors, any other Loan Parties, any of their respective Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copies of the Credit Agreement and the other Loan Documents, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 5.01(a) and (b) of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is not incorporated in under the laws of the

United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant Section 2.14 of the Credit Agreement, in each case, duly completed and executed by the Assignee; (b) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Collateral Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent and the Collateral Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
to the Credit Agreement
FORM OF
PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT, dated as of October 22, 2010 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by (a) FIRSTENERGY VENTURES CORP., an Ohio corporation (“FirstEnergy Ventures”), (b) GLOBAL MINING GROUP, LLC, a Delaware limited liability company (“Global Mining Group”), and (c) WMB LOAN VENTURES II, LLC, a Delaware limited liability company (“WMB II”) (all such companies are herein collectively referred to as the “Pledgors” and individually as a “Pledgor”), in favor of UNION BANK, N.A., as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of October 22, 2010, among Signal Peak Energy, LLC, a Delaware limited liability company (“SPE”), Global Rail Group, LLC, a Delaware limited liability company (“RailCo”, and together with SPE being referred to herein, collectively, as the “Borrowers” and, individually, as a “Borrower”), the Lenders named therein and from time to time party thereto, Union Bank, N.A., as Administrative Agent, and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have extended commitments to make Loans to the Borrowers subject to the terms and conditions set forth in the Credit Agreement;
WHEREAS, in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, the Pledgors agreed to execute and deliver this Agreement;
WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement and will receive direct and indirect benefits by reason of the availability of the Commitments and the making of the Loans to the Borrowers by the Lenders.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans pursuant to and in accordance with the Credit Agreement, each Pledgor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1. Certain Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Agreement” has the meaning assigned to that term in the preamble hereto.
“Applicable UCC” has the meaning assigned to that term in Section 3.1.9(b).

“Borrowers” has the meaning assigned to that term in the first recital hereto.
“Collateral” has the meaning assigned to that term in Section 2.1.
“Collateral Agent” has the meaning assigned to that term in the preamble hereto.
“Credit Agreement” has the meaning assigned to that term in the first recital hereto.
“Distributions” means all dividends (including, without limitation, cash dividends, dividends in the form of Equity Interests, other non-cash dividends and liquidating dividends), limited liability company distributions and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other Equity Interests constituting Collateral.
“Equity Interests” means the limited liability company membership interests or other equity ownership interests in an Issuing Company, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.
“Equity Interest Holder” means any Person that may from time to time possess an Equity Interest.
“Financing Statements” has the meaning assigned to that term in Section 3.1.9(b).
“Issuing Companies” means (a) with respect to Global Mining Group, SPE, and (b) with respect to FirstEnergy Ventures and WMB II, RailCo.
“LLC Agreements” means, (a) with respect to SPE, the Limited Liability Company Agreement, dated as of July 16, 2008, by Global Mining Group (on its own behalf and as assignee of Bull Mountain Coal Properties, Inc.), and (b) with respect to RailCo, the Limited Liability Company Agreement, dated as of July 16, 2008, by and among WMB II (as assignee of WMB Rail Ventures, LLC) and FirstEnergy Ventures, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Pledged Interests” means the Equity Interests of each Pledgor, including but not limited to, the Equity Interests described on Attachment 1 hereto.
“Pledged Property” means the Pledged Interests and all other pledged Equity Interests, all other securities, all assignments of any amounts due or to become due with respect thereto and all other instruments received, receivable or otherwise distributed in respect of or in exchange for the Pledged Interests or any other pledged Equity Interests that are now being delivered by each Pledgor to the Collateral Agent or may from time to time hereafter be delivered by each Pledgor to the Collateral Agent for the purpose of being pledged under this Agreement, and all proceeds of any of the foregoing.
“Pledgor” and “Pledgors” have the meaning assigned to those terms in the preamble hereto.

“Secured Obligations” has the meaning assigned to that term in Section 2.2.
“Secured Parties” means, collectively, (i) the Agents, (ii) the Lenders and (iii) any Qualified Counterparty under a Specified Hedge Agreement.
“Securities Act” has the meaning assigned to that term in Section 6.2.
“Security Documents” means this Agreement and each of the other security agreements, pledges, mortgages, assignments (collateral or otherwise) and consents, if any, and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing documents, in each case to secure any of the Secured Obligations.
“U.C.C.” means the Uniform Commercial Code as from time to time in effect in the State of New York or, with respect to any Collateral located in any state other than the State of New York, the Uniform Commercial Code as from time to time in effect in such state.
SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.
ARTICLE II
PLEDGE
SECTION 2.1. Grant of Security Interest. Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent for its benefit and the ratable benefit of each of the other Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of each of the other Secured Parties a continuing security interest in, all of such Pledgor’s right, title and interest in and to the following property, whether now or hereafter existing or acquired (collectively, the “Collateral”):
(a) the LLC Agreement of each Issuing Company to which such Pledgor is a party and all Equity Interests of such Pledgor in such Issuing Company, including, without limitation, (i) the Pledged Property, (ii) all rights of such Pledgor as an Equity Interest Holder and all rights to receive Distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed under or pursuant to each such LLC Agreement, (iii) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to each such LLC Agreement, (iv) all claims of such Pledgor for damages arising out of or for breach of or default under each such LLC Agreement, (v) the right of such Pledgor to terminate each such LLC Agreement, to perform and exercise consensual or voting rights thereunder and to compel performance and otherwise exercise all remedies thereunder, (vi) all rights of such Pledgor, as an Equity Interest Holder, to all property and assets of each Issuing Company (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, choses in action or otherwise), and (vii) certificates or instruments evidencing an ownership or Equity Interest in each Issuing Company or its assets;

(b) all other securities, all assignments of any amounts due or to become due with respect thereto, and all other instruments from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items listed in clause (a) above;
(c) to the extent not included in the foregoing, all Distributions, interest, and other payments and rights with respect to any of the items listed in clauses (a) and (b) above; and
(d) to the extent not included in the foregoing, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above).
SECTION 2.2. Security for Obligations. This Agreement secures the payment of all Obligations and all other obligations of the Pledgors and the other Loan Parties to each Secured Party now or hereafter existing under the Credit Agreement and each other Loan Document (including, without limitation, this Agreement), whether for principal, interest, fees, costs, expenses, indemnities or otherwise (the Obligations and all such other obligations being referred to herein, collectively, as the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Pledgor or any other Loan Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Pledgor or any other Loan Party.
SECTION 2.3. Pledgors Remain Liable. Anything herein to the contrary notwithstanding:
(a) each Pledgor shall remain liable under the contracts and agreements included in the Collateral (including, without limitation, each LLC Agreement to which such Pledgor is a party) to the extent set forth therein, and this Agreement shall not relieve any Pledgor of any duties or obligations under such contracts and agreements, which duties and obligations shall continue to the same extent as if this Agreement had not been executed;
(b) each Pledgor shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside by such Pledgor and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;
(c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(d) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 2.4. Delivery of Pledged Property. All certificates or instruments, if any, representing or evidencing any Collateral at any time shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 4.4. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.
SECTION 2.5. Continuing Security Interest; Assignments, Etc. This Agreement shall create a continuing security interest in the Collateral and shall:
(a) remain in full force and effect until the payment in full in cash of all Secured Obligations, the termination of all Commitments and the termination or expiration of all Specified Hedge Agreements;
(b) be binding upon each Pledgor and its successors, transferees and assigns; and
(c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.
Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its Commitment, any Loan held by it and/or its other rights and obligations under the Loan Documents to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Secured Party under any Loan Document (including, without limitation, this Agreement) or otherwise, subject, however, to the provisions of Section 9.04 of the Credit Agreement. No Pledgor may transfer or assign all or any portion of its rights or obligations under this Agreement without the prior written consent of all of the Secured Parties. Upon the payment in full in cash of all Secured Obligations, the termination of all Commitments and the termination or expiration of all Specified Hedge Agreements, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such termination pursuant to the preceding sentence, the Collateral Agent will, at each Pledgor’s sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing the Pledged Interests being released, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

SECTION 2.6. Security Interest Absolute. All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of:
(a) any lack of validity, legality or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any thereof;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any of the Borrowers or otherwise;
(c) any taking, addition, exchange, release, surrender, impairment or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(d) the failure of any Secured Party:
(i) to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Loan Party or any other Person (including, without limitation, any other guarantor) under the provisions of the Credit Agreement, any other Loan Document or otherwise, or
(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Secured Obligations;
(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;
(f) any defense, claim, set-off, counterclaim or other right which may at any time be available to or be asserted by any Borrower, any Pledgor or any other Loan Party against any Secured Party or any other Person, whether in connection with this Agreement, the transactions contemplated in any of the other Loan Documents, or any unrelated transaction;
(g) any reduction, limitation, impairment or termination of the Secured Obligations for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, the Secured Obligations or otherwise;
(h) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of any of the Pledgors, the other Loan Parties or any of their respective Subsidiaries;

(i) any change, restructuring or termination of the corporate structure or existence of any Borrower, any Pledgor, any other Loan Party or any of their respective Subsidiaries; or
(j) any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Pledgor or any other Loan Party.
SECTION 2.7. Subrogation. Each Pledgor hereby unconditionally and irrevocably agrees not to exercise any claim or other rights which it may now or hereafter acquire against any other Loan Party that arise from the existence, payment, performance or enforcement of such Pledgor’s obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, assignment, exoneration, implied contract or indemnification, any right to participate in any claim or remedy of any Secured Party against any other Loan Party or any collateral that any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until such time as the Secured Obligations shall have been indefeasibly paid in full in cash, the Commitments shall have been irrevocably terminated and all Specified Hedge Agreements shall have terminated or expired. If any amount shall be paid to any Pledgor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Pledgor for the benefit of, and held in trust for, the Secured Parties, shall be segregated from other funds of such Pledgor, and shall forthwith be paid to the Collateral Agent on behalf of the Secured Parties to be credited and applied against the Secured Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine. Each Pledgor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.1. Representations and Warranties, Etc. Each Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including, without limitation, each pledge and delivery of Pledged Interests) by such Pledgor to the Collateral Agent of any Collateral, as set forth in this Article:
SECTION 3.1.1. Organization. Such Pledgor is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not have a Material Adverse Effect).

SECTION 3.1.2. Due Authorization; Noncontravention; Etc. The execution, delivery and performance by such Pledgor of this Agreement (a) are within such Pledgor’s corporate or limited liability company powers, as applicable, (b) have been duly authorized by all necessary action (corporate, limited liability company or otherwise) and relate to its ordinary course of business, and (c) do not and will not (i) except to the extent received prior to the date hereof, require any consent or approval of the shareholders or members (as the case may be) of such Pledgor, (ii) violate any provision of the organizational documents of such Pledgor or of law, (iii) violate any legal restriction binding on or affecting such Pledgor, (iv) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Pledgor is a party or by which it or its properties may be bound or affected, or (v) result in or require the creation of any Lien (other than pursuant to, or as permitted under, this Agreement and the other Loan Documents) upon or with respect to any of the Collateral. This Agreement has been duly executed and delivered by such Pledgor.
SECTION 3.1.3. Authorization, Approval, Etc. Except for the filing of the Financing Statements and continuation statements to be filed in connection therewith, and except for such consents, approvals or other action, or notices that have been obtained or made and are in full force and effect, no consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required (a) for the pledge and assignment by such Pledgor of the Collateral purported to be pledged and assigned by it pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Pledgor, (b) for the perfection or maintenance of the security interest created hereby (including, without limitation, the first priority nature of such security interest), or (c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of such Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally).
SECTION 3.1.4. Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
SECTION 3.1.5. No Proceedings. There is no pending or threatened action, suit, investigation, litigation or proceeding against such Pledgor or any of its properties before any court, governmental agency or arbitrator, that (a) could reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.
SECTION 3.1.6. Ownership, No Liens, Etc. Such Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral purported to be pledged and assigned by it hereunder, free and clear of any Lien, except for the security interest created by this Agreement and any restrictions on transfer imposed by any LLC Agreement to which it is a party. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except as may have been filed in favor of the Collateral Agent relating to this Agreement. Such Pledgor has no trade name.

SECTION 3.1.7. LLC Agreements. Each LLC Agreement to which such Pledgor is a party, true and complete copies of which has been furnished to the Collateral Agent, has been duly authorized, executed and delivered by such Pledgor, has not been amended or otherwise modified (except (i) for any such amendments or modifications prior to the date hereof or (ii) to the extent otherwise permitted hereunder), is in full force and effect and is the legal, valid and binding obligation of, and enforceable against, such Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). There exists no default under any such LLC Agreement by such Pledgor.
SECTION 3.1.8. Valid Security Interest. This Agreement creates a valid security interest in the Collateral purported to be pledged and assigned by such Pledgor hereunder securing the payment of the Secured Obligations.
SECTION 3.1.9. Perfection of Security Interest. (a) When the certificates or instruments (if any) representing or evidencing Collateral shall be delivered hereunder, and for so long as such certificates or instruments shall remain in the possession of the Collateral Agent in the State of California, the security interest in such Collateral created hereby shall be perfected under the Uniform Commercial Code as in effect in the State of California, and such security interest, as so perfected, will be first priority.
(b) Upon the filing of appropriate financing statements (the “Financing Statements”) in each filing office listed in Attachment 1 hereto under the Uniform Commercial Code as in effect in the state in which such filing office is located (the “Applicable UCC”), the security interest in the Collateral purported to be pledged and assigned by such Pledgor hereunder shall be perfected under the Applicable UCC, and no further filings or other actions are necessary to perfect such security interest. When such Financing Statements are duly filed pursuant to the Applicable UCC, such security interest, as so perfected, will be first priority.
(c) To the extent that any of the Pledged Interests purported to be pledged and assigned by such Pledgor hereunder constitutes “uncertificated securities” (as defined in the U.C.C.), such Pledgor has delivered to the Collateral Agent a written agreement duly executed by the Issuing Company of such Pledged Interests pursuant to which such Issuing Company has agreed to comply with instructions originated by the Collateral Agent with respect to such Pledged Interests without further consent by such Pledgor, as contemplated by Section 8-106(c)(2) of the Uniform Commercial Code as in effect in such Issuing Company’s jurisdiction (as determined pursuant to Section 8-110(d) of the U.C.C.). Neither such Pledgor nor such Issuing Company has, directly or indirectly, granted “control” (as defined in said Section 8-106(c)(2)) of any such Pledged Interests to any Person other than the Collateral Agent.

SECTION 3.1.10. Regulatory Status. Such Pledgor is not, and after the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not be, an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” (within the meaning of the Investment Company Act of 1940, as amended). Such Pledgor is not (i) subject to regulation under the Federal Power Act, as amended, or (ii) subject to regulation under the applicable laws of any state relating to public utilities and/or public service corporations (other than any state law relating solely to taxation of such Pledgor).
SECTION 3.1.11. Principal Place of Business. The principal place of business and chief executive office of such Pledgor and the office where such Pledgor keeps its records concerning the Collateral is set forth under the name of such Pledgor on the signature pages hereof.
SECTION 3.1.12. Solvency. Such Pledgor is, and upon the consummation of the transactions contemplated under this Agreement and the other Loan Documents will be, Solvent.
SECTION 3.1.13. Conditions to Effectiveness. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.
SECTION 3.1.14. Independent Decision. Such Pledgor has, independently and without reliance upon the Agents or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
ARTICLE IV
COVENANTS
SECTION 4.1. Protect Collateral; Further Assurances, Etc. (a) No Pledgor will sell, assign, transfer, pledge, or encumber in any manner the Collateral (except in favor of the Collateral Agent). Each Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. No Pledgor will permit any Issuing Company to issue any Equity Interests (including, without limitation, any non-voting Equity Interests or any Class B Units (as defined in any LLC Agreement)) (i) to such Pledgor or any other Pledgor unless the same is immediately delivered in pledge to the Collateral Agent hereunder or (ii) to any other Person (other than a Pledgor).
(b) Each Pledgor agrees that from time to time, at the expense of such Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect, protect, and preserve the pledge, assignment, and security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will (i) execute and file, with a copy thereof to the Collateral Agent, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby; and (ii) mark conspicuously, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that all of its right, title, and interest in and to (A) each LLC Agreement to which it is a party, and (B) all Pledged Interests purported to be pledged and assigned by such Pledgor hereunder, have been assigned and are subject to the security interest pursuant hereto.

(c) Each Pledgor hereby further authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any security agreement or financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
(d) Each Pledgor will furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral as and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
SECTION 4.2. Certificated Securities, etc. Each Pledgor agrees that all certificated securities constituting Collateral delivered by such Pledgor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent. Each Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence and during the continuance of any Event of Default, promptly transfer any Pledged Interests (including, without limitation, any certificated securities constituting Collateral) into the name of any nominee designated by the Collateral Agent.
SECTION 4.3. Continuous Pledge. Subject to Section 2.5, each Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Interests and all other Equity Interests constituting Collateral, all Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.
SECTION 4.4. Voting Rights; Distributions, Etc. Each Pledgor agrees:
(a) after any Event of Default shall have occurred and be continuing and the Collateral Agent has notified such Pledgor that all Distributions with respect to the Pledged Interests otherwise payable to such Pledgor shall be paid to the Collateral Agent for the benefit of the Secured Parties, promptly upon receipt thereof by such Pledgor and without any further request therefor by the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Distributions, interest, principal, other cash payments, and proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.4; and

(b) after any Event of Default shall have occurred and be continuing and the Collateral Agent has notified such Pledgor of the Collateral Agent’s intention to exercise its voting power under this Section 4.4(b):
(i) the Collateral Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other Equity Interests constituting Collateral and such Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Collateral; and
(ii) such Pledgor shall promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.
All Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by any Pledgor but which such Pledgor is then obligated to deliver to the Collateral Agent shall, until delivery to the Collateral Agent, be held by each Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.4(b), each Pledgor shall have the exclusive voting power with respect to any Pledged Interests pledged by such Pledgor hereunder and the Collateral Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such Pledged Interests; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by any Pledgor that would impair any Collateral or violate any provision of the Credit Agreement or any other Loan Document (including, without limitation, this Agreement).
(c) Each Pledgor’s right to receive and retain any and all Distributions in respect of the Collateral purported to be pledged and assigned by it hereunder shall be further limited as follows:
(i) Distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any such Collateral,
(ii) Distributions paid or payable in cash in respect of any such Collateral in connection with a partial or total liquidation or dissolution, and distributions paid or payable in violation of law or any LLC Agreement, and

(iii) cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement or assignment).
(d) Upon the occurrence and during the continuance of any Event of Default and notice from the Collateral Agent to such Pledgor of the Collateral Agent’s intention to exercise its rights under any provision of this Section 4.4:
(i) All rights of such Pledgor (A) to receive the Distributions which it would otherwise be authorized to receive and retain and (B) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise, in each case pursuant to this Section 4.4, shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold on behalf of the Secured Parties as Collateral such Distributions and to exercise or refrain from exercising such voting and other consensual rights; and
(ii) all Distributions that are received by such Pledgor contrary to the provisions of clause (i) above shall be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, shall be segregated from other funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement or assignment).
SECTION 4.5. Place of Perfection; Records. Each Pledgor shall keep its place of business and chief executive office and the office where it keeps its records concerning the Collateral, and the original copies of each LLC Agreement to which it is a party and of all other documents that evidence the Collateral (other than any Pledged Interests delivered to the Collateral Agent pursuant to the terms of this Agreement) at the address for such Pledgor specified on the signature pages hereof or, upon 30 days’ prior written notice to the Collateral Agent, at such other location in a jurisdiction where all action required by Section 4.1 to protect, preserve and maintain the lien and security interest created hereby and the priority thereof shall have been taken with respect to the Collateral. In addition, each Pledgor agrees that it shall not, at any time after the date hereof, change its jurisdiction of organization except, upon not less than 30 days’ prior written notice to the Collateral Agent, to such other jurisdiction in the United States of America where all action required by Section 4.1 to protect, preserve and maintain the lien and security interest created hereby and the priority thereof shall have been taken with respect to the Collateral. Each Pledgor will hold and preserve such records and will permit representatives of the Collateral Agent and the other Secured Parties at any time during normal business hours to inspect, copy and/or make abstracts from such records.
SECTION 4.6. As to the LLC Agreements. (a) Each Pledgor shall at its expense perform and observe in all material respects all the terms and provisions to be performed or observed by it under each LLC Agreement to which it is a party, maintain each such LLC Agreement in full force and effect, enforce each such LLC Agreement in accordance with its terms, and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent.

(b) Each Pledgor shall not:
(i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or create or suffer to exist any Lien upon or with respect to any of the Collateral, except (A) for the pledge, assignment, and security interest created by this Agreement and (B) for any restrictions on transfer imposed by any LLC Agreement to which it is a party;
(ii) cancel or terminate any LLC Agreement to which it is a party or consent to or accept any cancellation or termination thereof;
(iii) amend, modify or otherwise change any LLC Agreement to which it is a party or give any consent, waiver or approval thereunder, except for such amendments, modifications, changes, consents, waivers and approvals that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and provided that a copy of any such amendment, modification, change, consent, waiver or approval shall be provided to the Collateral Agent at least ten (10) days prior to its execution;
(iv) upon the occurrence and during the continuance of an Event of Default, amend, modify or otherwise change any LLC Agreement to which it is a party, or give any consent, waiver or approval thereunder, except with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld);
(v) waive any material default under or material breach of any LLC Agreement to which it is a party, except with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld); or
(vi) take any other action in connection with any LLC Agreement to which it is a party that would impair the value of the interest or rights of such Pledgor thereunder or that would impair the interest or rights of the Collateral Agent or the other Secured Parties.
SECTION 4.7. Affiliate Transactions. No Pledgor will sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any other Pledgor, any Loan Party, or any of their respective Affiliates, except (a) at prices and on terms and conditions no less favorable than could be obtained on an arm’s length basis from unrelated third parties, (b) any Restricted Payment permitted by Section 6.08 of the Credit Agreement, and (c) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies; provided, that the foregoing shall not restrict or limit or otherwise apply to any such transactions between or among FirstEnergy Ventures, FirstEnergy and/or any Subsidiary of FirstEnergy (other than, for the avoidance of doubt, any Borrower).

ARTICLE V
THE COLLATERAL AGENT
SECTION 5.1. Duties of the Collateral Agent. (a) The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement or the other Loan Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement or the other Loan Documents that the Collateral Agent is required to exercise in writing as directed by the Required Lenders, and (c) except as expressly set forth in this Agreement or the other Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers that is communicated to or obtained by the bank serving as the Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by a Borrower or a Lender, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV of the Credit Agreement or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.
(b) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, and (ii) the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its Related Parties shall be responsible to any Pledgor for any act or failure to act hereunder, except to the extent that any such act or failure to act is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Collateral Agent or any such Related Parties.

SECTION 5.2. Replacement of the Collateral Agent. The Required Lenders may at any time, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed, and shall not be required if an Event of Default shall have occurred and be continuing), replace the Collateral Agent (it being understood that any such replacement Collateral Agent shall be a Person that serves as agent for other credit facilities of a comparable size), provided, that the Required Lenders may not replace the Collateral Agent unless, after giving effect to such replacement and each contemporaneous assignment the Required Lenders or the Borrowers shall have arranged in connection with such replacement, (i) neither the Collateral Agent nor any of its Affiliates shall have outstanding any Loan or Commitment or other obligation of any kind under the Credit Agreement or any other Loan Document, and (ii) each of the Collateral Agent and its Affiliates shall have received payment in full of all amounts owing to it under or in respect of the Credit Agreement and each other Loan Document.
SECTION 5.3. Resignation of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Required Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrowers (such approval not to be unreasonably withheld or delayed, and not to be required during the continuance of an Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders and subject to the approval of the Borrowers (such approval not to be unreasonably withheld or delayed, and not to be required during the continuance of an Event of Default), appoint a successor Collateral Agent, which shall be any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus and undivided profits of not less than $500,000,000. Upon the acceptance of its appointment as the Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under each other Loan Document. The fees payable by the Borrowers to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Collateral Agent’s resignation hereunder, the provisions of this Article V, Article VIII of the Credit Agreement and Section 9.03 of the Credit Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Collateral Agent.

SECTION 5.4. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, upon the occurrence and during the continuance of an Event of Default, without notice to or assent by such Pledgor, to do any or all of the following:
(a) in the name of such Pledgor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable; and
(b) (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) receive, collect, sign and endorse any drafts or other instruments, documents and chattel paper in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (vii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.
Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

ARTICLE VI
REMEDIES
SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:
(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent shall give at least ten (10) days’ prior notice to each Pledgor of the time and place of any public sale or the time after which any private sale is to be made, and each Pledgor agrees that such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b) The Collateral Agent may:
(i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,
(ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,
(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any Person with respect thereto,
(iv) endorse any checks, drafts, or other writings in each Pledgor’s name to allow collection of the Collateral,
(v) take control of any proceeds of the Collateral, and
(vi) execute (in the name, place and stead of each Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
Each such purchaser of the Collateral shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
SECTION 6.2. Securities Laws. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, each Pledgor agrees that, upon request of the Collateral Agent, such Pledgor will, at its own expense:

(a) execute and deliver, and cause each of the Issuing Companies and their respective directors, officers and Equity Interest Holders to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
(b) use its best efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;
(c) cause each Issuing Company to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and
(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or the Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this Section and, consequently, to the extent permitted under applicable law, agrees that, if such Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.
SECTION 6.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4. Application of Proceeds. (a) Subject to Section 6.4(b) below, all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 9.03 of the Credit Agreement and Section 6.5 below) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in such manner as the Collateral Agent determines in its sole discretion. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations, the termination of all Commitments and the termination or expiration of all Specified Hedge Agreements, shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus
(b) All payments received and amounts realized by the Collateral Agent under this Agreement or any other Loan Document while an Event of Default with respect to the payment of any amount due under any Loan Document, or any other Event of Default which results in the acceleration of the Secured Obligations, shall have occurred and be continuing, as well as all payments or amounts then held or thereafter received by the Collateral Agent as part of the Collateral during the continuation of such Event of Default, shall be applied by the Collateral Agent in the following order of priority:
First, so much of such amounts as shall be required to reimburse the Collateral Agent for the costs and expenses of retaking, holding and preparing the Collateral for sale and the selling of the Collateral (including, without limitation, advertising, selling and legal expenses and attorneys’ fees) and the discharge of all assessments or Liens, if any, on the Collateral prior to the Lien created by the Security Documents (except any taxes, assessments or Liens subject to which such sale shall have been made), and to reimburse the Agents for any fees, expenses or other losses incurred by the Agents in connection with their duties and rights (to the extent not previously reimbursed) under the Loan Documents, shall be distributed to the Agents ratably, without priority, in accordance with the amount of such costs, expenses and losses to the Agents;
Second, so much of such amounts as shall be required to reimburse the Secured Parties for amounts advanced by them or their predecessors in interest for purposes of curing any such Event of Default or enforcing rights under any Loan Document (to the extent not previously reimbursed) shall be distributed to the Secured Parties ratably, without priority of one over the other, in accordance with the total amount of such reimbursements then being made;
Third, so much of such amounts as shall be required to pay in full all fees due to the Secured Parties pursuant to the Loan Documents (including, without limitation, any Specified Hedge Agreements and the Fee Letter) shall be distributed to the applicable Secured Parties without priority of one over the other;
Fourth, so much of such amounts as shall be required to pay in full all accrued interest payable to the Secured Parties in respect of the Loans, shall be distributed ratably to each of the Secured Parties entitled to receive such interest without order of priority;

Fifth, so much of such amounts as shall be required (i) to pay or prepay in full, ratably without priority of one over the other, the outstanding principal amount of the Loans until the Loans are paid in full, and (ii) to pay or prepay in full all payments due under any Specified Hedge Agreement to which a Secured Party is a party, shall be distributed to the Secured Parties entitled to the same; and in case such amounts shall be insufficient to pay in full all of the foregoing amounts described in clauses (i) and (ii) above, then to the payment thereof to each of the Secured Parties, ratably in proportion to its percentage of the sum of all such foregoing amounts;
Sixth, so much of such amounts as shall be required to pay any Secured Obligations not covered in clause First, Second, Third, Fourth, or Fifth above shall be distributed to the Secured Parties entitled to the same, ratably, without priority of one over the other; and,
Seventh, the balance, if any, of such amounts remaining thereafter shall be paid to the Person lawfully entitled to receive the same or shall be paid to whomsoever a court of competent jurisdiction may direct.
SECTION 6.5. Indemnity and Expenses. The Pledgors hereby agree, jointly and severally, to indemnify and hold harmless the Collateral Agent, the other Secured Parties and their respective Related Parties (each, an “Indemnified Party”) from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent that such claims, losses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. To the extent not paid by the Borrowers pursuant to Section 9.03 of the Credit Agreement, upon demand, each Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with:
(a) the administration of this Agreement, the Credit Agreement and each other Loan Document;
(b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;
(c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or
(d) the failure by such Pledgor to perform or observe any of the provisions hereof.
To the extent that any of the Pledgors fails to pay any amount required to be paid by it to the Collateral Agent hereunder, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such.

ARTICLE VII
MISCELLANEOUS PROVISIONS
SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
SECTION 7.2. Amendments, etc.; Successors and Assigns.
(a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (acting upon the instructions of the Required Lenders) and, in the case of any such amendment, each Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
(b) In addition to, and not in limitation of, Section 2.6, this Agreement shall be binding upon each Pledgor and its successors, permitted transferees and permitted assigns, and shall inure to the benefit of and be enforceable by the Collateral Agent and each other Secured Party and their respective successors, transferees and assigns.
SECTION 7.3. Protection of Collateral. The Collateral Agent may from time to time, at its option and at the expense of the Pledgors, perform or cause the performance of any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default), and the Collateral Agent may from time to time take any other action that the Collateral Agent deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to any Pledgor, at its address designated as corresponding to it on the signature pages hereof, and if to the Collateral Agent, at its address specified in the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.
SECTION 7.5. No Waiver; Remedies. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Collateral Agent and each other Secured Party shall have all remedies available at law or equity, including, without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

SECTION 7.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.
SECTION 7.7. Waiver of Jury Trial. EACH OF THE PLEDGORS AND THE COLLATERAL AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PLEDGORS AND THE COLLATERAL AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO ANY LOAN DOCUMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 7.8. Captions. Article and section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
SECTION 7.9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty.
SECTION 7.10. Governing Law, Entire Agreement, etc. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.11. Submission to Jurisdiction.
(a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against one or more of the Pledgors or their respective Properties in the courts of any other jurisdiction.
(b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is or is to be a party in any court referred to in paragraph (a) of this Section. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. Each Pledgor also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such suit, action or proceeding in the manner provided for notices in Section 7.4. Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent or any other Secured Party to serve process in any other manner permitted by law.
SECTION 7.12. Reinstatement. This Agreement and the obligations of the Pledgors hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to any Pledgor or any other Person or as a result of any settlement or compromise with any Person (including any Pledgor) in respect of such payment.
SECTION 7.13. Consent and Acknowledgement. Each of the Pledgors hereby acknowledges receiving copies of the Credit Agreement and the other Loan Documents and consents to the terms and provisions thereof. In addition, each of the Pledgors hereby consents to the extent required by any LLC Agreement or any other organizational documents of the Issuing Companies to the pledge by each Pledgor, pursuant to the terms hereof, of the Pledged Property and the other Collateral and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Property and other Collateral to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as the substituted Equity Interest Holder in any Issuing Company with all rights, powers and duties of a member or other Equity Interest Holder of such Issuing Company.
[Next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

FIRSTENERGY VENTURES CORP.
By:
	Name:	James F. Pearson
	Title:	Vice President and Treasurer

Address: 76 South Main Street Akron, Ohio 44308 Attention: Treasurer Telephone No.: 330-384-5855 Facsimile No.: 330-384-3772

WMB LOAN VENTURES II, LLC
By:
	Name:	Wayne M. Boich
	Title:	President

Address: 41 South High Street, Suite 3750 — South Columbus, Ohio 43215 Attention: Brian T. Murphy Telephone No.: 614-221-0101 Facsimile No.: 614-221-0117

[Pledge and Security Agreement Signature Page]

GLOBAL MINING GROUP, LLC
By:
	Name:	Wayne M. Boich
	Title:	President

Address: 41 South High Street, Suite 3750 — South Columbus, Ohio 43215 Attention: Brian T. Murphy Telephone No.: 614-221-0101 Facsimile No.: 614-221-0117

[Pledge and Security Agreement Signature Page]

Acknowledged and Accepted:
UNION BANK, N.A., as Collateral Agent

By:	Name:
Title:
[Pledge and Security Agreement Signature Page]

ATTACHMENT 1
to
Pledge and Security Agreement
Pledged Limited Liability Company Interests

Type and
			Names of Other	Percentage of
		Title and Date of	Equity Interest	Equity Interests	Certificate No.
Pledgor	Issuing Company	LLC Agreement	Holders	Pledged	(if any)
FirstEnergy Ventures Corp.	Global Rail Group, LLC	Limited Liability Company Agreement, dated as of July 16, 2008, by and among WMB Loan Ventures II, LLC (as assignee of WMB Rail Ventures, LLC) and FirstEnergy Ventures Corp.	WMB Loan Ventures II, LLC	50% of the Equity Interests, represented by Class A Units	N/A

WMB Loan Ventures II, LLC	Global Rail Group, LLC	Limited Liability Company Agreement, dated as of July 16, 2008, by and among WMB Loan Ventures II, LLC (as assignee of WMB Rail Ventures, LLC) and FirstEnergy Ventures Corp.	FirstEnergy Ventures Corp.	50% of the Equity Interests, represented by Class A Units	N/A
[Attachment 1 to Pledge and Security Agreement]

Type and
			Names of Other	Percentage of
		Title and Date of	Equity Interest	Equity Interests	Certificate No.
Pledgor	Issuing Company	LLC Agreement	Holders	Pledged	(if any)
Global Mining Group, LLC	Signal Peak Energy, LLC	Limited Liability Company Agreement, dated as of July 16, 2008, by Global Mining Group, LLC	None	100% of the Equity Interests, represented by Units	N/A
[Attachment 1 to Pledge and Security Agreement]

ATTACHMENT 2
to
Common Pledge and Security Agreement
Filing Offices for UCC Financing Statements

Pledgor	Filing Offices

FirstEnergy Ventures Corp.	Ohio Secretary of State

WMB Loan Ventures II, LLC	Delaware Secretary of State

Global Mining Group, LLC	Delaware Secretary of State
[Attachment 2 to Pledge and Security Agreement]

EXHIBIT C
to the Credit Agreement
FORM OF PROMISSORY NOTE

$[_______]	New York, New York
[____ __], 20[_____]
FOR VALUE RECEIVED, the undersigned, SIGNAL PEAK ENERGY, LLC, a Delaware limited liability company, and GLOBAL RAIL GROUP, LLC, a Delaware limited liability company (together, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY UNCONDITIONALLY PROMISE TO PAY to the order of [NAME OF LENDER] (the “Lender”) or its registered assigns, without offset or counterclaim, in lawful money of the United States of America and in immediately available funds, the principal amount of [_____] DOLLARS ($[_____]), or, if less, the aggregate outstanding principal amount of all Loans made by the Lender to the Borrowers pursuant to the Credit Agreement (as defined below). The principal amount hereof shall be paid in the amounts and on the dates specified in the Credit Agreement. The Borrowers further agree, jointly and severally, to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
Both principal and interest are payable to Union Bank, N.A., as Administrative Agent, at its offices at 445 South Figueroa Street, Los Angeles, California 90071, in immediately available funds. Each Loan made by the Lender to a Borrower pursuant to the Credit Agreement, and all payments made on account of the principal amount thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note, provided that the failure to so record any such Loan or any payment on account thereof shall not affect the payment obligations of the Borrowers hereunder or under the Credit Agreement.
This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of October 22, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lender and the other Lenders named therein and from time to time party thereto, and Union Bank, N.A., as Administrative Agent and as Collateral Agent, (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Security Documents and is entitled to the benefits of the Guaranty and the other Loan Documents. Reference is hereby made to the Security Documents for a description of the assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser, or otherwise, hereby waive presentment, demand, protest, and all other notices of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Note may not be transferred except pursuant to and in accordance with the terms and conditions of the Credit Agreement.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SIGNAL PEAK ENERGY, LLC
By:
Name:
Title:

GLOBAL RAIL GROUP, LLC
By:
Name:
Title:

LOANS, MATURITIES AND PAYMENTS OF PRINCIPAL

	Amount of	Maturity of	Principal Paid	Amount of Unpaid	Notation
Date	Loan	Loan	or Prepaid	Principal Balance	Made By

EXHIBIT D
to the Credit Agreement
FORM OF
GUARANTY AGREEMENT
This GUARANTY AGREEMENT, dated as of October 22, 2010 (this “Guaranty”), is made by each of FIRSTENERGY CORP., an Ohio corporation (“FirstEnergy”), GLOBAL MINING GROUP, LLC, a Delaware limited liability company (“Global Mining”), WMB LOAN VENTURES, LLC, a Delaware limited liability company (“WMB”), and WMB LOAN VENTURES II, LLC, a Delaware limited liability company (“WMB II”, and together with FirstEnergy, Global Mining and WMB being referred to herein, collectively, as the “Guarantors” and, individually, as a “Guarantor”), in favor of the Lenders (as defined in the Credit Agreement referred to below) and UNION BANK, N.A., as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Lenders (the Lenders, the Administrative Agent and the Collateral Agent being referred to herein, collectively, as the “Beneficiaries” and, individually, as a “Beneficiary”).
PRELIMINARY STATEMENTS
1. Signal Peak Energy, LLC, a Delaware limited liability company (“SPE”), and Global Rail Group, LLC, a Delaware limited liability company (“RailCo”, and together with SPE being referred to herein, collectively, as the “Borrowers” and, individually, as a “Borrower”), are parties to a Credit Agreement, dated as of October 22, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), with the Beneficiaries. Pursuant to the Credit Agreement, the Lenders have agreed to make certain Loans available to the Borrowers on the terms and conditions set forth therein.
2. The obligation of the Lenders to make Loans to the Borrowers pursuant to the Credit Agreement is conditioned upon, among other things, the execution and delivery of this Guaranty by each Guarantor.
3. Each of the Guarantors will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. Each Guarantor is willing to guarantee the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents as hereinafter provided to obtain such benefits.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement and to induce the Beneficiaries to otherwise satisfy their obligations under the Credit Agreement, each Guarantor hereby agrees as follows:
SECTION 1. Guaranty; Limitation of Liability.
(a) The Guarantors, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, reimbursement obligations, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, including, without limitation, the obligation of the Borrowers to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrowers under any Loan Document (such Obligations, the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Beneficiary in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to any Beneficiary under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving either Borrower.
(b) Each Guarantor and, by its acceptance of this Guaranty, each Beneficiary hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder shall not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to this Guaranty and the Guaranteed Obligations. To effectuate the foregoing intention, the Beneficiaries and each Guarantor hereby irrevocably agree that the Guaranteed Obligations at any time as to each Guarantor shall be limited to the maximum amount as will result in the Guaranteed Obligations not constituting a fraudulent transfer or fraudulent conveyance as to such Guarantor.
SECTION 2. Guaranty Absolute.
The Guarantors, jointly and severally, guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto. The obligations of the Guarantors under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Borrowers under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against either Borrower or any other Guarantor or whether either Borrower or any other Guarantor is joined in any such action or actions. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrowers under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers or otherwise;
(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of either Borrower or any of its Affiliates;
(e) any change, restructuring or termination of the corporate structure or existence of either Borrower or any of its Affiliates;
(f) any failure of any Beneficiary to disclose to the Guarantors any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either Borrower now or hereafter known to such Beneficiary (each Guarantor waiving any duty on the part of Beneficiaries to disclose such information);
(g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of a Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations; or
(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, a Guarantor or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Beneficiary or any other Person upon the insolvency, bankruptcy or reorganization of a Guarantor, either Borrower or otherwise, all as though such payment had not been made.
SECTION 3. Waivers and Acknowledgments.
(a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrowers, any other Guarantor or any other Person or any collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Beneficiary that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against either Borrower, any other Guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations.
(d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Beneficiary to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either Borrower or any of its Affiliates now or hereafter known by such Beneficiary.
(e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.
SECTION 4. Subrogation.
Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against either Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against either Borrower or any other Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the termination of all Commitments in accordance with the Credit Agreement, such amount shall be received and held in trust for the benefit of the Beneficiaries, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) a Guarantor shall make payment to any Beneficiary of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the termination of all Commitments in accordance with the Credit Agreement shall have occurred, the Beneficiaries will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.
SECTION 5. Payments Free and Clear of Taxes, Etc.
(a) Section 2.14 of the Credit Agreement is incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis, provided that each reference to the term “Borrower” or “Borrowers” shall be deemed to be a reference to the Guarantors; and each reference to the term “Administrative Agent” shall be deemed to be a reference to the Agents, and provided further that the obligations of the Guarantors to make payments in accordance with Section 2.14 as incorporated by reference herein shall be joint and several.
(b) Without prejudice to the survival of any other agreement of a Guarantor hereunder, the agreements and obligations of the Guarantors contained in this Section 5 shall survive the payment in full or termination of the Guaranteed Obligations.
SECTION 6. Representations and Warranties.
(a) FirstEnergy hereby makes for the benefit of the Beneficiaries all of the representations and warranties of FirstEnergy contained in Section 4.01 (other than subsections (j) and (k) thereof) of that certain Credit Agreement, dated as of August 24, 2006, as amended by the Consent and Amendment, dated as of November 2, 2007 (as so amended and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “FirstEnergy Credit Agreement”), among FirstEnergy, FirstEnergy Solutions Corp., an Ohio corporation, American Transmission Systems, Incorporated, an Ohio corporation, Ohio Edison Company, an Ohio corporation, Pennsylvania Power Company, a Pennsylvania corporation, The Cleveland Electric Illuminating Company, an Ohio corporation, The Toledo Edison Company, an Ohio corporation, Jersey Central Power & Light Company, a New Jersey corporation, Metropolitan Edison Company, a Pennsylvania corporation, and Pennsylvania Electric Company, a Pennsylvania corporation, as borrowers, the banks and other financial institutions named therein, Citibank, N.A., as administrative agent, the fronting banks party thereto from time to time and the swing line lenders party thereto from time to time (in the form of such representations and warranties (and all defined terms used therein) as they exist on the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 10 hereof), which representations and warranties (and all defined terms used therein) are incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that each reference to the term “this Agreement” shall be deemed to be a reference to this Guaranty; each reference to the term “Loan Documents” shall be deemed to be a reference to this Guaranty and each other Loan Document to which FirstEnergy is a party, if any; each reference to the term “Borrower” shall be deemed to be a reference to FirstEnergy; and each reference to the term “Administrative Agent”, “Bank”, “Fronting Bank” or “Lender” shall be deemed to be a reference to the Beneficiaries.

(b) Each Guarantor (other than FirstEnergy) hereby makes for the benefit of the Beneficiaries all of the representations and warranties contained in Article III of the Credit Agreement (other than Sections 3.04(a), 3.08, 3.12, 3.17, 3.19, 3.20, 3.21 and 3.22 thereof), which representations and warranties are incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that each reference to the term “Borrower” or “Borrowers” shall be deemed to be a reference to such Guarantor; and each reference to the term “this Agreement” shall be deemed to be a reference to this Guaranty.
(c) Each Guarantor hereby makes for the benefit of the Beneficiaries each of the following additional representations and warranties:
(i) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.
(ii) Such Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from the Borrowers on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrowers.
SECTION 7. FirstEnergy Covenants.
(a) FirstEnergy Credit Agreement. So long as any Commitment is in effect or any portion of the Guaranteed Obligations shall remain unpaid, FirstEnergy shall observe and perform all of the covenants of FirstEnergy contained in Article V (other than Sections 5.01(h) and 5.02 thereof) of the FirstEnergy Credit Agreement (in the form of such covenants (and all defined terms used therein) as they exist as of the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 10), and all such covenants (and all defined terms used therein) are hereby incorporated and made applicable by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that each reference to the term “Loan Documents” shall be deemed to be a reference to this Guaranty and each other Loan Document to which FirstEnergy is a party, if any; each reference to the term “Borrower” shall be deemed to be a reference to FirstEnergy; each reference to the term “Majority Lenders” shall be deemed to be a reference to the Required Lenders; and each reference to the term “Administrative Agent”, “Bank”, “Fronting Bank” or “Lender” shall be deemed to be a reference to the Beneficiaries.

(b) Debt to Capitalization Ratio. So long as any Commitment is in effect or any portion of the Guaranteed Obligations shall remain unpaid, FirstEnergy shall maintain a Debt to Capitalization Ratio of no more than 0.65 to 1.00 (determined as of the last day of each fiscal quarter). As used in this subsection (b), the term “Debt to Capitalization Ratio” shall have the meaning assigned to such term in the FirstEnergy Credit Agreement (as such term, and all related defined terms, exist as of the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 10), and such term (and all related defined terms) are hereby incorporated and made applicable by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that each reference to the term “Borrower” shall be deemed to be a reference to FirstEnergy.
SECTION 8. Call Option.
In the event that the Administrative Agent provides an Acceleration Notice pursuant to Section 9(a) hereof or otherwise requests payment from the Guarantors of the outstanding amount of the Guaranteed Obligations due and payable at such time, FirstEnergy shall either (in its sole discretion) (a) pay to the Administrative Agent (for the benefit of the Beneficiaries), pursuant to Section 9(b) hereof, all of the Guaranteed Obligations (to the extent due and payable at such time and not paid by the Borrowers or the other Guarantors), in immediately available funds, or (b) within five (5) Business Days after its receipt of such Acceleration Notice or such request (as the case may be), (i) purchase by assignment from the Lenders, in accordance with Section 9.04(b) of the Credit Agreement, the outstanding principal amount of all Loans and all other Guaranteed Obligations due and payable at such time (the “Call Option”) and (ii) assume (pursuant to a resignation, assignment and assumption agreement reasonably satisfactory to the Agents and FirstEnergy) all rights and obligations of the Agents under the Loan Documents. If FirstEnergy exercises the Call Option, the Lenders shall assign all of their rights and obligations under the Credit Agreement to FirstEnergy in accordance with Section 9.04(b) thereof (provided, that the Lenders shall have received payment from FirstEnergy, in immediately available funds, of an amount equal to the outstanding amount of the Guaranteed Obligations due and payable at such time).
SECTION 9. Notice of Defaults.
(a) The Administrative Agent hereby agrees to (i) provide written notice to FirstEnergy and Boich promptly after the Administrative Agent obtains knowledge of the occurrence of any Default, and (ii) provide written notice to the Guarantors (an “Acceleration Notice”) promptly after the acceleration of the outstanding principal amount of the Loans pursuant to Article VII of the Credit Agreement.
(b) The Guarantors hereby agree, jointly and severally, within five (5) Business Days after their receipt of an Acceleration Notice, to pay to the Administrative Agent (for the benefit of the Beneficiaries) the outstanding amount of the Guaranteed Obligations due and payable at such time and all other amounts due and payable by the Guarantors under this Guaranty (except to the extent that FirstEnergy exercises the Call Option and complies with its obligations in connection therewith pursuant to Section 8).

SECTION 10. Amendments, Etc.
No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Beneficiaries, (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the Obligations owing to the Beneficiaries under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Beneficiaries or the percentage of (x) the Commitments, or (y) the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Beneficiaries or any of them to take any action hereunder; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Guaranty.
SECTION 11. Notices, Etc.
All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: (i) if to a Guarantor, addressed to it at the addresses listed below such Guarantor’s name on the signature pages hereto; (ii) if to the Administrative Agent or any other Beneficiary, at its address specified in Section 9.01 of the Credit Agreement; or (iii) as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.
SECTION 12. No Waiver, Remedies.
No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13. Right of Set-off.
Upon the occurrence and during the continuance of any Event of Default, each Beneficiary is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excluding, however, any payroll accounts maintained by a Guarantor with such Beneficiary if and to the extent that such Beneficiary shall have expressly waived its set-off rights in writing in respect of such payroll account) at any time held and other indebtedness at any time owing by such Beneficiary to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether such Beneficiary shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be unmatured. Each Beneficiary agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Beneficiary under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Beneficiary may have.
SECTION 14. Indemnification.
(a) Without limitation of any other Guaranteed Obligations of a Guarantor or remedies of the Beneficiaries under this Guaranty, the Guarantors shall, jointly and severally, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Beneficiary and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of either Borrower enforceable against such Borrower in accordance with their terms.
(b) EACH GUARANTOR HEREBY ALSO AGREES THAT NONE OF THE INDEMNIFIED PARTIES SHALL HAVE ANY LIABILITY (WHETHER DIRECT OR INDIRECT, IN CONTRACT, TORT OR OTHERWISE) TO SUCH GUARANTOR OR ANY OF ITS RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS, AND SUCH GUARANTOR HEREBY AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH, ARISING OUT OF, OR OTHERWISE RELATING TO THIS GUARANTY, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS CONSTITUTING GUARANTEED OBLIGATIONS.
(c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of such Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 14 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

SECTION 15. Subordination.
If any Default shall have occurred and be continuing, each Guarantor agrees to subordinate any and all debts, liabilities and other obligations owed to such Guarantor by either Borrower or any other Guarantor (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 15:
(a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Debtor Relief Law (as hereinafter defined) relating to either Borrower or any other Guarantor), each Guarantor may receive payments permitted under Section 6.08 of the Credit Agreement from the Borrowers and regularly scheduled payments from each other Guarantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to either Borrower or any other Guarantor), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to either Borrower or any other Guarantor, each Guarantor agrees that the Beneficiaries shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
(c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to either Borrower or any other Guarantor), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Beneficiaries and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to either Borrower or any Guarantor), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).
(e) Debtor Relief Laws. As used in this Section 15, the term “Debtor Relief Laws” shall mean the Federal Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

SECTION 16. Continuing Guaranty; Assignments under the Credit Agreement.
This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (ii) the date of the termination of all Commitments in accordance with the Credit Agreement, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Beneficiaries and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.04 of the Credit Agreement. No Guarantor shall have the right to assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of the Beneficiaries (and any attempted assignment or transfer by any Guarantor without such consent shall be null and void).
SECTION 17. Execution in Counterparts.
This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty.
SECTION 18. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any Beneficiary may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against one or more of the Guarantors or their respective Properties in the courts of any other jurisdiction.

(c) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document to which it is or is to be a party in any court referred to in paragraph (b) of this Section. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. Each Guarantor also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such suit, action or proceeding in the manner provided for notices in Section 11. Nothing in this Guaranty or any other Loan Document will affect the right of any Beneficiary to serve process in any other manner permitted by law.
(d) EACH GUARANTOR AND EACH BENEFICIARY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR AND EACH BENEFICIARY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO ANY LOAN DOCUMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTORS FIRSTENERGY CORP.
By:
	Name:	James F. Pearson
	Title:	Vice President and Treasurer

Address:	76 South Main Street
Akron, Ohio 44308
Telecopy No.	330-384-3772
Attention:	James F. Pearson

GLOBAL MINING GROUP, LLC
By:
	Name:	Wayne M. Boich
	Title:	President

Address:	41 South High Street
Suite 3750-South
Columbus, Ohio 43215
Telecopy No.	614-221-0117
Attention:	Brian T. Murphy
Signature Page to Guaranty

WMB LOAN VENTURES, LLC
By:
Name:
Title:

Address:	41 South High Street
Suite 3750-South
Columbus, Ohio 43215
Telecopy No.	614-221-0117
Attention:	Brian T. Murphy

WMB LOAN VENTURES II, LLC
By:
Name:
Title:

Address:	41 South High Street
Suite 3750-South
Columbus, Ohio 43215
Telecopy No.	614-221-0117
Attention:	Brian T. Murphy
Signature Page to Guaranty

AGREED AND ACCEPTED:
UNION BANK, N.A., as Administrative Agent and
as Collateral Agent

By:	Name:
Title:
Signature Page to Guaranty

EXHIBIT E
to the Credit Agreement
FORM OF BORROWING REQUEST
[Date]
Union Bank, N.A., as Administrative
Agent for the Lenders party to the
Credit Agreement referred to below
Attention:
Ladies and Gentlemen:
The undersigned, Signal Peak Energy, LLC, a Delaware limited liability company, and Global Rail Group, LLC, a Delaware limited liability company (together, the “Borrowers”), refer to the Credit Agreement, dated as of October 22, 2010 (the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrowers, the Lenders party thereto, and Union Bank, N.A., as Administrative Agent and as Collateral Agent, and hereby give you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby request a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:
(i) The aggregate principal amount of the Proposed Borrowing is [$ 325,000,000].
(ii) The Business Day of the Proposed Borrowing is October [_____], 2010.
(iii) The Type of Loans comprising the Proposed Borrowing is [ABR Loans] [Eurodollar Loans].
(iv) [The initial Interest Period for each Loan made as part of the Proposed Borrowing is [one/two/three week(s)/one/two/three/six month(s).]1
(v) The proceeds of the Loans comprising the Proposed Borrowing should be disbursed pursuant to the wire instructions set forth in Schedule 1 attached hereto.

[1]	To be included for a Proposed Borrowing comprised of Eurodollar Loans only.

Very truly yours, SIGNAL PEAK ENERGY, LLC
By:
Name:
Title:

GLOBAL RAIL GROUP, LLC
By:
Name:
Title:

SCHEDULE 1
Wire Instructions